UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Filed by a Party other than the Registrant [ ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

JUNIPER NETWORKS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2015 Annual Meeting of Stockholders

Time and Date	9:00 a.m., Pacific Time, on Tuesday, May 19, 2015

Place	Juniper Networks, Inc.
1133 Innovation Way
Building A, Aristotle Conference Room
Sunnyvale, CA 94089

Items of Business
(1)	To elect ten directors;
(2)	To ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as auditors for the fiscal year ending December 31, 2015;
(3)	To approve the Juniper Networks, Inc. 2015 Equity Incentive Plan, including approval of its material terms and performance goals for purposes of Internal Revenue Code Section 162(m);
(4)	To approve an amendment and restatement to the Juniper Networks, Inc. 2008 Employee Stock Purchase Plan to increase the maximum number of shares available for sale thereunder by 7,000,000 shares;
(5)	A non-binding advisory vote regarding executive compensation; and
(6)	To consider such other business as may properly come before the meeting.

Adjournments and Postponements
Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date
You are entitled to vote only if you were a Juniper Networks stockholder as of the close of business on March 24, 2015.

Meeting Admission
You are invited to attend the annual meeting if you were a Juniper Networks stockholder as of the close of business on March 24, 2015. You should be prepared to present valid government-issued photo identification for admittance. In addition, if you are a stockholder of record, your ownership will be verified against the list of stockholders of record on the record date prior to being admitted to the meeting. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to March 24, 2015, a copy of any voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the annual meeting.

The annual meeting will begin promptly at 9:00 a.m., Pacific Time. Check-in will begin at 8:30 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

This notice of annual meeting and proxy statement and form of proxy are first being provided to our stockholders on or about April 7, 2015.

Juniper Networks, Inc. Notice of 2015 Annual Meeting and Proxy Statement

Voting
Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and vote your shares as soon as possible.

If you received notice of how to access the proxy materials over the Internet, a proxy card and voting instruction card were not sent to you, but you may vote by telephone, over the Internet, or by scanning the QR code below using your mobile device. If you received a proxy card and other proxy materials by mail, you may submit your proxy card or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy card or voting instruction card in the pre-addressed envelope provided, or, in most cases, by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers beginning on page 1 of this proxy statement and the instructions on the proxy card or voting instruction card or that are provided by email or over the Internet.

By Order of the Board of Directors,

Mitchell L. Gaynor Executive Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to Be Held on May 19, 2015
The proxy statement, form of proxy and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 are available at www.proxyvote.com

Scan this QR code with your mobile device to vote your shares

2015 Annual Meeting of Stockholders
Notice of Annual Meeting and Proxy Statement

Questions and Answers about the Proxy Materials and the Annual Meeting

Q:	Why am I receiving these materials?
A:	The Board of Directors (the “Board”) of Juniper Networks, Inc., a Delaware corporation (“Juniper Networks”, the “Company”, “we” or “our”), has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail or email, in connection with the Board’s solicitation of proxies for use at Juniper Networks’ annual meeting of stockholders, which will take place on May 19, 2015. As a Juniper Networks stockholder as of March 24, 2015 (the “Record Date”), you are invited to attend the annual meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Q:	What is included in these materials?
A:	These materials include:

●Our proxy statement for the annual meeting; and ●Our 2014 Annual Report, which includes our audited consolidated financial statements.

If you requested printed versions of these materials by mail, these materials also include the proxy card or voting instruction card for the annual meeting.

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:	Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, on or about April 7, 2015, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners as of the Record Date. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice (www.proxyvote.com). You may also request to receive a set of the proxy materials by mail or electronically by email. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
Q:	How can I get electronic access to the proxy materials?
A:	The Notice will provide you with instructions regarding how to:

●View our proxy materials for the annual meeting on the Internet; and ●Instruct us to send future proxy materials to you electronically by email or in paper copy by mail.

Choosing to access our proxy materials on the Internet or to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q:	How may I obtain Juniper Networks’ 2014 Annual Report on Form 10-K?
A:	Stockholders may request a free copy of the 2014 Annual Report on Form 10-K from our principal executive offices at:

Juniper Networks, Inc. Attn: Investor Relations 1133 Innovation Way Sunnyvale, CA 94089 (408) 745-2000

A copy of our 2014 Annual Report on Form 10-K is also available with our other proxy materials at www.proxyvote.com. In addition, you can access a copy on the website of the SEC. You can reach this website by going to the Investor Relations Center on our website, and clicking on the link labeled “SEC Filings.” The website of the Investor Relations Center is:

http://investor.juniper.net/investor-relations/default.aspx

We will also furnish any exhibit to the 2014 Annual Report on Form 10-K if specifically requested in writing.

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Juniper Networks, Inc. Notice of 2015 Annual Meeting and Proxy Statement	1

Q:	How may I obtain a separate set of proxy materials?
A:	As a result of Juniper’s adoption of “householding”, if you share an address with another stockholder, you may receive only one Notice (or other stockholder communications, including our proxy materials) unless you have provided contrary instructions. Juniper will deliver promptly upon written or oral request a separate Notice (or other stockholder communications, including our proxy materials), now or in the future, to any stockholder at a shared address to which a single copy of these documents was delivered. To request a separate copy, you may write or call Juniper’s Investor Relations Department at:

Juniper Networks, Inc. Attn: Investor Relations 1133 Innovation Way Sunnyvale, CA 94089 (408) 745-2000

http://investor.juniper.net/investor- relations/default.aspx

Similarly, if you share an address with another stockholder and have received multiple copies of the Notice (or other stockholder communications, including our proxy materials), you may write or call us at the above address and phone number to request delivery of a single copy of these documents.

Q:	What items of business will be voted on at the annual meeting?
A:	The items of business scheduled to be voted on at the annual meeting are:

●To elect ten directors;
●To ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as auditors for the fiscal year ending December 31, 2015;
●To approve the Juniper Networks, Inc. 2015 Equity Incentive Plan (the “2015 Plan”), including approval of its material terms and performance goals for purposes of Internal Revenue Code Section 162(m);

●To approve an amendment and restatement to the Juniper Networks, Inc. 2008 Employee Stock Purchase Plan (the “2008 ESPP”) to increase the maximum number of shares available for sale thereunder by 7,000,000 shares; and
●A non-binding advisory vote regarding executive compensation.

We will also consider other business that properly comes before the annual meeting.

Q:	How does the Board recommend that I vote?
A:	Our Board recommends that you vote your shares:

●“FOR” each of the nominees to the Board;
●“FOR” the ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as auditors for the fiscal year ending December 31, 2015;
●“FOR” the approval of the 2015 Plan;
●“FOR” the approval to amend and restate the 2008 ESPP; and
●“FOR” the approval of our executive compensation.

Q:	What shares can I vote?
A:	Each share of Juniper Networks common stock issued and outstanding as of the close of business on March 24, 2015, the Record Date, is entitled to vote on all items being voted upon at the annual meeting. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner (i.e., in street name) through a broker, trustee or other nominee such as a bank. More information on how to vote these shares is contained in this proxy statement. On the Record Date, we had approximately 405,789,609 shares of common stock issued and outstanding.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:	Most Juniper Networks stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially, which may affect how you can vote your shares.

Questions and Answers about the Proxy Materials
and the Annual Meeting

Stockholder of Record – If your shares are registered directly in your name with Juniper Networks’ transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the stockholder of record, and the Notice or proxy statement was sent directly to you by Juniper Networks. As the stockholder of record, you have the right to grant your voting proxy directly to Juniper Networks as described in the Notice and this proxy statement or to vote in person at the annual meeting.

Beneficial Owner – If your shares are held in a brokerage account, by a trustee or by another nominee, you are considered the beneficial owner of shares held in street name, and the Notice or proxy statement was forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a legal proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided a voting instruction card for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:	How can I attend the annual meeting?
A:	You are entitled to attend the annual meeting only if you were a Juniper Networks stockholder as of the close of business on March 24, 2015, the Record Date. You should be prepared to present valid government-issued photo identification for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record on the record date prior to your being admitted to the annual meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to March 24, 2015, the Record Date, a copy of any voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide valid government-issued photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.

The annual meeting will be held on May 19, 2015 at our corporate headquarters located at 1133 Innovation Way, Building A, Sunnyvale, CA 94089. The annual meeting will begin promptly at 9:00 a.m., Pacific Time. Check-in will begin at 8:30 a.m., and you should allow ample time for the check-in procedures.

Q:	If I am unable to attend the annual meeting in person, can I view the meeting via webcast?
A:	The annual meeting will be available live via webcast beginning at 9:00 a.m. Pacific Time on May 19, 2015. Please visit the following link to view the webcast: http://investor.juniper.net.

Q:	How can I vote my shares in person at the annual meeting?
A:	Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, you should also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the annual meeting?
A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a stockholder of record, you may vote by submitting a proxy by any of the methods specified below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions in the proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

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Juniper Networks, Inc. Notice of 2015 Annual Meeting and Proxy Statement	3

By Internet – Stockholders of record of Juniper Networks with Internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards or the Notice and by following the voting instructions on the website. If you hold your shares in street name, please check the voting instruction card provided by your broker, trustee or nominee for Internet voting availability and instructions.

By Telephone – Stockholders of record of Juniper Networks who live in the United States or Canada may submit proxies by following the “Vote by Phone” instructions on their proxy cards or the Notice or by following the voting instructions provided by email or over the Internet. If you hold your shares in street name, please check the voting instruction card provided by your broker, trustee or nominee for telephone voting availability and instructions.

By Mail – Stockholders of record of Juniper Networks who receive proxy materials by mail may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Juniper Networks stockholders who hold shares beneficially in street name and who receive voting materials by mail from their brokers, trustees or nominees may vote by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelopes.

Q:	Can I change my vote or otherwise revoke my proxy?

A:	You may change your vote at any time prior to the vote at the annual meeting. If you are the stockholder of record, you may change your vote by granting a new proxy by telephone, over the Internet or by submitting a properly signed proxy card bearing a later date (which automatically revokes the earlier proxy). You may also revoke your proxy by providing a written notice of revocation to the Juniper Networks Corporate Secretary at Juniper Networks, Inc., ATTN: Corporate Secretary, 1133 Innovation Way, Sunnyvale, California 94089 prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the annual meeting without any other action will not cause your previously granted proxy to be revoked. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.
Q:	How many shares must be present or represented to conduct business at the annual meeting?
A:	The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of shares of Juniper Networks common stock entitled to vote must be present in person or represented by proxy at the annual meeting. Both abstentions and broker non-votes will be counted for the purpose of determining the presence of a quorum.

Q:	Will my shares be voted if I do not vote as described in the Notice?
A:	If your shares are held in street name, your broker may, under certain circumstances, vote your shares. Certain brokerage firms, trustees and nominees have authority to vote client’s unvoted shares on some “routine” matters. If you do not give voting instructions to your broker, trustee or nominee, your broker, trustee or nominee may either (1) vote your shares on “routine” matters or (2) leave your shares unvoted. The proposal related to the ratification of the appointment of Ernst & Young as auditors for the fiscal year ending December 31, 2015 is considered a “routine” matter. None of the other proposals are considered “routine” matters and therefore, your broker will not be able to vote on these proposals without your instructions. If you are a stockholder of record and do not submit a proxy or vote at the annual meeting, your shares will not be voted.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card or vote by telephone or over the Internet without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of Juniper Networks’ nominees to the Board, “FOR” ratification of the independent registered public accounting firm, “FOR” approval of the 2015 Plan, “FOR” approval of the amendment and restatement of the 2008 ESPP, and “FOR” approval of our executive compensation) and in the discretion of the proxy holders as to any other matters that may properly come before the annual meeting.

Q:	What is the vote required to approve each of the proposals?

●Each of the ten nominees for director will be elected if he or she receives a majority of the votes cast with respect to the nominee at the annual meeting (meaning the number of shares voted “FOR” a director nominee must exceed the number of shares voted “AGAINST” that director nominee).

Questions and Answers about the Proxy Materials
and the Annual Meeting

●	Approval of the 2015 Plan and approval of the amendment and restatement of the 2008 ESPP requires a majority of the votes cast with respect to the applicable proposal.
●	The proposals for the approval of the ratification of the independent registered public accounting firm and the approval of our executive compensation each requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy and entitled to vote on each proposal at the annual meeting. The vote on approval of our executive compensation is non-binding on the Company and the Board. However, the Compensation Committee of the Board, which is responsible for designing and administering the Company’s executive compensation programs, values the opinions expressed by our stockholders and will take the outcome of the vote under advisement in evaluating our executive compensation principles, design and practices.

Broker Non-Votes: For purposes of all proposals, broker non-votes will not affect the outcome of proposals, assuming that a quorum is obtained.

Abstentions: Abstentions will have the same effect as a vote “AGAINST” the non-binding, advisory proposal on executive compensation, the approval of the amendment and restatement to the 2008 ESPP, the approval of the 2015 Plan and the proposal for the approval of the ratification of the independent registered public accounting firm. Abstentions will not affect the vote on the election of directors.

Q:	What are broker non-votes?
A:	If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner, such as the proposals related to the election of directors, the approval of the 2015 Plan, the approval of the amendment and restatement to the 2008 ESPP and the non-binding advisory vote to approve executive compensation, and voting instructions are not given.
Q:	Is cumulative voting permitted for the election of directors?
A:	No. Each share of common stock outstanding as of the close of business on the Record Date is entitled to one vote.
Q:	What happens if additional matters are presented at the annual meeting?
A:	Other than the five items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Robyn M. Denholm and Mitchell L. Gaynor, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.
Q:	Who will bear the cost of soliciting votes for the annual meeting?
A:	Juniper Networks is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these materials and soliciting votes. If you access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Innisfree M&A Incorporated to assist us in the distribution of proxy materials and the solicitation of votes described above. We will pay Innisfree M&A Incorporated a fee of $15,000 and reimburse them for customary costs and expenses associated with these services. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.
Q:	Where can I find the voting results of the annual meeting?
A:	We intend to announce voting results from the annual meeting in a current report on Form 8-K within four (4) business days of the annual meeting. If the voting results announced in the Form 8-K are preliminary, we will file an amended Form 8-K reporting final voting results within four (4) business days of such final voting results becoming available.

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Juniper Networks, Inc. Notice of 2015 Annual Meeting and Proxy Statement	5

Q:	What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2015 annual meeting of stockholders?
A:	Although the deadline for submitting proposals or director nominations for consideration at the 2015 annual meeting of stockholders has passed, you may submit proposals and director nominations for consideration at future stockholder meetings. For further information, see the section entitled “Stockholder Proposals” below.

Stockholder Proposals

Requirements for stockholder proposals to be considered for inclusion in the Company’s proxy materials. For a stockholder proposal to be considered for inclusion in Juniper Networks’ proxy statement for the 2016 annual meeting of stockholders, the written proposal must be received by the Corporate Secretary of Juniper Networks at our principal executive offices no later than December 9, 2015. If the date of the 2016 annual meeting of stockholders is moved more than 30 days before or after the anniversary date of the 2015 annual meeting, the deadline for inclusion of proposals in Juniper Networks’ proxy statement for the 2016 annual meeting of stockholders is instead a reasonable time before Juniper Networks begins to print and mail its proxy materials for the 2016 annual meeting of stockholders. All such proposals also will need to comply with SEC regulations under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which lists the requirements regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Requirements for other stockholder proposals and director nominations. Notice of any proposal that a stockholder intends to present at the 2016 annual meeting of stockholders, but does not intend to have included in the Company’s proxy statement and form of proxy relating to the 2016 annual meeting of stockholders, as well as any director nominations, must be timely delivered to the Company’s Secretary in accordance with the bylaws of the Company, which, in general, require that the proper notice be received by the Corporate Secretary of Juniper Networks not more than 75 days and not less than 45 days prior to the one year anniversary of the date Juniper Networks first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) to stockholders in connection with the previous year’s annual meeting of stockholders. In addition, to be in proper form, a stockholder’s notice to the Corporate Secretary must set forth the information required by the Company’s bylaws.

For the 2016 annual meeting of stockholders, the notice must be received no earlier than January 23, 2016 and no later than February 22, 2016. However, if the date of the 2016 annual meeting is advanced more than 30 days before or more than 60 days after the anniversary date of this year’s annual meeting, then for notice to be timely, the notice must be received by the Corporate Secretary not earlier than the 120th day prior to the 2016 annual meeting and not later than the close of business on the later of the 90th day prior to the 2016 annual meeting or the 10th day following the day on which public announcement of the date of the 2016 annual meeting is first made by Juniper Networks. In no event will the public announcement of an adjournment or postponement of an annual meeting of stockholders or the announcement thereof commence a new time period for the giving of a stockholder’s notice as provided above.

Recommendation and Nomination of Director Candidates: The Nominating and Corporate Governance Committee will consider both recommendations and nominations for candidates to the Board from Qualifying Stockholders. A “Qualifying Stockholder” is a stockholder that has owned for a period of one year prior to the date of the submission of the recommendation through the time of submission of the recommendation at least 1% of the total common stock of the Company outstanding as of the last day of the calendar month preceding the submission. A Qualifying Stockholder that desires to recommend a candidate for election to the Board must direct the recommendation in writing to the Corporate Secretary of Juniper Networks, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years, written evidence that the candidate is willing to serve as a director of the Company if nominated and elected and evidence of the nominating person’s ownership of Company common stock.

Corporate Secretary: Stockholder proposals must be delivered to the Company’s Secretary either (i) via mail to Juniper Networks, Inc., ATTN: Corporate Secretary, 1133 Innovation Way, Sunnyvale, CA 94089 or (ii) via fax to (408)745-2100.

Copy of Bylaws: You may contact the Juniper Networks Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Corporate Governance Principles and Board Matters

Juniper Networks is committed to having sound corporate governance principles. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace. Juniper Networks’ Corporate Governance Standards and Worldwide Code of Business Conduct and Ethics applicable to all Juniper Networks employees, officers and directors are available at http://investor.juniper.net/investor-relations/corporate-governance/default.aspx. Our Worldwide Code of Business Conduct and Ethics applies to our principal executive officer and all other employees and complies with the rules of the SEC and the listing standards of the New York Stock Exchange (“NYSE”). This code of ethics is posted on our website at www.juniper.net, and may be found as follows: (1) from our main Web page, first click on “About Juniper” and then on “Investor Relations,” (2) next, select “Corporate Governance” and then click on “Worldwide Code of Business Conduct and Ethics.” Alternatively, you may obtain a free copy of this code of ethics by contacting the Investor Relations Department at our corporate offices by calling 1-408-936-5396 or by sending an e-mail message to

investor-relations@juniper.net. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of ethics by posting such information on our Website, at the address and location specified above. Juniper Networks has also adopted procedures for raising concerns related to accounting and auditing matters in compliance with the listing standards of the NYSE. Concerns relating to accounting, legal, internal controls or auditing matters may be brought to the attention of either the Company’s Concerns Committee (comprised of the Company’s Chief Financial and Operations Officer, General Counsel, Executive Vice President of Human Resources, Executive Vice President and Chief Customer Officer, Corporate Controller and the Vice President of Internal Audit), or to the Audit Committee directly. Concerns are handled in accordance with procedures established with respect to such matters under our Reporting Ethics Concerns Policy. For information on how to contact the Audit Committee directly, please see the section entitled “Communications with the Board” below.

Board Independence

Our Board has determined that, except for Rami Rahim and Pradeep Sindhu, each of whom is an employee of the Company, and Kevin DeNuccio, none of the current directors have a material relationship with Juniper Networks (either directly or as a partner, stockholder or officer of an organization that has a relationship with Juniper Networks). The Board has also determined that the following directors and director nominees are independent within the meaning of the NYSE director independence standards: Messrs. Calderoni, Dolce, Kriens, Merchant, Schlotterbeck, Stensrud and Daichendt and Ms. Cranston and Ms. Johnson. Each of Shaygan Kheradpir and Kevin Johnson, who resigned from the Board effective November 9, 2014 and February 28, 2014, respectively, was an employee of the Company until his respective resignation, and therefore, neither Mr. Kheradpir nor Mr. Johnson was independent at the time he served as a director.

The Board has determined that each of the members of the Audit Committee, Compensation Committee, Nominations Committee and Nominating and Corporate Governance Committee of the Board has no relationship with Juniper Networks (either directly or as a partner, stockholder or officer of an organization that has a relationship with Juniper Networks) and is “independent” within the meaning of the NYSE director independence standards, including in the case of the members of the Audit Committee and the Compensation Committee, the heightened “independence” standard required for such committee members set forth in the applicable SEC and New York Stock Exchange rules. The members of the Compensation Committee are also non-employee directors as defined in Rule 16b-3 of the Exchange Act and are outside directors as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.

In making the determination of the independence of our directors, the Company considered all transactions in which Juniper Networks was a participant and any director had any interest, including transactions involving Juniper Networks and payments made to or from companies and entities in the ordinary course of business where our directors serve as partners, directors or as a member of the executive management of the other party to the transaction.

Kevin DeNuccio, a director and nominee for director, became President and Chief Executive Officer and a director of Violin Memory, Inc. (“Violin”) in February 2014.

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Juniper Networks, Inc. Notice of 2015 Annual Meeting and Proxy Statement	7

In 2013, Juniper Networks purchased approximately $4.0 million in products and services from Violin. The agreements that pertain to these transactions were negotiated and maintained at arm’s length, and we do not believe they are material to the results of operations or business of Juniper Networks. Although these purchases occurred prior to Mr. DeNuccio joining Violin, the Board determined that the nature, size and circumstances of the relationship between Juniper Networks and Violin preclude a determination of independence of Mr. DeNuccio under applicable SEC and NYSE rules because the purchases exceeded 2% of Violin’s consolidated gross revenues in its 2013 fiscal year.

Board Structure and Committee Composition

Historically, our Board was divided into three classes and our directors served staggered three-year terms. At our 2012 annual meeting of stockholders, our stockholders approved a proposal to declassify the Board, which became effective for the 2013 annual meeting of stockholders. As of our 2015 annual meeting of stockholders, each director will serve a one-year term and will be required to stand for reelection at every annual meeting of stockholders thereafter.

The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The membership during the last fiscal year and the principal function of each of these committees are described below. Each of these committees operates under a written charter adopted by the Board. The charters of these committees are available on Juniper Networks’ website at http://investor.juniper.net/investor-relations/corporate-governance/default.aspx. In addition, the Board has a Stock Committee comprised of the Chief Executive Officer, Chief Financial Officer and a non-employee director, currently Mr. Stensrud. The Stock Committee has authority to grant equity awards to employees who are not executive officers. During 2014, the Stock Committee held 12 meetings. The Board has also established M&A, offering, and stock repurchase committees for specific purposes, such as the review and approval of certain acquisitions, the issuance of securities or the repurchase of our common stock. During 2014, the M&A Committee, consisting of Messrs. Kheradpir, Calderoni, Lawrie and Stensrud, met twice, and the Offering Committee, consisting of Messrs. Kheradpir and Calderoni, met once. Following Mr. Kheradpir’s resignation and Mr. Rahim’s appointment to the Board in November 2014, Mr. Rahim was appointed to the M&A Committee and the Offering Committee. In addition, in 2015, the Board formed the Nominations Committee and delegated to it the authority to recommend to the Board the nominees for election at the 2015 Annual Stockholder Meeting. The Nominations Committee consisted of Ms. Johnson and Messrs. Calderoni, Daichendt and Kriens, each of whom is an independent director. During 2014, each director, other than Messrs. Johnson and Sindhu, attended at least 75% of all Board and applicable committee meetings.

Corporate Governance Principles and Board Matters

The following table shows all persons who served on the Board and applicable committees during 2014 or were serving as of the date this proxy statement was filed with the SEC:

Name of Director	Board	Audit	Compensation	Nominating and Corporate Governance
Non-Employee Directors:
Robert M. Calderoni(1)	X	X
Mary B. Cranston	X	X		X
James Dolce(2)	X
Mercedes Johnson	X	X		X
Scott Kriens	X
J. Michael Lawrie(3)	X		X
William F. Meehan(4)	X			X
Rahul Merchant(5)	X
William R. Stensrud	X		X
David Schlotterbeck(6)	X		X	X
Kevin DeNuccio	X
Gary Daichendt(7)	X		X
Employee Directors:
Rami Rahim(8)	X
Shaygan Kheradpir(9)	X
Kevin R. Johnson(10)	X
Pradeep Sindhu	X
Number of Meetings in Fiscal 2014	19	21	10	7

X =	Committee member
(1)	The Board has determined that Mr. Calderoni is an “audit committee financial expert” within the meaning of the rules promulgated by the SEC.
(2)	Mr. Dolce was appointed to the Board effective March 1, 2015.
(3)	Mr. Lawrie was the Board’s Lead Independent Director until his resignation from the Board effective February 11, 2015.
(4)	Mr. Meehan did not stand for reelection at the 2014 annual meeting of stockholders, and his tenure as a director ended on May 21, 2014.
(5)	Mr. Merchant was appointed to the Board effective March 1, 2015.
(6)	Mr. Schlotterbeck was appointed to the Nominating and Corporate Governance Committee on May 22, 2014.
(7)	Mr. Daichendt was appointed to the Compensation Committee on November 13, 2014.
(8)	Mr. Rahim was elected to the Board on November 10, 2014.
(9)	Mr. Kheradpir resigned from the Board effective November 9, 2014.
(10)	Mr. Johnson resigned from the Board effective February 28, 2014.

Audit Committee

The Audit Committee, among other duties, assists the Board in fulfilling its responsibilities for general oversight of the integrity of Juniper Networks’ financial statements, Juniper Networks’ compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance, the performance of Juniper Networks’ internal audit function, Juniper Networks’ internal accounting and financial controls and risk management policies. The Audit Committee works closely with management as well as our independent registered public accounting firm to fulfill its obligations. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from Juniper Networks for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

The report of the Audit Committee is included herein on page 67. The charter of the Audit Committee is available on our website at http://investor.juniper.net/investor-relations/corporate-governance/default.aspx.

Compensation Committee

The Compensation Committee discharges the Board’s responsibilities relating to compensation of our executive officers, including evaluation of the Chief Executive Officer; reviews the Compensation Discussion and Analysis and prepares an annual report on executive compensation, for inclusion in Juniper Networks’ proxy statement; and has overall responsibility for approving and evaluating executive officer compensation plans, policies and programs. The Compensation Committee also has responsibility for reviewing the overall equity award practices of the Company. The Compensation Committee has the authority to obtain advice and assistance from, and receive appropriate funding from

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Juniper Networks, Inc. Notice of 2015 Annual Meeting and Proxy Statement	9

Juniper Networks for, outside legal, compensation consultants or other advisors as the Compensation Committee deems necessary to carry out its duties.

The report of the Compensation Committee is included herein beginning on page 54. The charter of the Compensation Committee is available on our website at http://investor.juniper.net/investor-relations/corporate-governance/default.aspx.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee seeks and recommends nomination of individuals qualified to become Board members, consistent with criteria approved by the Board, and oversees the governance of the Board, including establishing and ensuring compliance with our corporate governance standards; and identifies best practices and recommends corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance.

The charter of the Nominating and Corporate Governance Committee is available on our website at http://investor.juniper.net/investor-relations/corporate-governance/default.aspx.

Board Leadership Structure and Role of the Lead Independent Director

The Board’s leadership structure is comprised of a Chairman of the Board, a Chief Executive Officer and a Lead Independent Director, who is appointed, and at least annually reaffirmed, by at least a majority of Juniper’s independent directors. In the current structure, the roles of Chief Executive Officer and Chairman of the Board are separated. Our Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company. Mr. Kriens, the Chairman of the Board, has served as Chairman of the Board since 1996 and served as Chief Executive Officer from 1996 to 2008. The Chairman of the Board sets the agenda for Board meetings, presides over meetings of the full Board and, in conjunction with the Nominating and Corporate Governance Committee, contributes to board governance and board process matters.

The Board believes that this structure benefits the Company by enabling the Chief Executive Officer to focus on strategic matters while the Chairman of the Board focuses on Board process and governance matters, and also allows the Company to benefit from Mr. Kriens’ experience as a former Chief Executive Officer.

Throughout 2014, Mr. Lawrie served as Lead Independent Director. In addition to the duties of all Board members, the position of the Lead Independent Director comes with significant responsibilities pursuant to the Corporate Governance Standards, which are approved by the Board, which are to:

●	provide the Chairman of the Board with input as to an appropriate schedule of Board meetings;

●	provide the Chairman of the Board with input as to the preparation of agendas for Board meetings;
●	provide the Chairman of the Board with input as to the quality, quantity, and timeliness of the flow of information from the Company’s management that is necessary for the independent directors to effectively and responsibly perform their duties;
●	make recommendations to the Chairman of the Board regarding the retention of consultants who report directly to the Board (other than consultants who are selected by the various committees of the Board);
●	preside over executive sessions of the Board; and
●	act as a liaison between the independent directors and the Chairman of the Board and Chief Executive Officer on sensitive issues.

The Board believes that this overall structure of a separate Chairman of the Board and Chief Executive Officer, combined with a Lead Independent Director, results in an effective balancing of responsibilities, experience and independent perspective that meets the current corporate governance needs and oversight responsibilities of the Board. Following Mr. Lawrie’s resignation from the Board in February 2015, the Board determined to appoint Mr. Daichendt as Lead Independent Director to replace Mr. Lawrie.

The independent directors of the Company meet periodically, at least quarterly, in executive sessions. Executive sessions of the independent directors are chaired by the Lead Independent Director. The executive sessions include discussions and recommendations regarding guidance to be provided to the Chief Executive Officer and such topics as the independent directors determine.

Corporate Governance Principles and Board Matters

Identification and Evaluation of Nominees for Director

The Nominating and Corporate Governance Committee’s criteria and process for evaluating and identifying the candidates that it selects, or recommends to the full Board for selection, as director nominees, are as follows:

●	The Nominating and Corporate Governance Committee regularly reviews the composition and size of the Board.
●	The Nominating and Corporate Governance Committee reviews the qualifications of any candidates who have been properly recommended or nominated by a stockholder, as well as those candidates who have been identified by management, individual members of the Board or, if the committee determines, a search firm. Such review may, in the committee’s discretion, include a review solely of information provided to the committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Nominating and Corporate Governance Committee deems proper. Please see the information under “Recommendation and Nomination of Director Candidates” on page 6 of this proxy statement for more information on stockholder recommendations of director candidates.
●	The Nominating and Corporate Governance Committee conducts an annual evaluation of the performance of individual directors and the Board as a whole, including an evaluation of the qualifications of individual members of the Board eligible for re-election at the annual meeting of stockholders.
●	The Nominating and Corporate Governance Committee, and, in 2015, the Nominations Committee, considers the suitability of each candidate, including the current members of the Board, in light of the current size and composition of the Board. In evaluating the qualifications of the candidates, the committee considers many factors, including issues of character, judgment, independence, age, education, expertise, diversity of experience, length of service, other commitments and ability to serve on committees of the Board, as well as other individual qualities and attributes that contribute to board heterogeneity, including characteristics such as race, gender, and national origin. The committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. The committee considers each individual candidate in the context of the current perceived needs of the Board as a whole. While the committee has not established specific minimum qualifications for director candidates, the committee believes that candidates and nominees must reflect a Board that is comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase overall Board effectiveness and (iv) meet other requirements as may be required by applicable rules and regulations, such as financial literacy or financial expertise with respect to Audit Committee members.
●	The committee also considers the interests and plans of individual directors and their interest in continuing as members of the Board. In this regard, both Ms. Cranston and Mr. Schlotterbeck expressed early in the process their preference to not stand for reelection in 2015.
●	In evaluating and identifying candidates, the Nominating and Corporate Governance Committee has the authority to retain and terminate any third party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm.
●	After such review and consideration, the committee selects, or recommends that the Board select, the slate of director nominees. If applicable, the Board will review the committee’s recommendations and approve final nominations.

In addition to the foregoing process, the Company also discusses Board composition and corporate governance matters with several major stockholders and incorporates those perspectives into its overall identification and selection process. As part of a previously-disclosed settlement agreement between the Company and Elliott Associates, L.P. and Elliott International, L.P. (together, “Elliott”), the Company and Elliott agreed that (i) the Board will nominate up to 11 individuals for election at our 2015 annual meeting of stockholders, and the nominees by the Board will include Messrs. Dolce, Daichendt, DeNuccio and Merchant and (ii) Elliott will vote in favor of the Company’s nominees for director at our 2015 annual meeting of stockholders.

Each of the directors nominated for election at the 2015 annual meeting was evaluated and recommended to the Board for nomination by the Nominations Committee, and nominated by the Board for election.

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Juniper Networks, Inc. Notice of 2015 Annual Meeting and Proxy Statement	11

Management Succession Planning

Our Board believes that the directors and the Chief Executive Officer, should collaborate on succession planning and that the entire board should be involved in the critical aspects of the CEO succession planning process, including establishing selection criteria that reflect our business strategies, identifying and evaluating potential internal candidates, and making key management succession decisions. Management succession is regularly discussed by the directors in

Board meetings and in executive sessions of the Board. Our Board annually conducts a detailed review of the Company’s leadership pipeline, talent strategies and succession plans for key executive positions. Directors become familiar with potential successors for key management positions through various means, including the comprehensive annual talent review, board dinners and presentations and informal meetings.

Board’s Role in Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of Company risk. This role is one of informed oversight rather than direct management of risk. The Board regularly reviews and consults with management on strategic direction, challenges and risks faced by the Company. The Board also reviews and discusses with management quarterly financial results and forecasts. The Audit Committee of the Board oversees management of financial risks, and pursuant to its charter, the Audit Committee provides oversight of, and reviews at least annually, the Company’s risk management policies, including its investment policies and anti-fraud program, as well as management’s overall risk management process. The Compensation Committee of the Board is responsible for overseeing the management of risks relating to and arising from the Company’s executive compensation plans and arrangements. These committees provide regular reports on the Company’s risk management efforts, generally on a quarterly basis, to the full Board.

Management is tasked with the direct management and oversight of legal, financial, regulatory, and commercial compliance matters, which includes identification and mitigation of associated areas of risk. The Board receives regular reports from the Chief Executive Officer, Chief Financial and Operations Officer, General Counsel and other members of senior management regarding areas of significant risk to the Company, including operational, strategic, legal, regulatory, financial, and reputational risks. Throughout the year, the Chief Executive Officer reviews with the Board key strategic and operational issues, opportunities, and risks. At a Management level, the Company maintains a compliance committee that focuses on legal and regulatory compliance, and a risk management committee that focuses on risk management overall and particularly on operational and strategic risks. In both identifying risks and developing mitigation plans for those risks, the Company considers various factors, including, but not limited to, potential reputational and financial harm. In addition, the compliance committee and the risk management committee evaluate and seek to align risk management and compliance programs with the Company’s strategy. The General Counsel provides regular reports of legal risks to the Audit Committee and the Board. The Chief Financial and Operations Officer, the Controller and Vice President of Internal Audit provide regular reports to the Audit Committee concerning financial, tax and audit related risks. In addition, both the Board and the Audit Committee receive periodic reports and presentations from management on the Company’s risk mitigation programs and efforts, compliance programs and efforts, investment policy and practices and the results of various internal audit projects. Management and the Company’s compensation consultant provide analysis of risks related to the Company’s compensation programs and practices to the Compensation Committee.

Corporate Governance Principles and Board Matters

Communications with the Board

Stockholders of Juniper Networks and other parties interested in communicating with the Board may contact any of our directors by writing to them c/o Juniper Networks, Inc., 1133 Innovation Way, Sunnyvale, California 94089. The Nominating and Corporate Governance Committee of the Board has approved a process for handling communications received by the Company. Under that process, the General Counsel receives and logs communications directed to the Board or the independent directors of the Board, and, unless marked “confidential”, reviews all such correspondence and regularly (not less than quarterly) forwards to the Board or the independent directors of the Board, as applicable, a summary of such correspondence and copies of such correspondence. Communications marked “confidential” will be logged as received by the General Counsel and then will be forwarded to the addressee(s).

Policy on Director Attendance at Annual Meetings

As set forth in our Corporate Governance Standards, absent extraordinary circumstances, each member of the Board is strongly encouraged to attend each annual stockholder meeting in person. Nine of our 10 directors, who were directors at the time, attended the 2014 annual meeting of stockholders.

Director Compensation

Non-Employee Director Meeting Fee and Retainer Information

The following table provides information on Juniper Networks’ compensation and reimbursement practices during fiscal 2014 for non-employee directors:

Annual retainer for all non-employee directors (payable quarterly)	$55,000
Additional annual retainer for Audit Committee members (payable quarterly)	$10,000
Additional annual retainer for Compensation Committee members (payable quarterly)	$10,000
Additional annual retainer for Nominating and Corporate Governance Committee members (payable quarterly)	$5,000
Additional annual retainer for Audit Committee Chair (payable quarterly)	$35,000
Additional annual retainer for Compensation Committee Chair (payable quarterly)	$35,000
Additional annual retainer for Nominating and Corporate Governance Committee Chair (payable quarterly)	$10,000
Additional annual retainer for the Chairman of the Board (payable quarterly)	$75,000
Additional annual retainer for the Lead Independent Director (payable quarterly)	$30,000
Restricted Stock Units granted annually(1)	$225,000
Reimbursement for expenses attendant to Board membership	Yes
Payment for each additional committee meeting attended after total committee meeting attendance (excluding the Stock Committee) exceeds
eighteen (18) in a calendar year:	$1,250

(1)	In addition to the cash retainers for Board and committee service set forth in the table above, non-employee directors received non-discretionary annual grants of RSUs to further align their interests with stockholders. Pursuant to the Juniper Networks, Inc. 2006 Equity Incentive Plan, as amended (the “2006 Plan”), at the 2014 annual stockholder meeting, each non-employee director who was a non-employee director on the date of the prior year’s annual stockholder meeting was automatically granted Restricted Stock Units (“RSUs”) for a number of shares equal to the Annual Value (as defined below) and each non-employee director who was not a non-employee director on the date of the prior year’s annual stockholder meeting received a RSU award for a number of shares determined by multiplying the Annual Value by a fraction, the numerator of which is the number of days the director has served as a non-employee director (or, in the case of a director who has transitioned from an employee director to a non-employee director, the number of days such director has ceased to be an employee of the Company) and the denominator of which is 365, rounded down to the nearest whole share. The “Annual Value” means the number of RSUs equal to $225,000 divided by the average daily closing price of the Company’s common stock over the six month period ending on the last day of the fiscal year preceding the date of grant (for example, the period from July 1, 2012 — December 31, 2012 for Annual Awards granted in May 2013). These RSU awards vest on the earlier of (i) the one year anniversary of the grant date of the award and (ii) the day prior to the Company’s next annual stockholder meeting, subject to the non-employee director’s continuous service on the Board.

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Juniper Networks, Inc. Notice of 2015 Annual Meeting and Proxy Statement	13

Pursuant to an amendment to the 2006 Plan, effective October 2, 2014, each person who first became or becomes a non-employee director (including a director who has transitioned from an employee director to a non-employee director) on or after May 21, 2014 will automatically be granted on the later of October 2, 2014 or the date such person becomes a non-employee director, RSUs for a number of shares equal to the Annual Value multiplied by a fraction, the numerator of which is 365 minus the number of days between the last annual stockholder meeting date and the date the person first became or becomes a non-employee director, and the denominator of which is 365, rounded down to the nearest whole share. In addition, under the amended 2006 Plan, at each of the Company’s annual stockholder meetings, each non-employee director who is elected at (or whose term continues after) such meeting shall be automatically granted RSUs for a number of shares equal to the Annual Value (rounded down to the nearest whole share). The calculation of Annual Value and the vesting of RSUs has not been changed under the amendment.

Director Compensation Table For Fiscal 2014

The following table shows compensation information for our non-employee directors and Mr. Johnson for fiscal 2014. Messrs. Rahim, Johnson and Kheradpir and Dr. Sindhu have not received any separate compensation for their Board service.

Compensation information for Messrs. Rahim and Kheradpir and Dr. Sindhu is included in the Summary Compensation Table on page 55.

Director Compensation for Fiscal 2014

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Robert M. Calderoni(2)	$107,500	$262,139	—	—	—	—	$369,639
Mary Cranston(3)	$95,000	$262,139	—	—	—	—	$357,139
Gary Daichendt(4)	$43,750	$231,545	—	—	—	—	$275,295
Kevin DeNuccio(5)	$41,250	$231,545	—	—	—	—	$272,795
Mercedes Johnson(6)	$86,250	$262,139	—	—	—	—	$348,389
Scott Kriens(7)	$130,000	$262,139	—	—	—	—	$392,139
J. Michael Lawrie(8)	$95,000	$262,139	—	—	—	—	$357,139
William F. Meehan(9)	$30,000	$—	—	—	—	—	$30,000
David Schlotterbeck(10)	$103,750	$262,139	—	—	—	—	$365,889
William R. Stensrud(11)	$65,000	$262,139	—	—	—	—	$327,139
Kevin Johnson(12)	$—	$—	—	—	—	$147,036	$147,036

(1)	Amounts shown do not reflect compensation actually received by the director, and there can be no assurance that these grant date fair values will ever be realized by the non-employee directors. Instead, the amount shown is the aggregate grant date fair value of stock-related awards in fiscal 2014 computed in accordance with ASC Topic 718 — Compensation — Stock Compensation (“ASC Topic 718”), disregarding forfeiture assumptions. The grant date fair value of the restricted stock unit award granted on May 21, 2014 to each non-employee director elected on that date (other than Messrs. Daichendt and DeNuccio) was $262,139. On October 2, 2014, each of Messrs. Daichendt and DeNuccio was granted a restricted stock unit award with a grant date fair value of $231,545.
(2)	As of December 31, 2014, Mr. Calderoni held 11,005 RSUs.
(3)	As of December 31, 2014, Ms. Cranston held outstanding options to purchase 10,356 shares and 11,005 RSUs.
(4)	As of December 31, 2014, Mr. Daichendt held 11,005 RSUs.
(5)	As of December 31, 2014, Mr. DeNuccio held 11,005 RSUs.
(6)	As of December 31, 2014, Ms. Johnson held outstanding options to purchase 50,000 shares and 11,005 RSUs.
(7)	As of December 31, 2014, Mr. Kriens held 11,005 RSUs.
(8)	As of December 31, 2014, Mr. Lawrie held options to purchase 20,000 shares and 11,005 RSUs.
(9)	Mr. Meehan did not stand for re-election as a member of the board of directors at the Company’s 2014 annual meeting of stockholders, and as of December 31, 2014, Mr. Meehan did not have any option or stock awards outstanding.
(10)	As of December 31, 2014, Mr. Schlotterbeck held options to purchase 50,000 shares and 11,005 RSUs.
(11)	As of December 31, 2014, Mr. Stensrud held options to purchase 20,000 shares and 11,005 RSUs.
(12)	Amounts disclosed under “All Other Compensation” relate to Mr. Johnson’s service as an employee from January 1, 2014 through February 21, 2014 and consist of his salary of $145,833, life insurance premiums paid by the Company and matching contributions paid under the Company’s 401(k) plan. Mr. Johnson resigned as a member of the board of directors on February 28, 2014, and as of December 31, 2014, Mr. Johnson did not have any option or stock awards outstanding.

Proposals to be Voted on

Proposal No. 1
Election of Directors

There are ten nominees for election as directors at this year’s annual meeting –Robert M. Calderoni, Gary Daichendt, Kevin DeNuccio, James Dolce, Mercedes Johnson, Scott Kriens, Rahul Merchant, Rami Rahim, Pradeep Sindhu and William Stensrud. Information regarding the business experience of each nominee and the other members of the Board is provided below. A discussion of the primary experience, qualifications, attributes and skills of each director nominee that led our Board and the Nominations Committee to the conclusion that he or she should serve or continue to serve as a director is included below each of the director and director nominee biographies. Since stockholders approved the proposal to amend the Company’s Amended and Restated Certificate of Incorporation to declassify the Board, beginning with the 2013 annual meeting of stockholders, directors are elected for only one year. Each of the director nominees will be elected to serve a one-year term until the Company’s annual meeting in 2016 and until their respective successors are elected. There are no family relationships among our executive officers and directors.

If you sign your proxy or voting instruction card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted for the ten persons recommended by the Board. If you do not give voting instructions to your broker, your broker will not be able to vote your shares and your shares will not be voted on this matter.

Recommendation

Our Board recommends a vote FOR the election to the Board of Robert M. Calderoni, Gary Daichendt, Kevin DeNuccio, James Dolce, Mercedes Johnson, Scott Kriens, Rahul Merchant, Rami Rahim, Pradeep Sindhu and William Stensrud.

Vote Required

Provided a quorum is present, directors will be elected by a majority of the votes cast with respect to the nominee at the annual meeting (i.e., the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee). If a nominee who is currently serving as a director is not elected at the Annual Meeting, under Delaware law the director will continue to serve on the Board as a “holdover director.” However, as a condition to re-nomination, each incumbent director is required to submit a resignation from the Board in writing to the Chair of the Nominating and Corporate Governance Committee of the Board. The resignation will become effective only if the director fails to receive a majority of votes cast for re-election and the Board accepts the resignation.

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Juniper Networks, Inc. Notice of 2015 Annual Meeting and Proxy Statement	15

The names of our directors and director nominees and their ages, positions, brief biographical description as of the date this proxy statement was filed with the SEC are set forth below.

Nominees for Election

Robert M. Calderoni
Age 55 Director since 2003 Board Committees: M&A, Audit (Chair), Offering Other Public Company Boards: KLA-Tencor, Inc., Citrix Systems, Inc.

Mr. Calderoni served as Chairman and Chief Executive Officer of Ariba, Inc., an SAP company, and President SAP Cloud of SAP AG, a provider of spend management solutions, from October 2012 to January 2014. Mr. Calderoni also served as a member of SAP’s Global Managing Board from November 2012 until January 2014. Prior to the acquisition of Ariba by SAP in October 2012, Mr. Calderoni was Chairman and Chief Executive Officer of Ariba, beginning in October 2001. From January 2001 to October 2001, Mr. Calderoni served as Ariba’s Executive Vice President and Chief Financial Officer. From November 1997 to January 2001, he served as Chief Financial Officer at Avery Dennison Corporation, a manufacturer of pressure-sensitive materials and office products. From June 1996 to November 1997, Mr. Calderoni served as Senior Vice President of Finance at Apple Computer, a provider of hardware and software products and Internet-based services. Mr. Calderoni also serves as a member of the board of directors of KLA-Tencor, Inc., a semiconductor equipment manufacturer, and Citrix Systems, Inc., a virtualization, networking and cloud infrastructure solutions company.

As a result of Mr. Calderoni’s service as a Chief Executive Officer of Ariba, Inc., he has broad leadership and executive expertise and a knowledge and understanding of software and software as a service business issues. In addition, Mr. Calderoni’s experience as a Chief Financial Officer of two publicly traded companies and in other finance roles has provided him with broad experience in finance, including accounting and financial reporting. This experience has led our Board of Directors to determine that he is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K under the 1934 Act. He is able to contribute this financial expertise as a board member and as Chair of the Audit Committee. Mr. Calderoni’s his experience as a director in other public companies also provides him with an understanding of corporate governance and the operation of other boards of directors.

Gary Daichendt
Age 63 Director since 2014 Board Committees: Compensation Other Public Company Boards: NCR Corporation, ShoreTel, Inc., Emulex Corporation

Mr. Daichendt has been principally occupied as a private investor since June 2005 and has been a managing member of Theory R Properties LLC, a commercial real estate firm, since October 2002. Mr. Daichendt served as President and Chief Operating Officer of Nortel Networks Corporation, a supplier of communication equipment, from March 2005 to June 2005. Prior to joining Nortel Networks, Mr. Daichendt served in a number of senior executive positions at Cisco Systems, Inc., a manufacturer of communications and information technology networking products, for 6 years, including as Executive Vice President, Worldwide Operations from August 1998 to December 2000, and as Senior Vice President, Worldwide Operations from September 1996 to August 1998. Mr. Daichendt currently serves as a Director of NCR Corporation, ShoreTel, Inc., and Emulex Corporation.

Mr. Daichendt’s experience as an officer of various networking industry companies has provided him with expertise in management and operations and an extensive understanding of the networking industry. Mr. Daichendt also brings public company governance experience as a member of boards and board committees of other public technology companies.

Proposals to be Voted on

Kevin DeNuccio
Age 55 Director since 2014 Board Committees: None Other Public Company Boards: Violin Memory, Inc., Calix, Inc.

Mr. DeNuccio became President and Chief Executive Officer of Violin Memory, a memory based storage array solutions company, in February 2014. Prior to joining Violin Memory, Mr. DeNuccio served as a co-founder of Wild West Capital, LLC, a venture and technology consulting firm he co-founded in July 2012. Prior to that, Mr. DeNuccio served as Chief Executive Officer of Metaswitch Networks, a provider of carrier systems and software solutions that enable communication networks to migrate to open, packet-based architectures, from February 2010 to July 2012. Mr. DeNuccio was President and Chief Executive Officer of Redback Networks Inc., a provider of advanced communications networking equipment, from August 2001 to January 2008, during which time it was acquired by LM Ericsson in January 2007 and operated as a wholly-owned subsidiary of LM Ericsson. Mr. DeNuccio held various positions at Cisco Systems, Inc. from 1995 to 2001, including Senior Vice President of Worldwide Service Provider Operations. Previously, Mr. DeNuccio was the founder, President and Chief Executive Officer of Bell Atlantic Network Integration Inc., a wholly-owned subsidiary of Bell Atlantic (now Verizon Communications). Mr. DeNuccio has a B.A. in Finance from Northeastern University and an M.B.A. from Columbia University. Mr. DeNuccio has served as a director of Violin Memory since February 2014, and Calix, Inc. since September 2012. Mr. DeNuccio previously served as a director of Metaswitch Networks from December 2008 to February 2014, JDS Uniphase Corporation from December 2005 to November 2009 and Redback Networks Inc. from August 2001 to December 2009.

Mr. DeNuccio’s experience as a senior executive at many companies in the technology industry, including as chief executive officer at two networking companies, has provided him with senior leadership and executive experience and management, operational and technological expertise. Mr. DeNuccio also brings public company governance experience as a member of boards and board committees of other technology companies.

James Dolce
Age 52 Director since 2015 Board Committees: None Other Public Company Boards: Infinera Corporation

Mr. Dolce became the Chief Executive Officer and a director at Lookout, Inc., a mobile security company, in March 2014. Prior to joining Lookout, Mr. Dolce was the Vice President of carrier market development at Akamai Technologies, Inc. from December 2012 until February 2014, and prior to that, he was the Founder and Chief Executive Officer at Verivue, Inc., which was acquired by Akamai, from 2006 until December 2012. Prior to Verivue, Mr. Dolce served as Executive Vice President of worldwide field operations at Juniper Networks from 2002 to 2006, where he led Juniper’s global sales, marketing and customer service efforts. Mr. Dolce joined Juniper Networks through its acquisition of Unisphere Networks, Inc., where he served as Chief Executive Officer from 1999 to 2002. Mr. Dolce serves on the board of directors of Infinera Corporation. Mr. Dolce holds a bachelor’s degree in computer engineering from the University of Rhode Island.

Mr. Dolce’s experience as a senior executive at many companies in the technology industry, including as chief executive officer at Lookout, Verivue and Unisphere, has provided him with senior leadership and executive experience and management, operational and technological expertise. In addition, his prior experience at Juniper Networks provides him with a detailed knowledge of our customers and industry. Mr. Dolce also brings public company governance experience as a member of boards and board committees of other technology companies.

Mercedes Johnson
Age 61 Director since 2011 Board Committees: Audit, Nominating and Corporate Governance Other Public Company Boards: Micron Technology, Inc., Intersil Corporation, Teradyne, Inc.

Ms. Johnson was Interim Chief Financial Officer of Intersil Corporation from April 2013 through September 2013, and was the Senior Vice President and Chief Financial Officer of Avago Technologies Limited, a supplier of analog interface components for communications, industrial and consumer applications, from December 2005 to August 2008. She also served as the Senior Vice President, Finance, of Lam Research Corporation from June 2004 to January 2005 and as Lam’s Chief Financial Officer from May 1997 to May 2004. Ms. Johnson holds a degree in Accounting from the University of Buenos Aires and currently serves on the Board of Directors for Micron Technology, Inc., a manufacturer of semiconductor devices, Intersil Corporation, a manufacturer of analog and mixed-signal circuits, and Teradyne, Inc., a leading provider of automatic test equipment.

Ms. Johnson’s extensive experience as a senior financial executive at several technology companies has given her broad knowledge and expertise in finance, including accounting and financial reporting rules and regulations, and in-depth expertise in corporate development, management and operations. She also brings public company governance experience as a member of boards and board committees of other technology companies. She can contribute this expertise as a board member and a member of the Audit and Nominating and Governance Committees.

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Juniper Networks, Inc. Notice of 2015 Annual Meeting and Proxy Statement	17

Scott Kriens
Age 57 Director since 1996 Board Committees: Chairman of the Board Other Public Company Boards: Equinix, Inc.

Mr. Kriens has served as Chairman of the Board of Directors of Juniper Networks since October 1996 and served as Chief Executive Officer of Juniper Networks from October 1996 to September 2008, and as an employee of Juniper Networks from September 2008 through April 2011. From April 1986 to January 1996, Mr. Kriens served as Vice President of Sales and Vice President of Operations at StrataCom, Inc., a telecommunications equipment company, which he co-founded in 1986. Mr. Kriens also serves on the board of directors of Equinix, Inc., a provider of global data center services.

As a result of Mr. Kriens’ prior service as the Company’s Chief Executive Officer, he developed an extensive understanding of the Company’s business and the networking industry and can contribute to the Board a highly informed perspective on the business independent from that of the Chief Executive Officer. Mr. Kriens’ experience with the Company from its early stages also offers the Board insight to the evolution of the Company, including from execution, cultural, operational, competitive and industry points of view. In addition, his experience as a director at other technology companies provides him with an understanding of the operation of other boards of directors that he can contribute in his role as Chairman.

Rahul Merchant
Age 58 Director since 2015 Board Committees: None Other Public Company Boards: Emulex Corporation

Mr. Merchant has run his own advisory firm since April 2014, and was the Chief Information and Innovation Officer for the City of New York from April 2012 to February 2014. From 2009 to April 2012, Mr. Merchant was a partner at Exigen Capital, a private equity firm based in New York City. From 2006 until 2008, Mr. Merchant was Executive Vice President, Chief Information Officer and Member of the Executive Committee at Fannie Mae. He also served as Senior Vice President and Chief Technology Officer at Merrill Lynch & Co. from 2000 to 2006. Mr. Merchant has also held senior leadership positions at Cooper Neff and Associates, Lehman Brothers, Sanwa Financial Products and Dresdner Bank. Mr. Merchant is currently on the board of directors at Emulex Corporation, and previously was a member on the board of directors of Level 3 Communications, Inc., Sun Microsystems, Inc. and Fair Isaac Corporation. Mr. Merchant has a bachelor’s of science in electrical engineering from Bombay University, a master’s degree in mathematics and computer science from Memphis State University and a M.B.A. from Temple University.

Mr. Merchant’s experience as a senior technology executive at many companies in the financial industry and in the public sector has provided him with senior leadership and executive experience and management, operational and technological expertise. Mr. Merchant also brings public company governance experience as a member of boards and board committees of a number of other technology companies.

Rami Rahim
Age 44 Director since 2014 Board Committees: Stock, M&A, Offering Other Public Company Boards: None

Mr. Rahim joined Juniper Networks in January 1997 and was appointed as Chief Executive Officer of the Company in November 2014. Previously, Mr. Rahim served as Executive Vice President and General Manager, Juniper Development and Innovation, responsible for driving innovation across the Company through the oversight of all research and development programs, strategy, development, and business growth across the portfolio of routing, switching, and security. He has also overseen the ongoing evolution of silicon technology and the Junos operating system. In addition, Mr. Rahim has served at Juniper Networks in a number of roles, including Executive Vice President, Platform Services Division, Senior Vice President and General Manager, Edge and Aggregation Business Unit, and Vice President, Product Management for the Edge and Aggregation Business Unit. Prior to that, Mr. Rahim spent the majority of his time at the Company in the development organization where he helped with the architecture, design and implementation of many Juniper Networks core, edge, and carrier Ethernet products. Mr. Rahim holds a Bachelor of Science degree in Electrical Engineering from the University of Toronto and a Master of Science degree in Electrical Engineering from Stanford University.

Mr. Rahim’s day-to-day involvement in the Company’s business has provided him with extensive knowledge and understanding of the Company and its industry. As Chief Executive Officer, he is able to provide the Company’s Board of Directors with insight and information related to the Company’s strategy, financial condition, operations, competitive position and business. His prior experience in a number of management roles at Juniper Networks provided him with in-depth industry and business experience in building and operating complex networks and a detailed knowledge of our customers and industry. In addition, his experience with Juniper from its early stages also offers the Board insight into the evolution of the Company, including from execution, cultural, operational, competitive and industry points of view.

Proposals to be Voted on

Pradeep Sindhu
Age 62 Director since 1996 Board Committees: Vice Chairman of the Board Other Public Company Boards: None

Dr. Sindhu founded Juniper Networks in February 1996 and served as Chief Executive Officer and Chairman of the Board of Directors until September 1996. Since then, Dr. Sindhu has served as Vice Chairman of the Board of Directors and Chief Technical Officer of Juniper Networks. From September 1984 to February 1991, Dr. Sindhu worked as a Member of the Research Staff, and from March 1987 to February 1996, as the Principal Scientist, and from February 1994 to February 1996, as Distinguished Engineer at the Computer Science Lab at Xerox Corporation, Palo Alto Research Center, a technology research center.

As the founder and Chief Technical Officer of the Company, Dr. Sindhu is a leading expert in networking technology and is able to provide the Board with an understanding of the Company’s products and technology as well as provide expert perspective on industry trends and opportunities. Dr. Sindhu’s experience with the Company from its founding also offers the Board insight to the evolution of the Company, including from execution, cultural, operational, competitive and industry points of view.

William R. Stensrud
Age 64 Director since 1996 Board Committees: Stock, M&A, Compensation Other Public Company Boards: None

Mr. Stensrud is a Partner of the SwitchCase Group, a consulting company, the Chairman and Chief Executive Officer of InstantEncore.com, a provider of web and mobile technology to the performing arts, and Chairman and Principal at Interactive Fitness Holdings, a designer and manufacturer of virtual stationary bicycles. From January 2007 to March 2007, he served as Chairman and CEO of Muze, Inc., a provider of business-to-business digital commerce solutions and descriptive entertainment media information. Mr. Stensrud was a general partner with the venture capital firm of Enterprise Partners from January 1997 to December 2006. Mr. Stensrud was an independent investor and turn-around executive from March 1996 to January 1997. During this period, Mr. Stensrud served as President of Paradyne Corporation and as a director of Paradyne Corporation, Paradyne Partners LLP and GlobeSpan Corporation, Inc. (acquired by Conexant, Inc.), all data networking companies. From January 1992 to July 1995, Mr. Stensrud served as President and Chief Executive Officer of Primary Access Corporation, a data networking company acquired by 3Com Corporation. From 1986 to 1992, Mr. Stensrud served as the Marketing Vice President of StrataCom, Inc., a telecommunications equipment company, which Mr. Stensrud co-founded.

Mr. Stensrud’s years of experience in venture capital and in the management of a wide variety of technology companies have exposed him to a broad range of issues affecting businesses, including a number of businesses in the technology industry. Mr. Stensrud’s experience as an operating executive in the telecommunications and data communications industry provides the Board and management with knowledge and perspective on the Company’s daily operating challenges. His work has included analyzing and focusing on improving various aspects of businesses, including operations, strategies and financial performance.

Proposal No. 2
Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed Ernst & Young LLP, an independent registered public accounting firm, to audit Juniper Networks’ consolidated financial statements for the fiscal year ending December 31, 2015. During fiscal 2014, Ernst & Young served as Juniper Networks’ independent registered public accounting firm and also provided certain tax and other audit related services. See “Principal Accountant Fees and Services” on page 62. Representatives of Ernst & Young are expected to attend the annual meeting, where they are expected to be available to respond to appropriate questions and, if they desire, to make a statement.

Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will consider whether it should select other independent auditors. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm as Juniper Networks’ independent auditors at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.

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Juniper Networks, Inc. Notice of 2015 Annual Meeting and Proxy Statement	19

Recommendation

Our Board recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as Juniper Networks’ auditors for the 2015 fiscal year. If you sign your proxy or voting instruction card or vote by telephone or over the Internet but do not give instructions with respect to this proposal, your shares will be voted for the ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as Juniper Networks’ auditors for the 2015 fiscal year, as recommended by the

Board. This proposal is considered “routine;” therefore, your broker may vote your shares if you do not provide separate instructions.

Vote Required

Ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as auditors for fiscal 2015 requires the affirmative vote of a majority of the shares of Juniper Networks common stock present in person or represented by proxy and entitled to be voted at the meeting.

Proposal No. 3
Approval of Juniper Networks, Inc. 2015 Equity Incentive Plan

At the annual meeting, our stockholders are being asked to approve the Juniper Networks, Inc. 2015 Equity Incentive Plan (the “2015 Plan”), which was adopted, subject to stockholder approval, by the Board on March 27, 2015. Our stockholders are also being asked to approve the material terms of the 2015 Plan, including eligibility and business criteria upon which performance goals thereunder are based, for the purpose of enabling awards under the 2015 Plan to qualify as “performance-based” compensation under Internal Revenue Code Section 162(m).

As further discussed in the Company’s Annual Report on Form 10-K filed with the SEC on February 20, 2015, the Company currently maintains the 2006 Plan. The 2015 Plan is intended to replace the 2006 Plan, which is currently scheduled to terminate in accordance with its terms on March 1, 2016. If our stockholders approve the 2015 Plan, no new awards will be granted under the 2006 Plan after the annual meeting. If our stockholders do not approve the 2015 Plan, the Company will continue to have the authority to grant awards under the 2006 Plan. If our stockholders approve the 2015 Plan, the termination of the Company’s grant authority under the 2006 Plan will not affect awards then outstanding under that plan.

The number of shares that will initially be made available for award grants under the 2015 Plan will equal the number of shares that are available for award grants under the 2006 Plan on the date of the annual meeting, up to a maximum of 38,000,000 shares. In addition, any shares subject to outstanding awards under the 2006 Plan or the Juniper Networks, Inc. 1996 Stock Incentive Plan (the “1996 Plan”) that expire, are cancelled or otherwise terminate at any time after the annual meeting will also be available for award grant purposes under the 2015 Plan, up to a maximum of 29,000,000 shares.

As of March 24, 2015, a total of 36,515,049 shares of the Company’s common stock were available for new award grants under the 2006 Plan, and no shares were available for new award grants under the 1996 Plan. In addition, as of March 24, 2015, there were 27,250,037 shares subject to outstanding awards granted under the 2006 Plan, and 882,159 shares subject to outstanding options granted under the 1996 Plan.

Highlights of the 2015 Plan

The 2015 Plan contains the following important features:

●

No Additional Shares. The Company is not requesting that our stockholders approve additional shares to be made available for award grants under the 2015 Plan, other than shares that are currently already available (or may become available) for awards under our existing equity plans.

●

Fungible Share Pool. A fungible share feature that reduces authorized shares issuable under the 2015 Plan for awards of restricted stock, restricted stock units, performance shares or deferred stock units by 2.1 shares for every one share subject thereto.

●	No Liberal Share Counting. Prohibits the reuse of shares withheld or delivered to satisfy the exercise price of an option or stock appreciation right or to satisfy tax withholding requirements.

Proposals to be Voted on

●	Minimum Vesting Condition. Awards issued under the 2015 Plan may not vest for a minimum of one (1) year following the date of grant, subject to certain exceptions.
●	No Repricing of Options or SARs. Prohibits the repricing of stock options or stock appreciation rights, unless stockholder approval is obtained.
●

No Buyout of Underwater Options or SARs. Prohibits the Company from paying cash or issuing new equity awards in exchange for the surrender and cancellation of any, or all, stock options or stock appreciation rights with an exercise price that is less than the current fair market value, unless stockholder approval is obtained.

●	Maximum Term for Options and SARs. Includes a maximum option or stock appreciation right term of seven (7) years.
●	Limitation on Director Awards. Prohibits any non-employee director from receiving awards in any fiscal year with a grant date value in excess of $1 million.
●	Awards Subject to Clawback. Awards under the 2015 Plan may be subject to recoupment under certain circumstances.

Principles of the 2015 Plan

We believe our success is due to our highly talented employee base and that future success depends on the ability to attract and retain high caliber personnel. Our primary centers for innovation are in technology centers such as Silicon Valley where we must compete with many companies for a limited pool of talented people. The ability to grant equity awards is a necessary and powerful recruiting and retention tool for us to obtain the quality personnel we need to move our business forward. In addition, the Board believes that equity awards enhance the link between stockholders and award holder interests.

Our Board believes that the proposed 2015 Plan is necessary for the Company to continue to offer a competitive equity incentive program. If approved, the 2015 Plan will be a critical factor in attracting, retaining, and rewarding the high caliber personnel that are essential to our future success. If the stockholders do not approve the 2015 Plan, we believe that we will not be able to continue to offer competitive equity packages to our personnel following expiration of the 2006 Plan in March 2016. We believe that this will likely adversely affect our efforts to successfully attract and retain the best possible talent.

Members of our Board and our executive officers have an interest in this proposal because they are eligible to receive awards under the 2015 Plan.

Description of the 2015 Plan

The material features of the 2015 Plan are summarized below. This summary does not purport to be a complete description of all the provisions of 2015 Plan, and this summary is qualified in its entirety by reference to the text of the 2015 Plan.

A full copy of the proposed 2015 Plan is attached to this proxy statement as Annex A.

ELIGIBILITY; LIMITATIONS. Options, stock appreciation rights, performance shares, performance units, restricted stock, restricted stock units, deferred stock units and dividend equivalents may be granted under the 2015 Plan. Options granted under the 2015 Plan may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonstatutory stock options. Incentive stock options may be granted only to employees of the Company or of any subsidiary of the Company. Other awards may be granted under the 2015 Plan to any employee, consultant or non-employee director of the Company, any parent or subsidiary of the Company or other entity under common control with the Company. Non-employee directors, however, may only be granted restricted stock units under the 2015 Plan, and these are made pursuant to an automatic, non-discretionary formula. Otherwise, the 2015 Plan administrator, in its discretion, selects the person(s) to whom awards may be granted, and (except for performance units and dividend equivalents, which are cash awards) the number of shares subject to each such grant. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular individual or individuals in the future. The 2015 Plan provides that no person(s) may be granted, in any fiscal year of the Company: (i) options or stock appreciation rights to purchase more than four million (4,000,000) shares of the Company’s common stock in such person’s first fiscal year of service with the Company and more than two million (2,000,000) shares of the Company’s common stock in any other fiscal year of service; (ii) performance shares, restricted stock units, restricted stock or deferred stock units to more than two million (2,000,000) shares of the Company’s common stock in such person’s first fiscal year of service with the Company and more than one million (1,000,000) shares of the Company’s common stock in any other fiscal year of service; and (iii) performance units having an initial value more than four million dollars ($4,000,000) in such person’s first fiscal year of service with the Company and more than two million dollars ($2,000,000) in any other fiscal year of service.

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Juniper Networks, Inc. Notice of 2015 Annual Meeting and Proxy Statement	21

SHARES AVAILABLE FOR ISSUANCE. Upon approval of the 2015 Plan by our stockholders, the number of shares that will initially be made available for award grants under the 2015 Plan will equal the number of shares that are available for award grants under the 2006 Plan on the date of the annual meeting, up to a maximum of 38,000,000 shares. In addition, any shares subject to outstanding awards under the 2006 Plan or the 1996 Plan that expire, are cancelled or otherwise terminate at any time after the annual meeting will also be available for award grant purposes under the 2015 Plan, up to a maximum of 29,000,000 shares.

Any shares subject to options or stock appreciation rights shall be counted against the shares available for issuance as one share for every share subject thereto. Any restricted stock, restricted stock units, performance shares or deferred stock units with a per share purchase price lower than 100% of fair market value on the date of grant shall be counted against the shares available for issuance as two and one-tenth (2.1) shares for every one share subject thereto. To the extent that a share that was subject to an award that counted as two and one-tenth shares against the 2015 Plan reserve is recycled back into the 2015 Plan, the 2015 Plan shall be credited with two and one-tenth shares.

If an award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, performance shares, restricted stock units or deferred stock units, is forfeited to or repurchased by the Company due to its failure to vest, the unpurchased shares (or for awards other than options and stock appreciation rights, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the 2015 Plan. With respect to stock appreciation rights, when a stock-settled SAR is exercised, the shares subject to a SAR grant agreement shall be counted against the shares available for issuance under the 2015 Plan as one share for every share subject thereto, regardless of the number of shares used to settle the SAR upon exercise. Shares that have actually been issued under the 2015 Plan under any award shall not be returned to the 2015 Plan and shall not become available for future distribution under the 2015 Plan; provided, however, that if shares of restricted stock, performance shares, restricted stock units or deferred stock units are repurchased by the Company at their original purchase price or are forfeited to the Company due to their failure to vest, such shares shall become available for future grant under the 2015 Plan as described above. Shares used to pay the exercise price of a stock option shall not become available for future grant or sale under the 2015 Plan. Shares used to satisfy tax withholding obligations shall not become available for future grant or sale under the 2015 Plan. To the extent a 2015 Plan award is paid out in cash rather than stock, such cash payment shall not reduce the number of shares available for issuance under the 2015 Plan. Any payout of dividend equivalents or performance units that are paid in cash shall not reduce the number of shares available for issuance under the 2015 Plan. Conversely, any forfeiture of dividend equivalents that are paid in cash or performance units shall not increase the number of shares available for issuance under the 2015 Plan.

ADMINISTRATION. The Plan may generally be administered by the Board or a committee appointed by the Board (as applicable, the “Administrator”). The Board has authorized the Compensation Committee of the Board to approve awards and grants to Section 16 reporting executive officers. The Compensation Committee is composed entirely of independent non-employee directors. The Board has authorized the Stock Committee to approve awards and grants to employees and consultants other than the Section 16 reporting executive officers. The Stock Committee is composed of the Chief Executive Officer, Chief Financial Officer and one non-employee director.

MINIMUM VESTING OF AWARDS. Subject to certain exceptions, awards will not vest earlier (except if accelerated pursuant to a change of control or similar transaction, due to death or due to disability) than the one (1) year anniversary of the grant date.

OPTION TERMS AND CONDITIONS. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

●

EXERCISE PRICE. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an option may not be less than 100% of the fair market value of our common stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of our common stock on the date such option is granted. The fair market value of our common stock is determined with reference to the closing sale price for our common stock (or the closing bid if no sales were reported) on the date the option is granted.

●	EXERCISE OF OPTION; FORM OF CONSIDERATION. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. The 2015 Plan

Proposals to be Voted on

permits payment to be made by cash, check, other shares of our common stock, cashless exercises, or any other form of consideration permitted by applicable law, or any combination thereof.
●

TERM OF OPTION. Options granted under the 2015 Plan will expire seven (7) years from the date of grant. However, the 2015 Plan allows an option to be granted with a shorter term determined by the Administrator and in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

●

EXPIRATION. Options will expire upon the date determined by the Administrator. Generally, if the optionee’s employment or status as a service provider terminates for any reason other than death or permanent total disability, then options may be exercised no later than 90 days after such termination and may be exercised only to the extent the option was exercisable on the termination date. If an optionee’s employment or status as a service provider terminates as a result of his or her death or permanent total disability, then all options held by such optionee under the 2015 Plan may be exercised within twelve (12) months or as may be provided in the option agreement, but only to the extent the options would have been exercisable at the date of death or permanent total disability.

●	OTHER PROVISIONS. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 2015 Plan as may be determined by the Administrator.

STOCK APPRECIATION RIGHTS. Stock appreciation rights are exercisable in whole or in part at such times as the Administrator specifies in the grant or agreement. However, the term of an independent stock appreciation right may be no more than seven (7) years from the date of grant. The Company’s obligations arising upon the exercise of a stock appreciation right may be paid in cash or our common stock, or any combination of the same, as the Administrator may determine. We expect, however, that most stock appreciation rights that we grant will provide that they may only be settled in shares of our common stock. Shares issued upon the exercise of a stock appreciation right are valued at their fair market value as of the date of exercise.

RESTRICTED STOCK. Subject to the terms and conditions of the 2015 Plan, restricted stock may be granted to participants at any time and from time to time at the discretion of the Administrator. Subject to the annual share limit and vesting limitations set forth above, the Administrator shall have complete discretion to determine (i) the number of shares subject to a restricted stock award granted to any participant, and (ii) the conditions for grant or for vesting that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component. Each restricted stock grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator shall determine.

RESTRICTED STOCK UNITS. Restricted stock units are awards that obligate the Company to deliver shares of our common stock to the participant as specified on each vesting date. Subject to the annual share limit and vesting limitations set forth above, the Administrator has complete discretion to determine (i) the number of shares subject to a restricted stock unit award granted to any participant, and (ii) the conditions for grant or for vesting that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component. Until shares are issued, a restricted stock unit holder is not entitled to vote or receive dividends, although the Administrator has discretion under the 2015 Plan to award dividend equivalent rights.

PERFORMANCE SHARES. Performance shares are also awards that obligate the Company to deliver shares of our common stock to the participant as specified on each vesting date. Performance shares may be granted to employees and consultants at any time and from time to time as shall be determined at the discretion of the Administrator. Subject to the annual share limit and vesting limitations set forth above, the Administrator shall have complete discretion to determine (i) the number of shares of common stock subject to a performance share award granted to any service provider and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component.

PERFORMANCE UNITS. Performance Units are similar to Performance Shares, except that they are settled in a cash equivalent to the Fair Market Value of the underlying shares, determined as of the vesting date. Subject to the terms and conditions of the 2015 Plan, Performance Units may be granted to participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Units. Performance Units shall be granted in the form of units to acquire shares. Each such unit shall be the cash

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Juniper Networks, Inc. Notice of 2015 Annual Meeting and Proxy Statement	23

equivalent of one share of our common stock. No right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Performance Units or the cash payable thereunder.

DEFERRED STOCK UNITS. Deferred Stock Units consist of a Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator and applicable law, including Internal Revenue Code Section 409A. Deferred Stock Units shall remain subject to the claims of the Company’s general creditors until distributed to the participant.

DIVIDEND EQUIVALENTS. A dividend equivalent is a credit, payable in cash or shares, awarded at the discretion of the Administrator, to the account of a participant in an amount equal to the cash dividends paid on one share for each share represented by an award. Dividend equivalents may be subject to the same vesting restrictions as apply to a related award.

CODE SECTION 162(m) PERFORMANCE GOALS. The 2015 Plan is designed to permit the Company to issue awards that qualify as performance-based under Section 162(m) of the Code. Thus, the Administrator may make performance goals applicable to a participant with respect to an award. At the Administrator’s discretion, one or more of the following performance goals may apply: (i) cash flow (including operating cash flow or free cash flow), (ii) cash position, (iii) revenue (on an absolute basis or adjusted for currency effects), (iv) revenue growth, (v) contribution margin, (vi) gross margin, (vii) operating margin (viii) operating expenses or operating expenses as a percentage of revenue, (ix) earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), (x) earnings per share, (xi) operating income, (xii) net income, (xiii) stock price, (xiv) return on equity, (xv) total stockholder return, (xvi) growth in stockholder value relative to a specified publicly reported index (such as the S&P 500 Index), (xvii) return on capital, (xviii) return on assets or net assets, (xix) return on investment, (xx) economic value added, (xxi) operating profit or net operating profit, (xxii) operating margin, (xxiii) market share, (xxiv) contract awards or backlog, (xxv) overhead or other expense reduction, (xxvi) credit rating, (xxvii) objective customer indicators, (xxviii) new product invention or innovation, (xxix) attainment of research and development milestones, (xxx) improvements in productivity, (xxxi) attainment of objective operating goals, and (xxxii) objective employee metrics. The performance measures listed above may apply to either the Company as a whole or, except with respect to stockholder return metrics, a region, business unit, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with GAAP, in accordance with IASB Principles or which may be adjusted when established to exclude or include any items otherwise includable or excludable under GAAP or under IASB Principles or any other objectively determinable items including, without limitation, (a) any extraordinary non-recurring items, (b) the effect of any merger, acquisition, or other business combination or divestiture, or (c) the effect of any changes in accounting principles affecting the Company’s or a business unit’s, region’s, affiliate’s or business segment’s reported results.

NO REPRICING. The 2015 Plan prohibits (i) option or stock appreciation right repricings (including by way of exchange for another award) and (ii) the Company from paying cash or issuing new equity awards in exchange for the surrender and cancellation of any, or all, stock options or stock appreciation rights with an exercise price that is less than the current fair market value, in each case, unless stockholder approval is obtained.

NONTRANSFERABILITY OF AWARDS. Unless determined otherwise by the Administrator, an award granted under the 2015 Plan is not transferable other than by will or the laws of descent and distribution, and may be exercised during the participant’s lifetime only by the participant.

AUTOMATIC GRANTS TO OUTSIDE DIRECTORS. The 2015 Plan provides that (i) at each of the Company’s annual stockholder meetings (including the 2015 annual meeting of stockholders) each non-employee director (an “Outside Director”) who is elected at (or whose term continues after) such meeting shall be automatically granted restricted stock units for a number of shares equal to the Annual Value (as defined below), rounded down to the nearest whole share, and (ii) each person who first becomes an Outside Director on a date other than the annual meeting of stockholders (including a director who has transitioned from an employee director to an Outside Director) shall automatically be granted on the date such person becomes an Outside Director, restricted stock units for a number of shares equal to a number determined by multiplying the Annual Value used for calculating the number of restricted stock units granted to Outside Directors at the annual stockholder meeting immediately preceding the date of such award by a fraction, the numerator of which is 365 minus the number of days between the last annual meeting date and the date the person first becomes an Outside Director, and

Proposals to be Voted on

the denominator of which is 365, rounded down to the nearest whole Share. The “Annual Value” means the number equal to $225,000 divided by the average daily closing price over the six month period ending on the last day of the fiscal year preceding the date of grant.

Each award grant to Outside Directors will vest in full on the earlier of (A) the one year anniversary of the grant date, and (B) the day prior to the date of the Company’s next annual stockholder meeting, subject in either case to the participant continuously remaining his or her status as a director through the vest date.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 2015 Plan, the number and class of shares of award outstanding under the 2015 Plan, the fiscal year limits on the number of awards that any person may receive, the number of shares subject to automatic option grants to Outside Directors and the exercise price of any outstanding option or stock appreciation right.

In the event of a liquidation or dissolution, the Administrator shall notify each participant prior to the effective date. The Administrator may, in its discretion, provide that each participant shall have the right to exercise all of their options and stock appreciation rights, as to all of the shares covered by the option or stock appreciation right, including as to those shares not otherwise exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any award shall lapse 100%, and that any award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.

MERGER OR CHANGE IN CONTROL. In the event of a merger of the Company with or into another corporation, or a Change in Control of the Company, each outstanding option and stock appreciation right shall be assumed or an equivalent option or stock appreciation right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option or stock appreciation right, the participant shall fully vest in and have the right to exercise the option or stock appreciation right as to all of the common stock covered thereby including shares as to which it would not otherwise be vested or exercisable. If an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in such event, the Administrator shall notify the participant that the option or stock appreciation right shall be fully vested and exercisable for a period determined by the Administrator, and the option or stock appreciation right shall terminate upon the expiration of such period.

In the event of a merger of the Company with or into another corporation, or a Change in Control of the Company, each outstanding restricted stock, restricted stock unit, performance share, performance unit, dividend equivalent and deferred stock unit award (and any related dividend equivalent) shall be assumed or an equivalent award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the award, the participant shall fully vest in the award, including as to shares (or with respect to dividend equivalents and performance units, the cash equivalent thereof) which would not otherwise be vested.

TAX WITHHOLDING. At the Administrator’s discretion, participants may satisfy the minimum statutory tax withholding requirements arising in connection with the exercise, vesting or delivery of their awards by having the Company retain shares with a fair market value equal to the minimum amount required to be withheld.

AMENDMENT AND TERMINATION OF THE 2015 PLAN. The Board may amend, alter, suspend or terminate the 2015 Plan, or any part thereof, at any time and for any reason. No such amendment by the Board or stockholders may alter or impair any award previously granted under the 2015 Plan without the written consent of the participant.

TERM OF THE 2015 PLAN. The 2015 Plan will continue in effect until March 27, 2025.

Federal Income Tax Consequences

INCENTIVE STOCK OPTIONS. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon an optionee’s sale of the shares (assuming that the sale occurs at least two years after grant of the option and at least one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain or

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Juniper Networks, Inc. Notice of 2015 Annual Meeting and Proxy Statement	25

loss recognized on such premature sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain or loss.

NONSTATUTORY STOCK OPTIONS. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

RESTRICTED STOCK. If at the time of purchase, restricted stock is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company.

STOCK APPRECIATION RIGHTS. No income will be recognized by a recipient in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the recipient will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the sum of the amount of cash received and the fair market value of any common stock received upon the exercise.

RESTRICTED STOCK UNITS AND PERFORMANCE SHARES. A participant will not have taxable income upon grant (unless, with respect to restricted stock, he or she elects to be taxed at that time). Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the vested shares or cash received minus any amount paid for the shares.

DIVIDEND EQUIVALENTS. A participant will recognize taxable income upon the payout of a dividend equivalent.

DEFERRED STOCK UNITS. Typically, a participant will recognize employment taxes upon the vesting of a Deferred Stock Unit and income upon its delivery. The participant may be subject to additional taxation, interest and penalties if the Deferred Stock Unit does not comply with Internal Revenue Code Section 409A.

MEDICARE SURTAX. Beginning in 2013, a participant’s annual “net investment income”, as defined in section 1411 of the Internal Revenue Code, may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant’s awards under the 2015 Plan. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.

COMPANY TAX DEDUCTION. The Company generally will be entitled to a tax deduction in connection with an award under the 2015 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the Chief Executive Officer and to each of the three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) of the Code are met with respect to awards. These conditions include stockholder approval of the performance goals under the 2015 Plan, setting individual annual limits on each type of award, and for awards other than certain stock options, establishing performance criteria that must be met before the award actually will vest or be paid. The 2015 Plan has been designed to permit the Administrator to grant certain awards in its discretion that qualify as performance-based for purposes of satisfying the conditions of Section 162(m) of the Code, thereby permitting the Company to receive a federal income tax deduction in connection with such awards.

SECTION 409A. Section 409A of the Code (“Section 409A”) provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2015 Plan with a deferral feature will be subject to the

Proposals to be Voted on

requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE 2015 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE MAY RESIDE.

New Plan Benefits

Our named executive officers and directors have an interest in this proposal because they are eligible to participate in the 2015 Plan.

The Company has not approved any awards that are conditioned on stockholder approval of the 2015 Plan proposal. The Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers and employees (including employee directors) under the 2015 Plan because the Company’s equity award grants are discretionary in nature. In addition, the Company currently anticipates that pursuant to the term of the 2015 Plan, beginning at the 2015 annual meeting of stockholders, each Outside Director will receive restricted stock units in an amount equal to the Annual Value, as described above, or a fraction thereof with respect to individuals who become Outside Directors after an annual stockholder meeting; however, the Company cannot currently determine the aggregate benefit or number of shares subject to awards that may be granted in the future to Outside Directors under the 2015 Plan because the aggregate benefit and number of shares depends on the aggregate number of Outside Directors, when individuals join the Board and the Annual Value depends on the future stock price of Juniper Networks common stock.

The table below shows, as to the listed individuals and specified groups, the number of shares of common stock subject to an equity award grant under the 2006 Plan during fiscal 2014.

Name and Position	Number of Shares
Rami Rahim(1)(2)
Chief Executive Officer	394,073
Shaygan Kheradpir(1)(2)
Former Chief Executive Officer	1,231,954
Robyn M. Denholm(2)
Executive Vice President, Chief Financial and Operations Officer	154,519
Vincent Molinaro(2)
Executive Vice President, Chief Customer Officer	87,846
Pradeep Sindhu(2)
Executive Vice President, Chief Technology Officer	79,397
Mitchell L. Gaynor(2)
Executive Vice President, General Counsel and Secretary	54,900
Executive Officer Group (8 persons)(2)	2,017,689
Non-Employee Director Group	99,045
Non-Executive Officer Employee Group	8,891,070

(1)	Shaygan Kheradpir resigned as our Chief Executive Officer and from the Board on November 9, 2014. Rami Rahim was appointed as our Chief Executive Officer and elected to the Board on November 10, 2014.
(2)	Includes RSUs, price-vested RSUs and performance share awards. The number of performance share awards included in the above table is as at target. The maximum number of shares issuable pursuant to performance share awards equals 200% of target.

Recommendation

Our Board recommends a vote “FOR” (i) approval of the 2015 Plan, (ii) authorization of a maximum of 67,000,000 shares of Common Stock reserved for issuance thereunder, and (iii) approval of the material terms of the 2015 Plan and the performance goals thereunder for the purpose of helping awards under the 2015 Plan qualify as “performance-based” compensation under Internal Revenue Code Section 162(m).

If you sign your proxy or voting instruction card or vote by telephone or over the Internet but do not give instructions with respect to this proposal, your shares will be voted for approval of the foregoing proposal, as recommended by the Board. If you do not give voting instructions to your broker, your broker will not be able to vote your shares and your shares will not be voted on this matter.

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Juniper Networks, Inc. Notice of 2015 Annual Meeting and Proxy Statement	27

Vote Required

Approval of the 2015 Plan, authorization for issuance thereunder of a reserve of a maximum of 67,000,000 shares and approval of the material terms and performance goals thereunder for the purpose of helping awards under the 2015 Plan qualify as “performance-based” compensation under Internal Revenue Code Section 162(m) requires the affirmative vote of a majority of votes cast with respect to the proposal at the annual meeting.

Proposal No. 4
Approve an amendment and restatement to the Juniper Networks, Inc.
2008 Employee Stock Purchase Plan

Background

Our 2008 Employee Stock Purchase Plan (the “2008 ESPP”) is designed to provide our eligible employees and those of our participating subsidiaries with the opportunity to purchase shares of our common stock on periodic purchase dates through their accumulated payroll deductions. Each offering under the 2008 ESPP will be for a period of six months and will consist of consecutive offering periods of approximately six months in length. Offering periods begin on February 1 and August 1, or if such date is not a “trading day” (as defined in the 2008 ESPP), the next trading day. Each participant in the 2008 ESPP will be granted an option on the first day of the offering period and the option will be automatically exercised on the last day of each offering period during the offering period using the contributions the participant has made for this purpose. The purchase price for the common stock purchased under the 2008 ESPP is 85% of the lesser of the fair market value of the common stock on the first business day of the applicable offering period or on the last business day of the applicable offering period. The ESPP Administrator (as described below) has the power to change the duration of the offering periods.

We believe our success is due to our highly talented employee base and that future success depends on the ability to attract and retain high caliber personnel. The 2008 ESPP is designed to more closely align the interests of our employees with those of our stockholders by encouraging employees to invest in our common stock, and to help our employees share in the Company’s success through the appreciation in value of such purchased stock. The 2008 ESPP, together with our equity plan, are important employee retention and recruitment vehicles.

Summary of the Proposal

Our Board of Directors approved an amendment and restatement of the 2008 ESPP on March 27, 2015, subject to approval by our stockholders at our 2015 annual meeting of stockholders. We are seeking stockholder approval of an amendment and restatement of the 2008 ESPP that increases the maximum number of shares that will be made available for sale thereunder by 7,000,000 shares.

When the 2008 ESPP was adopted and approved by our stockholders in May 2008, the 2008 ESPP had a maximum number of shares available for sale of 12,000,000 shares of common stock. The 2008 ESPP was subsequently amended by our Board, which amendment was approved by our stockholders in May 2012, to increase the maximum number of shares available for sale by 7,000,000 shares of common stock.

As of March 24, 2015, an aggregate of 1,929,198 shares of common stock remained available for future issuance under the 2008 ESPP. We estimate that, with an increase of 7,000,000 shares, we will have a sufficient number of shares of common stock to cover purchases under the 2008 ESPP through 2017. Consequently, our Board has, subject to stockholder approval, increased the aggregate number of shares that may be sold under the 2008 ESPP by 7,000,000 shares of common stock. Our Board believes it is in the best interests of Juniper Networks and our stockholders to continue to provide our employees with the opportunity to acquire an ownership interest in Juniper Networks through their participation in the 2008 ESPP, encouraging them to remain in our employ and more closely aligning their interests with those of our stockholders.

Description of the 2008 ESPP

The material features of the 2008 ESPP, as amended and restated, are summarized below. This summary does not purport to be a complete description of all the provisions of the 2008 ESPP, as amended and restated, and this summary is qualified in its entirety by reference to the text of the 2008 ESPP.

Proposals to be Voted on

A full copy of the proposed 2008 ESPP, as amended and restated, is attached to this proxy statement as Annex B.

ADMINISTRATION. The 2008 ESPP may generally be administered by the Board or a committee of the Board (as applicable, the “ESPP Administrator”). The ESPP Administrator has the authority to construe and interpret any of the provisions of the 2008 ESPP.

INTERNATIONAL STOCK PURCHASE RIGHTS. To provide us with greater flexibility in structuring our equity compensation programs for our non-U.S. employees, the 2008 ESPP also permits us to grant our non-U.S. employees rights to purchase stock pursuant to rules or sub-plans adopted by the ESPP Administrator in order to achieve tax, securities law or other compliance objectives (“International Awards”). While the 2008 ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code (“Section 423”), these International Awards will not qualify under Section 423. Please refer to “Certain United States Federal Tax Consequences” below for a discussion of tax consequences under Section 423.

ELIGIBILITY. Employees generally are eligible to participate in the 2008 ESPP if they are customarily employed by Juniper Networks or by a participating subsidiary for more than twenty (20) hours per week and more than five (5) months in any calendar year. International Awards may be made to employees customarily employed for fewer hours or months Eligible employees may select a rate of payroll deduction between 1% and 10% of their compensation and are subject to certain maximum purchase limitations.

As of March 24, 2015, approximately 8,547 employees, including all of our executive officers, are eligible to participate in the 2008 ESPP. For the offering period under the 2008 ESPP that concluded on January 30, 2015, 4,688 employees actually participated in such offering, representing approximately 55% of our employees who are eligible to participate in the 2008 ESPP.

SPECIAL LIMITATIONS. The 2008 ESPP imposes certain limitations upon a participant’s rights to acquire common stock, including the following limitations:

●

Purchase rights may not be granted to any individual who owns stock, including stock purchasable under any outstanding purchase rights, possessing 5% or more of the total combined voting power or value of all classes of stock of Juniper Networks or any of its affiliates;

●

Purchase rights granted to a participant may not permit the individual to accrue the right to purchase our common stock at an annual rate of more than $25,000, valued at the time each purchase right is granted; and

●

Unless otherwise approved by the ESPP Administrator in advance for future offering periods, no participant will be permitted to purchase during any twelve (12) month period more than six thousand (6,000) shares of our common stock (subject to any adjustment pursuant to stock splits, recapitalizations, dividends or other similar events).

TERMINATION OF PURCHASE RIGHTS. A purchase right will terminate upon the participant’s election to withdraw from the 2008 ESPP. Any payroll deductions that the participant may have made with respect to the terminated purchase right will be refunded to the participant if the election to withdraw from the 2008 ESPP is received by Juniper Networks prior to the end of an offering period. A participant’s election to withdraw from the 2008 ESPP is irrevocable, and the participant may not rejoin the offering period for which the terminated purchase right was granted.

A purchase right will also terminate upon the participant’s termination of employment. Any payroll deductions that the participant may have made during the offering period in which the termination occurs will be refunded to the participant.

In addition, Juniper Networks has specifically reserved the right, exercisable in the sole discretion of the ESPP Administrator to terminate the 2008 ESPP, or any offering period thereunder, at any time.

STOCKHOLDER RIGHTS. No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of the purchase.

ASSIGNABILITY. No purchase rights will be assignable or transferable by the participant, except by will or the laws of inheritance following the participant’s death. Each purchase right will, during the lifetime of the participant, be exercisable only by the participant.

MERGERS, CONSOLIDATIONS AND CHANGE IN CONTROL. The 2008 ESPP provides that, in the event of the proposed dissolution or liquidation of Juniper Networks, the offering period will terminate immediately prior to the consummation of the proposed

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action, provided that the ESPP Administrator may, in its sole discretion, fix an earlier date for termination of the 2008 ESPP and provide each participant the opportunity to purchase shares under the 2008 ESPP prior to the termination. The 2008 ESPP also provides that, in the event of certain merger or “change-in-control” transactions, in the event that the successor corporation refuses to assume or substitute for the option under an ongoing offering period, the offering period with respect to which such option relates will be shortened by setting a new exercise date that occurs before the date of the Company’s proposed merger or change in control.

AMENDMENT OF THE 2008 ESPP. The ESPP Administrator has the authority to amend, terminate or extend the term of the 2008 ESPP, except that stockholder approval is required to increase the number of shares that may be issued under the 2008 ESPP.

The 2008 ESPP will terminate in 2028, on the twentieth anniversary of the date of its adoption by our Board, unless terminated earlier under the terms of the 2008 ESPP. The effect of termination is that no new offering periods will commence under the 2008 ESPP, but any outstanding offering periods will continue according to their terms.

Certain United States Federal Tax Consequences

Except with respect to International Awards, the 2008 ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423. Under such a plan, no taxable income will be reportable by a participant, and no deductions will be allowable to Juniper Networks, as a result of the grant or exercise of the purchase rights issued under the 2008 ESPP. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the 2008 ESPP or in the event the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two years after commencement of the offering period during which those shares were purchased or within one year of the date of purchase, the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares. If the participant sells or disposes of the purchased shares more than two years after the commencement of the offering period in which those shares were purchased and more than one year from the date of purchase, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or 15% of the fair market value of the shares on the date of commencement of such offering period. Any additional gain upon the disposition will be taxed as a capital gain.

If the participant still owns the purchased shares at the time of death, the lesser of the amount by which the fair market value of the shares on the date of death exceeds the purchase price or 15% of the fair market value of the shares on the date of commencement of the offering period during which those shares were purchased will constitute ordinary income in the year of death.

If the purchased shares are sold or otherwise disposed of within two years after commencement of the offering period during which those shares were purchased or within one year after the date of purchase, then Juniper Networks will be entitled to an income tax deduction in the year of sale or disposition equal to the amount of ordinary income recognized by the participant as a result of such sale or disposition. No deduction will be allowed in any other case.

New Plan Benefits

Our named executive officers have an interest in this proposal because they are eligible to participate in the 2008 ESPP. Non-employee directors of the Board are not eligible to participate in the 2008 ESPP.

The benefits to be received by our executive officers, directors and employees as a result of the proposed amendment and restatement of the 2008 ESPP are not determinable, since the amounts of future purchases by participants are based on elective participant contributions and the restrictions of Code Section 423 and the 2008 ESPP, and the per-share purchase price depends on the future value of Juniper common stock. No purchase rights have been granted, and no shares of common stock have been issued, with respect to the 7,000,000 share increase for which stockholder approval is sought under this proposal. Should such stockholder approval not be obtained, then the 7,000,000 share increase will not be implemented.

Proposals to be Voted on

The table below shows, as to the listed individuals and specified groups, the number of shares of common stock purchased under the 2008 ESPP during fiscal 2014.

Name and Position	Number of Purchased Shares
Rami Rahim
Chief Executive Officer(1)	0
Shaygan Kheradpir
Former Chief Executive Officer(1)	0
Robyn M. Denholm
Executive Vice President, Chief Financial and Operations Officer	0
Vincent Molinaro
Executive Vice President, Chief Customer Officer	0
Pradeep Sindhu
Executive Vice President, Chief Technology Officer	1,138
Mitchell L. Gaynor
Executive Vice President, General Counsel and Secretary	1,109
Executive Officer Group (8 persons)	4,439
Non-Employee Director Group(2)	N/A
Non-Executive Officer Employee Group	2,855,098

(1)	Shaygan Kheradpir resigned as our Chief Executive Officer and from the Board on November 9, 2014. Rami Rahim was appointed as our Chief Executive Officer and elected to the Board on November 10, 2014.
(2)	Non-employee directors are not eligible to participate in the 2008 ESPP.

Recommendation

Our Board recommends a vote “FOR” the amendment and restatement of the Juniper Networks, Inc. 2008 Employee Stock Purchase Plan. If you sign your proxy or voting instruction card or vote by telephone or over the Internet but do not give instructions with respect to this proposal, your shares will be voted for approval of the amendment and restatement of the 2008 ESPP, as recommended by the Board. If you do not give voting instructions to your broker, your broker will not be able to vote your shares and your shares will not be voted on this matter.

Vote Required

Approval of the foregoing amendment and restatement to the Juniper Networks, Inc. 2008 Employee Stock Purchase Plan requires the affirmative vote of a majority of the votes cast with respect to the proposal at the annual meeting.

Proposal No. 5
Non-Binding Advisory Vote on Executive Compensation

This proposal provides our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers (“NEOs”) pursuant to section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For more detail on our NEOs, please see the Compensation Discussion and Analysis beginning on page 32 and the Summary Compensation Table beginning on page 55. This proposal, commonly known as a “Say on Pay” proposal, gives you, as a stockholder, the opportunity to express your views on our executive compensation programs and policies and the compensation paid to our NEOs.

The Say on Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors. Although the vote is non-binding, the Compensation Committee and the Board will review the voting results, seek to determine the cause or causes of any significant negative voting, and take them into consideration when making future decisions regarding executive compensation programs. The Company’s current policy is to hold a Say on Pay vote each year, and we expect to hold another advisory vote with respect to executive compensation at the 2016 annual meeting.

We design our executive compensation programs to implement our core objectives of providing competitive pay, pay for performance, and alignment of management’s interests with the interests of long-term stockholders.

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Juniper Networks, Inc. Notice of 2015 Annual Meeting and Proxy Statement	31

In deciding how to vote on this proposal, the Board encourages you to read the Compensation Discussion and Analysis and Executive Compensation sections for a detailed description of our executive compensation philosophy and programs, the compensation decisions the Compensation Committee has made under those programs, the factors considered in making those decisions, and changes made to such programs as a result of our stockholder engagement and the results of last year’s advisory vote to approve executive compensation.

Recommendation

The Board believes the Company’s executive compensation programs use appropriate structures and sound pay practices that are effective in achieving our core objectives. Accordingly, the Board of Directors recommends that you vote “FOR” the following resolution:

“RESOLVED, that Juniper Networks, Inc. stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis and Executive Compensation sections of this proxy statement.”

If you sign your proxy or voting instruction card or vote by telephone or over the Internet but do not give instructions with respect to this proposal, your shares will be voted “FOR” the proposal, as recommended by the Board. If you do not give voting instructions to your broker, your broker will not be able to vote your shares and your shares will not be voted on this matter.

Vote Required

The advisory approval of our executive compensation requires a majority of the shares present in person or represented by proxy and entitled to vote on each proposal at the annual meeting. As this is an advisory vote, the result will not be binding on the Company, the Board of Directors or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation programs, values the opinions expressed by our stockholders and will take the outcome of the vote under advisement in evaluating our executive compensation principles, design and practices.

Executive Compensation

Compensation Discussion and Analysis

The Company’s Compensation Committee (the “Committee”) is comprised entirely of independent directors and has the responsibility of approving compensation for our officers who are designated as reporting officers under Section 16 of the Exchange Act (“Section 16 officers”). Generally, the types of compensation and benefits provided to Section 16 officers are also provided to other non-Section 16 officers reporting to the Chief Executive Officer. Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer or Chief Financial Officer during 2014, as well as the other individuals included in the Summary Compensation Table on page 55, are referred to as the “named executive officers,” or “NEOs”. This discussion describes and analyzes the 2014 compensation program for the NEOs of the Company.

Fiscal year 2014 was a significant and challenging year for Juniper Networks. We implemented our Integrated Operating Plan (“IOP”) to refocus the Company on innovation, restructured the Company to drive efficiencies in our R&D and go-to-market structures, and aggressively returned capital to stockholders. Overall our revenues for 2014 were essentially flat with 2013. Despite headwinds in U.S. carrier spending, the diversity of our business across verticals such as Cloud and Cable Providers helped to mostly offset the decline. Effective January 1, 2014, the Board appointed a new Chief Executive Officer, Shaygan Kheradpir, who resigned and was replaced in November 2014 by Rami Rahim, a long-time Juniper Networks employee who had been serving as Executive Vice President and General Manager, Juniper Development and Innovation. Through these changes,

Executive Compensation

our Board and our leadership team have committed to reinvigorating the Company’s heritage of a mission-driven culture that is more focused, connected, agile, and execution-oriented. Our 2014 compensation programs are intended to reflect this commitment with a strong emphasis on pay-for-performance and tight linkage to increasing stockholder value.

Our Compensation Discussion & Analysis is organized into four sections.

●	Section 1 – Key Compensation Highlights
●	Section 2 – Factors Considered in Determining Executive Pay
●	Section 3 – Elements of Executive Compensation
●	Section 4 – Other Compensation Policies and Information

Section 1 – Key Compensation Highlights

Stockholder Considerations

Last Year’s “Say-on-Pay” Advisory Vote on Executive Compensation

At our 2014 annual meeting of stockholders, a non-binding, advisory vote was taken with respect to the compensation of our named executive officers (referred to as the “Say-on-Pay” vote). Approximately 86% of the votes cast were in favor of our named executive officer compensation program, representing a decrease from the 94% rate at our 2013 annual meeting of stockholders. The Committee takes into consideration results from the “Say-on-Pay” advisory vote in the evaluation of our executive compensation programs and policies.

Stockholder Engagement

In 2014, following our “Say-on-Pay” advisory vote, our management team continued its practice of meeting with key stockholders to obtain their perspectives on our executive compensation programs. In this regard, representatives from Juniper Networks including our Chairman of the Board, Chief Executive Officer, Executive Vice President and General Counsel, Vice President, Investor Relations, and members of the Committee spoke with seven of our largest stockholders owning in total approximately 24% of our outstanding common stock, including stockholders that did not vote in favor of our named executive officer compensation program.

We listened to our stockholders’ perspectives on our programs as an input into applicable stockholder-friendly changes we implemented for 2015. Examples of actions taken to further align our executive compensation programs for 2015 with stockholder feedback are summarized below:

●

Changes to the Executive Annual Incentive Plan (“AIP”). In connection with an increase in the difficulty of the financial metrics, the Committee decided to increase the maximum bonus funding from 150% to 200%. In addition, for 2015, the Committee replaced the IOP strategic objective with the Juniper Customer Satisfaction Index (“JCSI”) score, and awarded half of the AIP value in performance shares to enhance retention. The Committee believes these changes, in combination with primary metrics of non-GAAP operating margin and revenue growth, provide increased focus on Company growth;

●

Addition of price vested RSUs to the CEO annual equity awards mix. In 2014, price vested RSUs were used for Mr. Kheradpir’s new hire award and Mr. Rahim’s promotional award, and for other named executive officers’ annual equity awards;

●

Changes to the Performance Share Award Plan. The Committee added a non-GAAP operating income gate, changed the primary metric from non-GAAP operating income to revenue, and removed the JCSI multiplier; and

●

Elimination of the Large Tech Company Comparator Group. In 2014, the Committee decided to eliminate the Large Tech Company Comparator Group as a secondary reference for making future compensation decisions.

These changes are further described below in the 2015 Compensation Program Changes section of this overview of Key Compensation Highlights.

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Juniper Networks, Inc. Notice of 2015 Annual Meeting and Proxy Statement	33

Equity Dilution

Over the past several years we have been reducing our annual equity usage. In 2014, we committed to stockholders that we would manage 2014 annual equity usage to 2.50% or less of basic weighted-average common shares outstanding (“CSO”), and we achieved actual usage of 2.41% of CSO.

Total Shares Granted (Burn Rate): 2011-2014

Basic Weighted-Average CSO (Millions)
Total Grants (Pure Shares, Millions)
550
500
450
400
350
20
15
10
5
0
14.8
13.9
11.4
11.0
529.8
520.9
501.8
457.4
2011
2012
2013
2014

Burn Rate:
We have focused on reducing
our burn rate for equity
awards, and have achieved a
14% reduction over
years 2011-2014, from
2.79% to 2.41%. We have
achieved these reductions
while the basic weighted-
average CSO has declined
from 529.8 million to
457.4 million over the same
period. The combination of
reduced burn rate and
reduced CSO has resulted in
a 26% reduction in annual
equity award grants over the
same period.

Between 2014 and 2016, the Company intends to return to stockholders $4.1 billion through share repurchases and dividends. For fiscal 2015, the Company intends to maintain an equity burn rate at or below 2.50% of CSO. We believe that maintaining our equity usage target, even as CSO declines, mitigates stockholder dilution via our equity programs while still allowing us to stay competitive to attract and retain talent.

Chief Executive Officer Transition

In 2013, following Kevin Johnson’s decision to retire as CEO, the Board appointed Shaygan Kheradpir to serve as our Chief Executive Officer, effective January 1, 2014. Mr. Johnson did not receive any severance or accelerated vesting of equity awards in connection with his retirement from the Company. On November 9, 2014, Mr. Kheradpir resigned as our Chief Executive Officer. On November 10, 2014, the Board appointed Rami Rahim as Chief Executive Officer, effective immediately. Mr. Rahim has been with Juniper Networks for over 18 years and most recently served as Executive Vice President and General Manager of Juniper Development and Innovation. These leadership changes resulted in several significant executive compensation actions during the fiscal year.

Compensation decisions related to Mr. Rahim’s appointment as Chief Executive Officer

On November 10, 2014, the Board appointed Mr. Rahim as our Chief Executive Officer. Mr. Rahim joined the Company in January 1997, and prior to his appointment as CEO, he was serving as Executive Vice President and General Manager, Juniper Development and Innovation. Our Board believes it is important to establish a competitive compensation package for our CEO that emphasizes pay-for-performance and links a significant portion of pay to sustained long-term value creation for our stockholders. To further these objectives, in connection with Mr. Rahim’s promotion, the Committee developed, and the independent members of the Board approved, an employment arrangement for Mr. Rahim comprised of a promotional equity award and a competitive annual total compensation package.

Promotional Equity Award

To increase alignment between CEO compensation and the Company’s performance, the Board approved a promotional equity grant comprised of price vested RSUs that provide Mr. Rahim an opportunity to build significant ownership when the Company sustains long-term growth as measured by stock price. This performance-contingent equity award includes the following key features:

●	The payout term is up to five years. Payout opportunities occur between the 1st and 5th anniversaries of the grant date. Target payout cannot be achieved before the 3rd anniversary of the grant date.
●

Stock price appreciation determines the payout level. The reward is performance-based as measured by our stock price. A payout occurs only if the stock price equals or exceeds the applicable stock price target.

Executive Compensation

●

There is no above target payout. The maximum number of shares are equal to the target number of shares, and are only earned if the final stock price target is achieved during the third payout period. No shares are earned for below target performance. Upside opportunity for the CEO is earned inherently through appreciation of the stock price if the stock price targets are achieved.

The one-time grant of 231,273 price vested RSUs represents a target value of $5 million based on the 90-day average stock price close preceding the date of grant. The Committee believes this grant will provide Mr. Rahim a reward opportunity that is competitive with pay practices at other technology companies similar in size and business scope, as described in Section 2 – Factors Considered in Determining Executive Pay of this Compensation Discussion & Analysis. The price vested

RSUs are subject to vesting on the condition of sustained increases in the Company’s stock price from 2015 through 2019 as follows:

●	33% of the price vested RSUs will vest if ASP* equals or exceeds $29.00 between November 1, 2015 and October 31, 2017;
●	67% of the price vested RSUs (minus any portion of which have previously vested) will vest if ASP* equals or exceeds $32.50 between November 1, 2016 and October 31, 2018; and
●	100% of the price vested RSUs (minus any portion of which have previously vested) will vest if ASP* equals or exceeds $40.00 between November 1, 2017 and October 31, 2019.

*	ASP refers to the average closing market price of our common stock over a period of 60 consecutive trading days.

The Committee believes these stock price targets represent significant growth for the Company in comparison to the $21.85 closing market price on the date of grant. The following graph depicts the vesting conditions for the price vested RSUs.

Promotional Equity Award: Price Vested RSUs

Granted November 2014

Nov 2015 – Oct 2017
33% of Grant

Nov 2016 – Oct 2018
67% of Grant

Nov 2017 – Oct 2019
100% of Grant
Target - 231,273 shares

* ASP = Average closing market price of our common stock over a period of 60 consecutive trading days

Annual Total Compensation Package

In addition to the promotional equity award, the independent members of our Board approved an annual total compensation package for Mr. Rahim in connection with his appointment as Chief Executive Officer, as described in the table below:

Compensation Element	Target Value	Description
Annual base salary	$1,000,000	Fixed element of compensation, subject to annual review.
Annual cash incentive award opportunity	$1,750,000

Annualized bonus target of 175% of base salary as a participant in the AIP.

For 2014, Mr. Rahim’s target incentive under the AIP was prorated based on (i) ten months with an annualized bonus target of 150% of base salary and (ii) two months with an annualized bonus target of 175% of base salary.

Mr. Rahim’s actual annual cash incentive award payout can range from 0%-200% of the target and will be based on AIP metrics and his actual performance as evaluated by the Committee.

Annual equity award	$6,750,000

Equity award in 2015 as part of the Company’s annual executive compensation cycle.

The allocation of value between performance shares, price vested RSUs, and restricted stock units will be based on the same proportions used for awards made to other executive officers.

Target total direct compensation	$9,500,000

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Juniper Networks, Inc. Notice of 2015 Annual Meeting and Proxy Statement	35

Compensation decisions related to Mr. Kheradpir’s appointment and departure as Chief Executive Officer

Our Board appointed Mr. Kheradpir as our Chief Executive Officer effective January 1, 2014. In connection with Mr. Kheradpir’s appointment, the Company and Mr. Kheradpir entered into an employment agreement. The Committee developed, and the independent members of the Board approved, terms of the employment offer letter for Mr. Kheradpir comprised of four principal components:

●

A competitive annual total compensation package, including a base salary, a cash incentive bonus opportunity, and equity awards comprised of restricted stock units, performance share awards, and price vested RSUs;

●

A buyout of existing incentives comprised of cash and equity. Mr. Kheradpir held a significant level of unvested incentive awards at his prior employer, and the Board determined that a buyout was required to address this loss of compensation;

●	An additional equity incentive opportunity comprised of price vested RSUs intended to increase alignment between CEO compensation and our performance.
This award was intended to provide Mr. Kheradpir an opportunity to build significant ownership when the Company sustains growth over a five year period as measured by stock price; and
●	Relocation assistance.

Mr. Kheradpir resigned as Chief Executive Officer effective as of November 9, 2014. Under the terms of his employment offer letter, Mr. Kheradpir was not paid a bonus, he was required to repay a pro-rated amount of his cash sign-on award and relocation assistance because he resigned within two years, and he did not receive any acceleration of equity awards or severance in connection with his departure from the Company. The Committee believes the compensation decisions in connection with Mr. Kheradpir’s resignation, as summarized in the table below, are consistent with stockholder interests. This summary should be read in conjunction with the more detailed descriptions of Mr. Kheradpir’s employment offer letter and departure provided in the Company’s Current Reports on Form 8-K, filed with the SEC on November 13, 2013, and November 10, 2014, respectively.

Compensation Element	Value	Terms	Treatment upon Termination
Annual Total Compensation Package	Base Salary: $1.0M Target Bonus: $1.75M Annual Equity: $6.75M	– Annual bonus can vary from 0%-200% of Target. – Equity awards denominated in similar proportions to other executives.	– Earned pro-rated base salary amount through date of termination. – No bonus paid. – All shares forfeited.
Buyout of existing incentives	$5 million in cash $5 million in RSUs

– Cash payable as part of first paycheck during commencement of employment.

– Equity awards vest cumulatively over three years: 40% vested six months after grant, 40% vest eighteen months after grant, 15% vest 30 months after grant, and 5% vest 36 months after grant.

– Resignation within two years requires an obligation to repay a pro-rated amount of the cash award. – No acceleration of any equity awards and unvested awards were canceled.
Additional equity incentive for stock price improvement	$15 million in price vested RSUs

– Award vests based on achieving and sustaining specific share price hurdles:

– 33% of shares vest if ASP* equals or exceeds $25.00 between 1/1/15 and 12/31/16;

– 67% of shares vest if ASP* equals or exceeds $32.50 between 1/1/16 and 12/31/17; and

– 100% of shares vest if ASP* equals or exceeds $40.00 between 1/1/17 and 12/31/18.

* ASP refers to the average closing market price of our common stock over a period of 60 consecutive trading days.

– All shares forfeited.
Relocation assistance	Up to $575,000(1)	– Reimbursement for reasonable and customary relocation costs and, if taxable, reimbursement to be tax-assisted.	– Resignation within two years requires an obligation to repay a pro-rated amount.

(1)	The employment offer letter included relocation assistance of up to $275,000. On March 18, 2014, the Committee approved an additional amount of up to $300,000 in relocation assistance under the same terms.

Executive Compensation

2014 Business Highlights and Executive Pay Outcomes

Key Performance Indicators: 2014 vs. 2013

Performance Result	Fiscal 2013	Fiscal 2014	Year-over-Year % Change
Revenue ($M)	$4,669.1	$4,627.1	(0.9%)
Operating Income ($M)(1)	$895.9	$958.4	+7.0%
Operating Margin(1)	19.2%	20.7%	+1.5 points
Customer Satisfaction Index(2)	8.04 (Above Target)	7.86 (Below Target)	–
Stock Price at Fiscal Year End (December 31)	$22.57	$22.32	(1.1%)
Earnings per Share (Diluted)(1)	$1.28	$1.45	+13.3%

(1)	Reflects non-GAAP financial measures, as described in our January 2015 and 2014 Current Reports on Form 8-K which furnished our earnings release for the applicable fiscal year. Reconciliations to the comparable GAAP measures are contained therein.
(2)	Reflects the Juniper Customer Satisfaction Index (JCSI), which is described in the discussion of our Performance Share Awards, beginning on page 47.

Overview of 2014 Incentive Compensation

In 2014, the variable component of our compensation plan design included an annual cash-based incentive plan as well as a long-term equity incentive program consisting of performance share awards, price vested RSUs, and restricted stock units (“RSUs”), all of which are described in summary below and in detail later in this Compensation Discussion and Analysis.

●

The Executive Annual Incentive Plan (AIP), our cash bonus plan, emphasized both financial and strategic results. Target bonuses are established for each NEO (expressed as a percentage of base salary), and payout can range from 0%-200% of target. The AIP was based on a non-GAAP operating income gate, non-GAAP operating margin, revenue growth, and strategic objectives.

●

The Executive Performance Share Award (PSA) Plan, our long-term equity incentive compensation plan, was based on non-GAAP operating income and customer satisfaction, as measured by our Juniper Customer Satisfaction Index (“JCSI”). Performance share awards were used to deliver approximately 33% of the shares awarded for our long-term equity incentives to NEOs in 2014.

●

Price Vested RSUs were used to deliver approximately 33% of the shares awarded for our long-term equity incentives to NEOs in 2014. Price-vested RSUs are based on successively higher stock price achievement in three tranches over a five-year period.

●

Restricted Stock Unit Awards, or RSUs, were used to deliver approximately 34% of the shares awarded for our long-term equity incentives to NEOs in 2014. RSUs reward executives for sustained increases in our stock price over time and serve as a retention tool.

2014 Pay Outcomes

Our mixed financial results in 2014 are directly reflected in our executive pay programs. In summary, modest increases in non-GAAP operating margins and non-GAAP operating income compared to 2013, and a decline in revenue compared to 2013, contributed to below-target payouts in both our AIP and performance share award plan. The results of our mixed strategic performance in 2014 are also directly reflected in our executive pay programs. Specifically, we exceeded targets to reduce non-GAAP operating expenses and take market share in routing and switching, while we did not meet targets in market share for security and employee engagement, which resulted in above-target funding in the strategic component of our annual incentive plan. We did not meet targets in customer satisfaction as measured by JCSI, which contributed to below-target payouts in our performance share award plan.

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Juniper Networks, Inc. Notice of 2015 Annual Meeting and Proxy Statement	37

Due to achievement of performance results as described above, the AIP resulted in total payouts representing 80.8% of target for our current CEO and between 72.7% and 80.8% of target for other NEOs (excluding

Mr. Kheradpir), and our performance share award plan resulted in total “banking” representing 46.9% of target for our current CEO and other NEOs (excluding Mr. Kheradpir).

Average NEO Payout as % of Target Payout

*	Excludes Mr. Kheradpir, since he did not receive any bonus under the AIP and all his performance share awards were forfeited as a result of his resignation on November 9, 2014.

2015 Compensation Program Changes

The Committee has made material changes to our 2015 executive compensation programs to further enhance the alignment of pay with stockholder value creation. Key tenets of our program changes are as follows:

●

Changes to the Executive Annual Incentive Plan. In connection with an increase in the difficulty of the financial metrics, the Committee decided to increase the maximum bonus funding from 150% to 200%. The Committee also decided to replace the IOP element of the strategic objectives with the JCSI score. In addition, the Committee awarded half of the AIP value in restricted shares for 2015 to enhance retention. The Committee believes these changes, in combination with primary metrics of non-GAAP operating margin and revenue growth, provide increased focus on Company growth.

●

Changes to Annual Long-Term Equity Mix. For 2015 annual equity grant awards, a significant portion of the annual equity awards granted to the CEO will be price vested RSUs. In 2014, price vested RSUs were used for Mr. Kheradpir’s new hire award and Mr. Rahim’s promotional award, and for other named executive officers’ annual equity awards. The increased use of price vested RSUs reflects an increased emphasis on performance-contingent awards, i.e., 66% of annual long-term equity awards in 2015 versus 60% of annual long-term equity awards in 2014, and aligns CEO long-term equity incentive mix with the CEO direct reports: 33% of the shares granted in the form of performance share awards, 33% of the shares granted in the form of price vested RSUs, and 34% of the shares granted in the form of service-vested RSUs.

●

New Performance Share Awards (PSA) Metrics. The Committee decided to maintain the same overall design as PSAs granted in 2014. Changes include replacing the non-GAAP operating income primary metric with revenue, the addition of a non-GAAP operating income gate that must be achieved for any shares to “bank” or vest, and the removal of the JCSI multiplier. The Committee believes these changes provide better alignment across all variable pay metrics and increased focus on Company growth.

●

Elimination of the Large Tech Company Comparator Group. In 2014, due to changes in our business context and strategy, the Committee decided to eliminate the Large Tech Company Comparator Group as a secondary reference for making future compensation decisions. Compensation decisions made in late 2014 and in 2015 will, in addition to other criteria, reference only one group of

Executive Compensation

publicly-traded networking equipment and other high technology companies which the Committee believes are similar in size and business scope and which compete with the Company for talent, and will not reference the second group of publicly-traded large high technology companies.

Corporate Governance Framework

The Company takes seriously its duty to maintain a comprehensive governance framework that is aligned with market practice and standards. The Company has adopted a strong corporate governance framework that includes the components as described below:

●

Stock ownership guidelines: We have established stock ownership guidelines for members of our Board, NEOs, and certain former NEOs to align the interests of our leadership with those of our stockholders. See page 65 for further information. In addition, in 2015, the Board established a holding requirement for our Chief Executive Officer, which requires that the CEO hold the shares issued upon vesting of one type of CEO award (e.g., price vested RSUs) for at least 12 months after vesting of such award (after taking into account any shares sold or withheld, as the case may be, to satisfy the payment of taxes).

●

“Clawback” policy: We maintain a clawback policy under which our CEO and CFO are required to repay overpayments of incentive compensation awards in the event of a financial restatement in which it is determined that the individual executive was responsible due to gross recklessness or intentional misconduct. See page 53 for further information.

●

“Double-trigger” change-in-control arrangements: An executive’s unvested equity awards will vest upon a change in control only if the executive also experiences a qualifying termination of employment. See page 51 for further detail regarding our change-in-control arrangements.

●

No stock option repricing: The Company’s 2006 Equity Incentive Plan and proposed 2015 Plan do not permit us to reprice stock options without stockholder approval or to grant stock options with an exercise price below fair market value. The proposed 2015 Plan does not permit us to repurchase below water options.

●	No tax gross-ups: The Company has no executive officer contracts providing for an excise tax gross up following a change in control.
●

No hedging of Company stock: The Company has adopted a policy that prohibits members of our Board and Section 16 Officers from engaging in short sales of Company stock and other similar transactions that could be used to hedge the risk of Company stock ownership. See page 53 for further information.

Section 2 – Factors Considered in Determining Executive Pay

Roles

The Company’s executive compensation programs are overseen by the Compensation Committee, with support provided by the independent compensation consultant, and the Chief Executive Officer and management. Each of their roles is described below.

Role of the Compensation Committee

The Committee is comprised entirely of independent directors and has the responsibility of approving compensation for our officers who are designated as reporting officers under Section 16 of the Exchange Act, including evaluation of the Chief Executive Officer and has overall responsibility for approving and evaluating executive officer compensation plans, policies, and programs. In addition, the Compensation Committee has responsibility for reviewing the overall equity award practices of the Company. The

Compensation Committee has the authority to obtain advice and assistance from, and receive appropriate funding from Juniper Networks for, outside legal counsel, compensation consultants, or other advisors as the Compensation Committee deems necessary to carry out its duties.

The Committee independently decides the salary, incentive target and equity awards for the Chief Executive Officer with input from its compensation consultant. In 2014, the Committee’s independent compensation consultant provided input directly to the Committee with respect to the CEO’s compensation. Based on the information presented, the Committee discusses the Chief Executive Officer’s contribution and performance, Company performance, the competitive market, and the other factors discussed below, and independently makes compensation decisions in an executive session, without the Chief Executive Officer present.

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Juniper Networks, Inc. Notice of 2015 Annual Meeting and Proxy Statement	39

Role of the Independent Compensation Consultant

The Committee has the authority to engage its own advisors to assist in carrying out its responsibilities. In addition, the Committee is free to replace its compensation advisors or retain additional advisors at any time.

During 2014, the Committee engaged Semler Brossy Consulting Group, LLC (“Semler Brossy”) to advise the Committee on executive compensation. The Committee has determined that Semler Brossy is an independent compensation advisor under the rules of the New York Stock Exchange and there are no conflicts of interest. For details on the engagement and services provided by Semler Brossy, please refer to the “Compensation Consultant Fee Disclosure” section of this proxy statement beginning on page 61. During the 2014 fiscal year,

Semler Brossy did not provide any services unrelated to executive compensation, and therefore received no fees for additional services.

Role of the Chief Executive Officer and Management

The Chief Executive Officer makes recommendations to the Committee regarding the salary, incentive target and equity awards for the NEOs (except for himself). These recommendations are based on analysis and guidance provided by the compensation consultant and the Chief Executive Officer’s assessment of individual specific factors, such as the individual’s role and contribution to Company performance and the other factors discussed below. The Chief Executive Officer is also assisted by the Executive Vice President, Human Resources in making these recommendations.

Executive Compensation Philosophy and Objectives

In 2014, the Committee established the guiding principles detailed below. The Committee believes that these guiding principles drive desirable behaviors, accountability, and alignment with stockholder interests.

Table 1: Executive Compensation Philosophy and Objectives

Principle	Strategy
1. Enhance Accountability	Executive compensation linked to a clear set of business objectives
2. Manage to Balanced Results	Compensation strategy that drives balanced results between the following:
–  Short- and long-term objectives
–  Individual and team performance
–  Financial and non-financial objectives
– Customer satisfaction and growth
3. Reward High Performance	Upside potential in the incentive plans for superior performance with downside risk for underperformance
4. Attract & Retain Talent	Market-competitive programs with flexibility to be aggressive for mission-critical talent retention and acquisition
5. Align with Stockholder Interests	Programs that are transparent, easily understood and meet fiduciary commitments to stockholders
6. Encourage Health and Financial Well-Being	Market-competitive benefit programs that encourage wellness and financial savings

Market Positioning Strategy

The Committee has established a framework for executive compensation positioning relative to market. Competitive compensation is fundamental for attracting and retaining the talent profile required for the success of the business. The 2014 market positioning strategy is presented below.

This framework provides a starting point in compensation decision-making and final decisions regarding compensation opportunity for executive officers take into account individual performance, tenure, criticality of role, and ability to impact business results.

Executive Compensation

Table 2: Market Positioning Strategy

Element	Market Definition	Target Pay Positioning	Rationale
Base Salary

Comparable US public companies with whom Juniper networks competes for talent

Compensation data from large-tech company comparator group for key positions where large-tech is primary talent pool

Compensation data reported by similarly-sized high-technology companies in published surveys

		●At market median	●Align with market competitive rates
Annual Cash Incentives Total Cash Compensation		●Target market 60th-65th percentile ●Upside potential positions total cash at or above the 75th percentile	●Provides focus on annual financial and non-financial goals ●Motivates superior performance with upside potential
Long-Term Incentives		●Target market 60th-65th percentile	●Creates ownership and aligns employee efforts with stockholder value creation ●Annual grants based on value delivered in the market for comparable jobs
Total Direct Compensation		●Target market 60th-65th percentile ●Upside potential positions total direct compensation at or above 75th percentile	●Reward executives for achieving financial and strategic results that drive stockholder value over the long-term
Benefits		●Target higher of market median or legal minimum	●Encourage wellness and financial savings

Competitive Compensation Data

The Committee reviews competitive compensation data to establish reference points and uses the data from the Primary Peer Group, the Large Tech Company Comparator Group, and published surveys, as described below.

Primary Peer Group

The Committee has established a peer group of publicly-traded networking equipment and other high technology companies set forth in the table below (the “Peer Group”).

The companies included in the Peer Group are the ones which the Committee believes are similar in size and business scope and which compete with the Company for talent. This list is periodically reviewed and updated by the Committee with the assistance of Semler Brossy to take into account changes in both the Company’s business and the businesses of the companies in the Peer Group. The data on the compensation practices of the Peer Group is gathered through publicly available information. For compensation decisions made in early 2014, the Peer Group consisted of the following companies:

Table 3: Primary Peer Group

Company Name
Adobe Systems Inc.	Intuit Inc.
Autodesk, Inc.	Motorola Solutions Inc.
BMC Software, Inc.	NetApp Inc.
Broadcom Corp.	NVIDIA Corp.
Brocade Communications Systems, Inc.	SanDisk Corp.
CA, Inc.	Symantec Corp.
Citrix Systems, Inc.	VMware, Inc.
Corning Inc.	Xilinx, Inc.
EMC Corp.

Changes to the Peer Group used to assess 2014 pay decisions include the following:

●

Removed eBay from the prior year’s group. The Committee determined that eBay had grown to a size where revenue and market cap increased beyond the size screens used to determine comparable peers. EMC Corp. revenue also exceeds the size screens, but the Committee determined to keep EMC Corp. in the Peer Group due to the high relevance of its business model.
●	Added Brocade. The Committee determined that Brocade was a comparable peer in terms of size, scope of operations, and industry.

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Juniper Networks, Inc. Notice of 2015 Annual Meeting and Proxy Statement	41

Revenue, market capitalization, and market cap / revenue – Juniper Networks’ percentile position relative to peers

Large Tech Company Comparator Group

The Committee also reviews data from a second group of publicly-traded high technology companies set forth in the table below (the “Large Tech Company Comparator Group”). The Committee believed that the companies in the Large Tech Company Comparator Group are typically the talent pool for Division head positions, and to a lesser extent, for our CEO position. Compensation data for comparable positions at these companies were used as a secondary reference by the Committee in making target compensation decisions in early 2014. The list of companies remained consistent with prior year practices, with the exception of the addition of Facebook Inc, which the Committee determined was representative of the type of companies contained in this group.

In August 2014, due to changes in our business context and strategy, the Committee decided to eliminate the Large Tech Company Comparator Group as a secondary reference for making future compensation decisions.

Table 4: Large Tech Company Comparator Group

Company Name
Amazon.com, Inc.	Google Inc.
Apple Inc.	Hewlett-Packard Co.
Applied Materials, Inc.	IBM Corp.
Cisco Systems, Inc.	Intel Corp.
Computer Sciences Corp.	Microsoft Corp.
Dell Inc.	Oracle Corp.
eBay Inc.	QUALCOMM, Inc.
EMC Corp.	Seagate Technology Plc
Facebook Inc.	Texas Instruments Inc.

Published Surveys

For the 2014 annual compensation review, broader technology company data was drawn from the Radford 2013 Executive Compensation Survey for companies of comparable size, approximately $4.5 billion in annual revenue. After reviewing the market data, the Committee takes into consideration other factors, such as internal equity, individual performance, tenure, leadership skills, and ability to impact business performance. In addition, while recruiting and retaining key executive talent, the compensation decisions may be determined based on negotiations with such individuals and can reflect such factors as the amount of compensation that the individual would forego by joining or remaining with the Company or relocation costs. The Committee also takes into consideration results from the “Say-on-Pay” advisory vote and feedback we receive when we conduct ongoing stockholder outreach in the evaluation of our executive compensation programs and policies.

Executive Compensation

Section 3 – Elements of Executive Compensation

The NEO compensation program comprises the following elements:

Table 5: Elements of Executive Compensation

Element	Rationale
Base Salary	Provides fixed level of compensation for day-to-day responsibilities and achieving target goals and objectives.
Annual Cash Incentives	Aligns executive efforts with short-term (annual) financial and strategic Company goals.
Long-term Incentives
●Performance Shares	Bridges short- and long-term goals and aligns executive effort with stockholder value creation.
●Price Vested RSUs	Rewards longer-term sustained stock price performance, further strengthening the link with stockholder value creation.
●Restricted Stock Units	Provides a strong incentive for longer-term executive retention and provides incentive for high performance resulting in increased stock price.
Benefits	Except as referenced below, executives participate in Company-wide benefit programs. Executives may choose to defer a portion of salary and annual incentive bonus under a deferred compensation program.
Severance	Provides a financial bridge to new employment in line with market competitive practices.
Change of Control Related Benefits	Encourage the continued attention, dedication and continuity of assigned duties without the distraction that may arise from the possibility of a change of control.

The Company’s pay mix emphasizes pay for performance. In 2014, our current CEO’s annual target compensation package, “variable” compensation in the form of annual cash bonus incentive and equity (i.e., RSUs and performance shares) comprised 89% of his target total direct compensation. In 2014, variable compensation comprised 83% of our other NEOs’ (excluding Mr. Kheradpir) target total direct compensation on average.

2014 Pay Mix: CEO Annual Target Total Direct Compensation(1)	2014 Pay Mix: Other NEO Average Target Total Direct Compensation(2)

(1)	Target Total Direct Compensation reflects annual total compensation package for Chief Executive Officer Rami Rahim, as indicated in the Key Compensation Highlights section.
(2)	Target Total Direct Compensation reflects base salary as indicated in the Summary Compensation Table, target annual incentive opportunity as indicated in in the Grants of Plan-Based Awards Table, and target value of 2014 equity awards as indicated in the Summary Compensation Table. The Summary Compensation Table begins on page 55 and the Grants of Plan-Based Awards Table begins on page 57.

Base Salary

In 2014, Mr. Kheradpir provided the Committee with his recommended base salary increases for the NEOs, including Mr. Rahim, in light of analysis and guidance from Semler Brossy, including competitive data from our peer groups and his assessment of individual-specific factors. In review of Mr. Kheradpir’s compensation, the Committee independently decided not to provide a base salary increase to Mr. Kheradpir as his salary for 2014

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Juniper Networks, Inc. Notice of 2015 Annual Meeting and Proxy Statement	43

was negotiated as part of his offer of employment. As noted in the table below, two NEOs received increases that were intended to better align their salaries with other executives at Juniper Networks having similar levels of responsibility, as well as with comparable positions in our peer groups and at similarly sized companies in the technology industry. In addition to the increase below, and in connection with his promotion, in November 2014 Mr. Rahim received a salary increase commensurate with his expanded responsibilities as Chief Executive Officer. Generally, merit increases to base salary of an NEO, if applicable, were effective July 1, 2014.

Table 6: 2014 Base Salary

Executive	2014 Base Salary Before Increase	2014 Base Salary After Increase		% Salary Increase
Rami Rahim(1)
Chief Executive Officer	$725,000	$750,000	(1)	3.4%
Shaygan Kheradpir(2)
Former Chief Executive Officer	$1,000,000	$1,000,000	(2)	0	%(2)
Robyn M. Denholm
Executive Vice President, Chief Financial and Operations Officer	$750,000	$750,000		0%
Pradeep Sindhu
Executive Vice President, Chief Technology Officer	$600,000	$600,000		0%
Vincent Molinaro
Executive Vice President, Chief Customer Officer	$550,000	$575,000		4.5%
Mitchell L. Gaynor
Executive Vice President, General Counsel and Secretary	$450,000	$450,000		0%

(1)	Reflects Mr. Rahim’s salary increase as Executive Vice President and General Manager, Juniper Development and Innovation. In connection with his appointment as Chief Executive Officer effective November 10, 2014, the Committee approved an annualized base salary of $1,000,000.
(2)	Mr. Kheradpir resigned from his position as Chief Executive Officer in November 2014.

Executive Annual Cash Incentive Plan

Consistent with our key program objective to have a significant portion of each NEO’s compensation tied to performance, the Company has established a target annual performance-based cash incentive opportunity for each NEO, expressed as a percentage of base salary. In setting the amount of the target incentive, the Committee takes into account competitive market data, desired positioning against market, the individual’s role and contribution to performance, and internal equity. The actual award earned may be higher or lower than this target incentive amount, based on Company and/or individual performance factors.

For 2014, target incentives (expressed as a percentage of base salary) for all NEOs remained consistent with 2013 levels, except for the target incentives of Mr. Rahim, who was promoted. The target cash incentive as a percentage of base salary for 2014 are presented below:

Table 7: 2014 Target AIP Incentives

Executive	Annual Base Salary as of 12/31/2014	Adjusted Base Salary(1)		Target Incentives (as % of Base Salary)		Target Incentives
Rami Rahim
Chief Executive Officer	$1,000,000	$773,958	(2)	155	%(3)	$1,200,068	(3)
Shaygan Kheradpir(4)
Former Chief Executive Officer	n/a	n/a		n/a		n/a
Robyn M. Denholm
Executive Vice President, Chief Financial and Operations Officer	$750,000	$750,000		150%		$1,125,000
Pradeep Sindhu
Executive Vice President, Chief Technology Officer	$600,000	$600,000		100%		$600,000
Vincent Molinaro
Executive Vice President, Chief Customer Officer	$575,000	$562,500		100%		$562,500
Mitchell L. Gaynor
Executive Vice President, General Counsel and Secretary	$450,000	$450,000		100%		$450,000

(1)	Adjusted base salaries reflect actual salaries earned during 2014.
(2)	Mr. Rahim’s Adjusted Base Salary reflects his previous role as Executive Vice President and General Manager, Juniper Development and Innovation until his appointment as Chief Executive Officer effective November 10, 2014.
(3)	For 2014, Mr. Rahim’s Target Incentives were prorated based on (i) ten months with an annualized bonus target of 150% and (ii) two months with an annualized bonus target of 175% of base salary.
(4)	Mr. Kheradpir’s target opportunity is not applicable given his resignation prior to the end of the fiscal year.

Executive Compensation

NEOs could earn annual cash incentives for 2014 based on an achievement of pre-determined goals in the AIP. The 2014 AIP was comprised of three components: Operating Income Gate, Financial metrics, and Strategic metrics, in order to drive executive focus on achievement of pre-determined goals that contributed to overall Company performance. For the Operating Income Gate component, a threshold amount of non-GAAP operating income must be achieved to earn any bonus; if the gate is achieved, the plan funds based on the Financial and Strategic components, weighted 70% and 30%, respectively. This weighting represents an increased emphasis on financial results, i.e., 70% of the bonus pool in 2014 vs. 50% of the bonus pool in 2013. The Financial component was comprised of non-GAAP corporate operating margin and revenue growth targets, consistent with the 2013 AIP design. The Committee believes that both non-GAAP operating margin expansion and revenue growth are critical to stockholder value creation. For the Strategic component, we focused on a number of key objectives that the Committee believes contributed to operational and financial results, as described below.

Funding Gate: Must achieve minimum level of Non-GAAP Operating Income* for ANY Funding If Operating Income Gate is achieved, funding is based on components below

Financial Component (70% Weighting)				Strategic (30% Weighting)

Corporate Non-GAAP Operating Margin* (0%-125% Payout)	x	Corporate Revenue Growth (1.0x-1.2x Multiplier)	+	Strategic Objectives, including Intergrated Operating Plan (IOP) market share gains, and employee engagement

*	Non-GAAP Operating Margin and non-GAAP Operating Income exclude certain items, primarily stock-based compensation expense and related payroll taxes, amortization of acquired intangible assets, certain one-time gains and losses, and income taxes related to these items. Non-GAAP Operating Margin and non- GAAP Operating Income are calculated quarterly and publicly disclosed as part of our quarterly earnings releases.

The actual amounts paid to individual NEOs depend on the level of achievement against the objectives. Maximum bonus pool funding is 150%, and NEOs can earn anywhere between 0%-200% of their respective target incentive based on actual performance. The CEO makes recommendations for individual payouts for officers other than himself, based on his evaluation of their performance. Final approval of actual payout amounts is at the discretion of the Committee. For 2014, the Committee established target performance goals for non-GAAP operating income, non-GAAP operating margin, and revenue growth per the table below. Strategic goals were the same for all individuals, and included our IOP, market share gains, and employee engagement.

Table 8: 2014 Financial Performance Targets and Achievements

Non-GAAP Operating Margin			X	Revenue Growth Multiplier
	Performance	Payout(1)		Revenue Growth	Multiplier
Max	24.7%	125%		>=10.0%	1.20x
				9.0%-10.0%	1.15x
Target	23.0%	100%		8.0%-9.0%	1.10x
Threshold	19.6%	50%		<8.0	1.00x
Actual	20.7%(2)	66.2%	X	(0.9%)	1.00x

66.2% x 1.00x = 66.2% of Target Payout for Financial Component 66.2% Payout for Financial Component = 46.3% Weighted Payout (Financial Component has 70% Weighting on Overall Plan)

(1)	No payout for individual component for performance levels below threshold. Payment scales between threshold and target and between target and maximum are linear.
(2)	Reflects non-GAAP financial measures, as described in our Current Report on Form 8-K filed with the SEC in January 2015, which furnished our earnings release for fiscal year 2014. Reconciliations between GAAP and non-GAAP measures are contained therein.

For 2014, the Funding Gate was $900M in non-GAAP operating income. Our 2014 non-GAAP corporate operating income of $958.4M, as described in our

Current Report on Form 8-K filed with the SEC in January 2015, exceeded the Operating Income Gate, allowing the AIP to pay out based on attainment of

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Juniper Networks, Inc. Notice of 2015 Annual Meeting and Proxy Statement	45

Financial and Strategic components. Actual 2014 non-GAAP operating margin was between Threshold and Target, while revenue growth produced a multiplier of 1.0x on the non-GAAP operating margin payout. As a result, payout for the Financial component was 66.2% of target. For the strategic objectives-based payouts, the Committee evaluated performance for each objective and determined the score was 115% of target. This score reflects above-target performance for the IOP objective and market share objectives for routing and switching, and below-target performance for the security market share objective and employee engagement. As a result, payout for the Strategic component (weighted at 30% of the overall plan) was 34.5% of target. The combined payouts for Financial and Strategic components was 80.8% of target.

Recommendations for NEOs, excluding the CEO, were based on overall achievement relative to individual executive contributions in their respective roles. For the

CEO, the Committee independently determined the payout at 80.8% of target, reflective of 46.3% payout for the Financial component and 34.5% payout for the Strategic component.

Upon completion of the measurement period for 2014, the Committee reviewed the performance of the Company to verify and approve the calculations of the amounts to be paid. Excluding Mr. Kheradpir, who resigned as of November 9, 2014 and did not receive a payout under the 2014 Executive Annual Incentive Plan, actual payouts to NEOs under the 2014 Executive Annual Incentive Plan ranged between 72.7% and 80.8% of the individuals’ target annual incentive for the year. The following table summarizes the payments for the Company’s NEOs (expressed as a percentage of their 2014 target incentive):

Table 9: Payments Under 2014 Annual Incentive Plan

Executive	Total Funded $	Actual Payout $	Payout as % of Total Target
Rami Rahim Chief Executive Officer	$969,655	$969,655	80.8%
Shaygan Kheradpir(1) Former Chief Executive Officer	n/a	n/a	n/a
Robyn M. Denholm Executive Vice President, Chief Financial and Operations Officer	$909,000	$909,000	80.8%
Pradeep Sindhu Executive Vice President, Chief Technology Officer	$484,800	$484,800	80.8%
Vincent Molinaro Executive Vice President, Chief Customer Officer	$454,500	$454,500	80.8%
Mitchell L. Gaynor Executive Vice President, General Counsel and Secretary	$363,600	$327,240	72.7%

(1)	Mr. Kheradpir did not receive any payments under the 2014 Annual Incentive Plan due to his resignation in November 2014.

Long-Term Equity Incentive Compensation

The Company remains focused on aligning its annual equity compensation program with stockholder interests. To further align with stockholder interests, the Committee reviewed target equity pay mix and made changes intended to increase performance-contingent awards and decrease service-vested awards as a percentage of target equity award value. In determining the ranges for long-term equity incentives, the Committee sought to allocate equity awards granted to the NEOs as follows: approximately 33% of their shares awarded in the form of performance shares, or PSAs, 33% of their shares awarded in the form of price vested RSUs, and 34% of their shares awarded in the form of RSUs. The Committee believes this equity mix further aligns the

NEOs’ compensation opportunities with stockholder interests, i.e., stock price appreciation, and also incentivizes our NEOs to continue to drive performance in key financial metrics that support our innovation agenda (i.e., operating income) and customer satisfaction (Juniper Customer Satisfaction Index, or JCSI). The number of equity awards for the 2014 equity compensation program guidelines was calculated using a policy the Committee approved in 2014, pursuant to which the price of $24.56, reflective of the 90-day average stock price close over the three-month period of December 1, 2013 through February 28, 2014, is used to convert target equity value to the number of equity awards. Using an average stock price mitigates the impact of spot stock price volatility on any given day in converting long-term equity incentive value to the number of shares subject to an award.

Executive Compensation

In determining the amount of long-term equity incentives to award to each individual, the Committee evaluated grant values in the Peer Group and in the survey data. The Committee’s objective was to continue to target total direct compensation between the 60th and 65th percentiles of the Peer Group market data discussed above. However, within this general objective, the specific number of equity awards for each of the NEOs was based on the executive’s respective role, grade level and individual performance.

The Company’s equity compensation programs are intended to align the interests of our NEOs with those of our stockholders by creating an incentive to drive financial performance over time and maximize stockholder value creation. The vehicles used for the equity compensation program, and the rationale for their use, are as follows:

Performance Share Awards

Performance share awards (“PSAs”) are designed to reward executive efforts for year-over-year sustained Company financial performance, which in the longer term we believe has the potential to positively impact stockholder value. NEOs receive PSAs that vest based on performance over a three-year period. In general, we calculate a number of PSAs based on the achievement of annual performance targets determined by the Committee on an annual basis, which we refer to as being “banked,” however, these banked shares are not vested until the end of the entire three-year period. One-third of the total target PSAs are subject to annual performance targets, and the amount of PSAs banked for a particular year is based on the achievement of annual performance targets established for that year. The plan’s performance measure construct for 2014 is illustrated below.

Corporate Non-GAAP Operating Income* 0%-200% Payout	X	JCSI Multiplier 0.75x –1.5x	=	Shares Banked 0%-200% of Target

*	Non-GAAP Operating Income excludes certain items, primarily stock-based compensation expense and related payroll taxes, amortization of acquired intangible assets, certain one-time gains and losses, and income taxes related to these items. Non-GAAP Operating Income is calculated quarterly and publicly disclosed as part of our quarterly earnings releases.

The 2014 construct for PSAs was generally consistent with the construct for the 2013 PSAs:

●	We retained the construct of a financial metric being the primary measure of performance, with a modifier to provide upside/downside in connection with the results of the JCSI, our customer satisfaction score.
●	Non-GAAP operating income remained a financial metric in the plan design to focus NEOs on achieving higher levels of profitability for the Company.
●	Juniper’s Customer Satisfaction Index (JCSI) remained the metric for the modifier in order to allow management to emphasize customer satisfaction and drive desired results across the Company. The modifier served as an adjustment to the payout derived from non-GAAP operating income performance, ranging from 0.75x to 1.5x. Consistent with prior years, JCSI comprises three metrics: (1) customer’s overall satisfaction with Juniper Networks; (2) customer’s likelihood to recommend Juniper Networks to a colleague; and (3) customer’s continued use of Juniper Networks products, services, and/or support. JCSI is measured based on the results of a customer satisfaction survey designed, administered, and analyzed by an external firm in partnership with the
Company’s management. The survey process typically begins towards the middle of the second quarter and final results are available towards the end of the fourth quarter. For 2014, 1,338 customers participated in the Company’s customer satisfaction survey, representing 8,694 nominations sent across 2,853 client accounts.

For 2014, the Committee set target performance goals at levels which it believed at the time to be difficult but achievable, and set maximum performance goals at a level which it believed to be very difficult. With respect to each year’s performance, the participants can earn between 0% and 200% of the target amount for that year depending on the level of achievement against the targets established for that year (the target amount for each year is one-third of the target amount for the entire three year period). Shares “banked” vest following certification of performance for the final tranche in the performance period. No shares are vested or issued prior to the completion of the third performance year or as stated in individual executives’ employment contracts, and any “banked” but unvested shares are forfeited if the employee leaves the Company before the stated vest date.

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Juniper Networks, Inc. Notice of 2015 Annual Meeting and Proxy Statement	47

The tables below provide operating income and JCSI goals for 2014, actual achievement, and details of shares “banked” for the 2014 performance measurement year.

Table 10: 2014 Non-GAAP Operating Income and JCSI Goal Achievement

Non-GAAP Operating Income $			X	JCSI Multiplier
	Performance	Payout(1)			Performance	Multiplier(4)
Max	$1,242M(2)	200%		Max	>=8.47	1.50x
Target	$1,127M(2)	100%		Target	7.96 - 8.12	1.00x
Threshold	$955M(2)	50%		Threshold	<=7.61	0.75x
Actual	$958.4M(3)	51.0%	X	Actual	7.86	0.92x
51.0% x 0.92x = 46.9% of Target Payout for 2014 tranches of PSA Awards

(1)	No shares are earned for achievement of performance levels below threshold. Performance scales between threshold and target and between target and maximum are linear.
(2)	As discussed when the performance metrics were established, the Committee will appropriately adjust an evaluation of performance to exclude the impact of the effect of any merger, acquisition, or other business combination or divestiture. 2014 non-GAAP operating income goals were materially impacted by the divestiture of the Pulse product portfolio, resulting in a downward adjustment to each Threshold, Target, and Max goals approved by the Committee.
(3)	Reflects non-GAAP financial measures, as described in our Current Report on Form 8-K filed with the SEC in January 2015, which furnished our earnings release for fiscal year 2014. Reconciliations between GAAP and non-GAAP measures are contained therein.
(4)	Performance scales between threshold and target and between target and maximum are linear.

Details on individual grants can be found in the Grants of Plan-Based Awards Table beginning on page 57 of this proxy statement.

Table 11: Shares Earned for 2014 Performance Share Goal Achievement

Executive(1)	Award Year of Performance Shares	Total Performance Share Target	2014 Target	2014 Performance Achievement (% of Target)	2014 Total Shares “Banked”	Shares to Vest in 2015(2)
Rami Rahim Chief Executive Officer	2014	53,700	17,900	46.9%	8,395	—
	2013	100,000	33,333	46.9%	15,633	—
	Total	—	51,233	46.9%	24,028	—
Robyn M. Denholm Executive Vice President, Chief Financial and Operations Officer	2014	50,991	16,997	46.9%	7,971	—
	2013	60,000	20,000	46.9%	9,380	—
	2012	35,000	11,667	46.9%	5,471	26,691
	Total	—	48,664	46.9%	22,822	26,691
Pradeep Sindhu Executive Vice President, Chief Technology Officer	2014	26,201	8,733	46.9%	4,095	—
	2013	60,000	20,000	46.9%	9,380	—
	2012	35,000	11,667	46.9%	5,471	26,691
	Total	—	40,400	46.9%	18,946	26,691
Vincent Molinaro Executive Vice President, Chief Customer Officer	2014	28,989	9,663	46.9%	4,531	—
	2013	20,000	6,667	46.9%	3,126	—
	2012	18,333	6,111	46.9%	2,866	13,981
	Total	—	22,441	46.9%	10,523	13,981
Mitchell L. Gaynor Executive Vice President, General Counsel and Secretary	2014	18,100	6,033	46.9%	2,829	—
	2013	44,600	14,867	46.9%	6,972	—
	2012	30,000	10,000	46.9%	4,690	22,880
	Total	—	30,900	46.9%	14,491	22,880

(1)	Excludes Mr. Kheradpir, who resigned prior to the end of the fiscal year and forfeited all unvested performance share awards upon resignation.
(2)	Shares to vest in 2015 include shares “banked” in 2014, 2013, and 2012.

Price Vested RSUs

To increase alignment between NEO compensation and Company stock price performance, the Committee sought to allocate to the NEOs approximately 33% of target equity value in the form of price vested RSUs.

The price vested RSUs are designed to provide NEOs an opportunity to build significant ownership when the Company sustains long-term growth. The 2014 price

Executive Compensation

vested RSUs are subject to vesting on the condition of sustained increase in the Company’s stock price over a period from 2015 through 2018 as follows:

●	33% of the price vested RSUs will vest if ASP equals or exceeds $29.00 between January 1, 2015 and December 31, 2016;
●	67% of the price vested RSUs (minus any portion of which have previously vested) will vest if ASP equals or exceeds $32.50 between January 1, 2016 and December 31, 2017; and
●	100% of the price vested RSUs (minus any portion of which have previously vested) will vest if ASP equals or exceeds $40.00 between January 1, 2017 and December 31, 2018.

In addition to the annual use of price vested RSUs in 2014, there were cases in which price vested RSUs were granted as a one-time long-term incentive to NEOs as follows:

Mr. Kheradpir New Hire Award

●	In connection with Mr. Kheradpir’s appointment as Chief Executive Officer in January 2014, the Committee awarded a one-time grant of 717,866 price vested RSUs, representing a target value of $15 million based on the 90-day average stock price close preceding the date of grant. The price vested RSUs were subject to vesting on the condition of sustained increases in the Company’s stock price over a period from 2015 through 2018 as follows: (i) 33% of the price vested RSUs will vest if ASP* equals or exceeds $25.00 between January 1, 2015 and December 31, 2016; (ii) 67% of the price vested RSUs (minus any portion of which have previously vested) will vest if ASP* equals or exceeds $32.50 between January 1, 2016 and December 31, 2017; and (iii) 100% of the price vested RSUs (minus any portion of which have previously vested) will vest if ASP* equals or exceeds $40.00 between January 1, 2017 and December 31, 2018.
* ASP refers to the average closing market price of our common stock over a period of 60 consecutive trading days.
●	Mr. Kheradpir resigned from the Company in November 2014, and as a result earned no price vested RSUs; there was no acceleration of any equity awards and unvested awards were canceled.

Mr. Rahim Promotional Award

●	In connection with Mr. Rahim’s appointment as Chief Executive Officer in November 2014, the Committee awarded a one-time grant of 231,273 price vested
RSUs, representing a target value of $5 million based on the 90-day average stock price close preceding the date of grant. The price vested RSUs are subject to vesting on the condition of sustained increases in the Company’ stock price over a period from 2015 through 2019 as follows: (i) 33% of the price vested RSUs will vest if ASP* equals or exceeds $29.00 between November 1, 2015 and October 31, 2017; (ii) 67% of the price vested RSUs (minus any portion of which have previously vested) will vest if ASP* equals or exceeds $32.50 between November 1, 2016 and October 31, 2018; and (iii) 100% of the price vested RSUs (minus any portion of which have previously vested) will vest if ASP* equals or exceeds $40.00 between November 1, 2017 and October 31, 2019.
* ASP refers to the average closing market price of our common stock over a period of 60 consecutive trading days.

In 2014, no outstanding price vested RSUs were eligible to vest.

Restricted Stock Units

RSUs are used for retention purposes as they provide payout opportunity to the NEOs only if they remain employed through the applicable vest dates. The payout opportunity is directly linked with stockholder value and executive efforts over a multi-year timeframe, i.e., executive team retention to deliver results. In 2014, the Company used RSUs on a programmatic basis, representing 34% of shares awarded. Generally, the RSUs vest with respect to 34% on the first anniversary of the grant date and with respect to an additional 33% on each of the second and third anniversaries of the grant date, assuming continued service to the Company.

The Committee also awarded Mr. Kheradpir a one-time grant of 239,288 RSUs in connection with his appointment as Chief Executive Officer as a replacement for value forfeited at his prior employer. These represented a target value of $5 million based on the 90-day average stock price close preceding the date of grant. The RSUs were to vest cumulatively over a period of three years with 40% vesting six months after the grant date, 40% vesting eighteen months after the grant date, 15% vesting thirty months after the grant date, and 5% vesting on the third anniversary of the grant date. Mr. Kheradpir resigned from the Company in November 2014, and as a result only earned the first vested tranche; there was no acceleration of any equity awards and unvested awards were canceled.

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Juniper Networks, Inc. Notice of 2015 Annual Meeting and Proxy Statement	49

Section 4 – Other Compensation Policies and Information

Benefits and Perquisites

The NEOs are provided the same health and welfare benefits that are available to employees broadly. The Committee believes that the benefits programs are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain talent.

In addition to receiving Company wide-benefits, NEOs are eligible to participate in the Deferred Compensation Plan and Executive Wellness Program described below.

Deferred Compensation Plan

In June 2008, the Company adopted and implemented a deferred compensation plan for U.S. employees. All NEOs are eligible to participate in the deferred compensation plan. The Company implemented this plan in order to offer benefits that are competitive with companies with which we compete for talent. This plan allows participants to elect to defer a certain amount of compensation earned into one or more investment choices.

The participants are not taxed on the compensation deferred into these investments until distribution of invested funds to the participant at a future date, which may be upon termination of employment with the Company or a designated “in-service” date elected by the participant. The deferred compensation plan is intended to comply with Internal Revenue Code Section 409A. In 2014, none of the NEO’s participated in this plan.

Executive Wellness Program

Under the Executive Wellness Program, eligible executives receive additional benefits focused on health care screening and wellness. The total value of this benefit is limited to $10,000 per year for each eligible executive.

The Committee believes that promoting the health and wellness of its executives results in a number of benefits to the Company, including increased productivity, lower absentee rate and increased organizational stability, among others.

Other Benefits

From time to time, the Company may agree to reimburse employees for relocation costs if the employee’s job responsibilities require him or her to move a significant distance. Mr. Kheradpir was hired by the Company in 2014. Pursuant to the terms of his new hire package, the Company agreed to reimburse reasonable and customary relocation costs up to $275,000, which amount was increased by the Compensation Committee on March 18, 2014 by $300,000. In addition, the Company agreed that to the extent such benefits are taxable, the reimbursement would be tax-assisted. Pursuant to the terms of Mr. Kheradpir’s offer letter with the Company, he was responsible for repaying a pro-rated portion of his relocation expenses if, prior to two years of service at Juniper, his employment was terminated under certain circumstances. In connection with Mr. Kheradpir’s resignation on November 9, 2014, Mr. Kheradpir is obligated to repay a pro-rated amount of his relocation assistance. The Company will permit that such amounts be repaid within a two year period.

Severance Benefits

In addition to compensation designed to reward employees for service and performance, the Committee has approved severance and change of control provisions for certain employees, including NEOs, as described further below.

Basic Severance

In order to recruit executives to the Company and encourage retention of employees, the Committee believes it is appropriate and necessary to provide assurance of certain severance payments if the Company terminates the individual’s employment without cause, as described in their respective agreements. The Committee has approved severance benefits for several members of senior management, including the NEOs. Under severance agreements with Mr. Rahim, Ms. Denholm, Dr. Sindhu, Mr. Molinaro and Mr. Gaynor, in the event the employee is terminated involuntarily by Juniper Networks without cause, and provided the employee executes a full release of claims, in a form satisfactory

Executive Compensation

to Juniper Networks, promptly following termination, the employee will be entitled to receive the following severance benefits: (i) an amount equal to 12 months of base salary (for Messrs. Sindhu, Molinaro and Gaynor), 15 months of base salary (for Ms. Denholm), and 16.5 months of base salary (for Mr. Kheradpir and Mr. Rahim following his promotion to Chief Executive Officer) and (ii) $18,000 in lieu of continuation of benefits (whether or not the individual elects COBRA). Although Mr. Kheradpir had entered into a severance agreement with the Company, such agreement terminated upon his resignation in November 2014 and he received no benefits thereunder.

In addition, in connection with Ms. Denholm’s promotion on July 19, 2013, the Committee amended Ms. Denholm’s severance agreement to also provide that (i) severance benefits would become payable in the event that Ms. Denholm terminates her employment for good reason, provided that Ms. Denholm executes a full release of claims, and (ii) her severance benefits would also include the vesting in full, on the last day of Ms. Denholm’s employment, of any portion of her RSU award that was granted to her on July 19, 2013 that has not vested prior to the date of termination. On February 20, 2015, following the expiration of Ms. Denholm’s severance agreement pursuant to its terms, the Company entered into a modified form of its standard form severance agreement with Ms. Denholm, which modifications are consistent with Ms. Denholm’s prior severance agreement as described above.

All current severance agreements will expire in January 2017.

The Committee believes that the size of the severance packages described is consistent with severance offered by other companies of the Company’s size or in the Company’s industry.

The following table describes the potential payments that would have been provided for each of the NEOs upon termination of employment without cause (assuming the change of control benefits discussed below do not apply), or, with respect to Ms. Denholm, upon termination of employment without cause or upon her termination of employment for good reason, as described above if such termination had occurred on December 31, 2014. As a result of his resignation on November 9, 2014, Mr. Kheradpir was not entitled these benefits as of December 31, 2014.

Table 12 Potential Severance Payments for Termination Without Cause

Executive	Base Salary Component	Incentive Component	Value of Accelerated Equity Awards(1)	Value of Benefits	Total
Rami Rahim	$1,375,000	N/A	N/A	$18,000	$1,393,000
Robyn M. Denholm	$937,500	N/A	$2,343,600	$18,000	$3,299,100
Pradeep Sindhu	$600,000	N/A	N/A	$18,000	$618,000
Vincent Molinaro	$575,000	N/A	N/A	$18,000	$593,000
Mitchell L. Gaynor	$450,000	N/A	N/A	$18,000	$468,000

(1)	The value of accelerated RSUs are based on a per share price of $22.32, which was the closing price as reported on December 31, 2014.

Change of Control Severance

The Committee considers maintaining a stable and effective management team to be essential to protecting and enhancing the best interests of the Company and its stockholders. To that end, the Committee recognizes that the possibility of a change of control may exist from time to time, and that this possibility, and the uncertainty and questions it may raise among management, may result in the departure or distraction of management to the detriment of the Company and its stockholders. Accordingly, the Committee decided to take appropriate steps to encourage the continued attention, dedication and continuity of members of the Company’s management to their assigned duties without the distraction that may arise from the possibility of a change of control. As a result, the Committee has approved certain severance benefits for Mr. Rahim, Ms. Denholm, Dr. Sindhu, Mr. Molinaro, and Mr. Gaynor, as well as for several members of senior management in the event of certain employment terminations following a change of control. In approving these benefits the Committee considered a number of factors, including the prevalence of similar benefits adopted by other publicly traded companies. Mr. Kheradphir was a party to a change of control agreement with the Company, which terminated upon his resignation in November 2014. All current change of control agreements will expire in January 2016. The Committee takes into account an executive’s current role and the impact of a transaction on the role before renewing the agreements for another period of two years.

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Juniper Networks, Inc. Notice of 2015 Annual Meeting and Proxy Statement	51

Provided the executive signs a release of claims and complies with certain post termination non-solicitation and non-competition obligations, all NEOs will receive change of control severance benefits if either (i) the executive is terminated without cause within 12 months following the change of control or (ii) between four and 12 months following a change of control the executive terminates his or her employment with the Company (or any parent or subsidiary of the Company) for good reason (both cause and good reason are defined in the agreement). For the purposes of this agreement, a reduction in duties, title, authority or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the Chief Financial Officer of the Company remains the Chief Financial Officer of the subsidiary or business unit substantially containing the Company’s business following a change of control) does not by itself constitute grounds for good reason.

These change of control severance benefits consist of (i) a cash payment equal to the executive’s annual base salary plus the executive’s target bonus for the fiscal year in which the change of control or the executive’s termination occurs, whichever is greater, (ii) acceleration of vesting of all of the executive’s then unvested outstanding stock options, stock appreciation rights, restricted stock units and other Company equity compensation awards that vest based on time, and (iii) a lump sum cash payment of $36,000 in lieu of continuation of benefits (whether or not the individual elects COBRA). With respect to equity compensation awards that vest wholly or in part based on factors other than time, such as performance (whether individual or based on external measures such as Company performance, market share, stock price, etc.), the change of control severance benefits include acceleration as follows: (i) any portion for which the measurement or performance period or performance measures have been completed and the resulting quantities have been determined or calculated, shall immediately vest and become exercisable (and any rights of repurchase by the Company or restriction on sale shall lapse), and (ii) the remaining portions shall immediately vest and become exercisable (and any rights of repurchase by the Company or restriction on sale shall lapse) in an amount equal to the number that would be calculated if the performance measures were achieved at the target level (provided that if there is no “target” level, then such amount shall equal 100% of the equity compensation awards that could vest with respect to that measurement period).

The following table describes the potential payments that would have been provided for each of the NEOs upon termination of employment in connection with a change of control of Juniper Networks as described above if such termination had occurred on December 31, 2014. As a result of his resignation on November 9, 2014, Mr. Kheradpir was not entitled these benefits as of December 31, 2014.

Table 13 Potential Payments Upon Termination in Connection with a Change of Control

Name(1)	Base Salary Severance Component	Incentive Compensation Severance Component	Benefits Severance Component	Value of Accelerated Equity Awards(2)	280G Gross-Up	Total
Rami Rahim	$1,000,000	$1,195,446	$36,000	$16,494,770	N/A	$18,726,216
Robyn M. Denholm	$750,000	$1,125,000	$36,000	$9,409,130	N/A	$11,320,130
Pradeep Sindhu	$600,000	$600,000	$36,000	$5,941,227	N/A	$ 7,177,227
Vincent Molinaro	$575,000	$562,603	$36,000	$4,904,877	N/A	$ 6,078,480
Mitchell L. Gaynor	$450,000	$450,000	$36,000	$3,539,840	N/A	$ 4,475,840

(1)	All NEOs are subject to a modified cap whereby Juniper Networks would either pay the NEO (i) the full amount of the NEO’s severance benefits or, alternatively (ii) an amount of certain severance benefits otherwise payable to the NEO such that the severance benefits will not be subject to the tax imposed by Internal Revenue Code Section 4999, whichever produces the better after-tax result for the NEO.
(2)	The value of accelerated unvested options, RSUs, price vested RSUs and performance shares are based on a per share price of $22.32, which was the closing price as reported on December 31, 2014. With respect to performance share awards, the equity value is calculated based on the sum of earned, but unvested shares, plus target unearned and unvested shares multiplied by $22.32, the closing price of Juniper Networks, Inc. common stock on December 31, 2014.

Equity Award Granting Policy

The Board has approved a policy for granting restricted stock units and other equity awards. Pursuant to the policy, new hire and ad hoc promotional and adjustment grants to non-Section 16 officers are to be granted monthly, which generally occurs on the third Friday of each month, except as discussed below. All approvals of restricted stock unit grants and other equity awards by the Board, the Stock Committee, or the Compensation Committee are made at a meeting, which may be either in-person or telephonic, and not by unanimous written consent, except that this requirement shall not apply to Board actions as to which the granting of

Executive Compensation

equity awards is incidental to the primary Board action. Annual performance grants to non-Section 16 officers are scheduled to occur on the same date as a monthly grant and shall be approved by the Stock Committee in the manner described above. Grants in connection with acquisitions shall, unless a date is specified in the acquisition agreement, occur to the extent practical on a date on which equity awards to Company employees are made by the Stock Committee. Annual equity awards to Section 16 officers are generally scheduled to be approved at a meeting of the Compensation Committee in the first quarter after the fourth fiscal quarter earnings announcement. The annual grants to Section 16 officers are also generally scheduled to be effective on the third Friday of the month if the meeting approving such grants occurs on or before such date. Notwithstanding the foregoing, if the Company is advised by outside counsel that the granting of equity awards on a particular date or to particular recipients, or prior to the disclosure of certain non-public information, could reasonably be deemed to be a violation of applicable laws or regulations, such grants may be delayed until such time as the granting of those awards would be not reasonably expected to constitute a violation. If making a particular monthly grant would cause the Company to exceed any granting limitation imposed by the Board or Compensation Committee (such as an annual limit), the monthly grant shall be delayed until the first subsequent month in which the limitation would not be exceeded. If the making of a grant would cause the Company to violate the terms of any agreement approved by the Board or a Committee of the Board, such grant shall be delayed until it would not violate such agreement. The exercise price of stock options granted will be the closing market price on the date of grant. The Company intends to grant restricted stock units and other equity awards in accordance with the foregoing policy without regard to the timing of the release of material non-public information, such as a positive or negative earnings announcement.

Equity Ownership Guidelines

The Company has adopted stock ownership guidelines to further align the interests of the Company’s NEOs, certain former NEOs and non-employee directors with the interests of its stockholders and promote the Company’s commitment to sound corporate governance. Please see “Executive Officer and Director Stock Ownership Guidelines” on page 65 of this proxy statement for more information.

The Company’s insider trading policy prohibits NEOs and directors from making any short sale of the Company’s stock or engaging in any “collar” transaction designed to limit the amount of loss in the event of a decline in the Company’s stock price.

No 280G Excise Tax Gross Ups

The Company has no executive officer contracts providing for excise tax gross ups.

Repayment of Certain Bonus and Incentive Payments

In November 2008, the Board adopted a policy requiring the Company to seek repayment of certain bonus and incentive compensation in the event the Company is required to prepare an accounting restatement on an annual financial statement included in an Annual Report on Form 10-K. In such event, the Company’s Chief Executive Officer and Chief Financial Officer must deposit into an escrow account for the benefit of the Company the difference (if any) between (i) the amount of any cash bonus or incentive compensation for each of the applicable years covered by the restated financial statements previously paid by that officer, minus (ii) the amount of such cash bonus or incentive compensation that would have been earned by that officer for each of the applicable years had the cash bonus or incentive compensation been determined based on the information contained in the restated financial statements. If a court, arbitrator or committee of independent directors determines that the financial restatement was not due to the gross recklessness or intentional misconduct of the respective officer causing material noncompliance with any financial reporting requirement under the federal securities laws, then the amount deposited by such officer, including interest accrued on such escrowed amount, will be returned to the applicable officer.

The Impact of Favorable Accounting and Tax Treatment on Compensation Program Design

Favorable accounting and tax treatment of the various elements of our compensation program is a relevant consideration in their design. However, the Company and the Committee have placed a higher priority on structuring flexible compensation programs to

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Juniper Networks, Inc. Notice of 2015 Annual Meeting and Proxy Statement	53

promote the recruitment, retention and performance of Section 16 officers than on maximizing tax deductibility. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1,000,000 on the amount of compensation that Juniper Networks may deduct in any one year with respect to certain executive the officers. The Committee has the ability through the use of the 2006 Plan, and, in the future, the 2015 Plan, subject to stockholder approval of the 2015 Plan, and the 2012 Performance Bonus Plan to grant awards that qualify as “performance-based compensation” exempt from that $1,000,000 limitation but, in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy requiring all compensation to be deductible, and has in the past and will in the future make grants of compensation that do not qualify to be exempt from the $1,000,000 limitation when it believes that it is appropriate to meet its compensation objectives.

The Company believes all executive officer arrangements are structured in a manner that does not result in any additional taxation under Tax Code Section 409A.

Compensation Risk Assessment

The Compensation Committee, in consultation with Semler Brossy, has reviewed the Company’s compensation policies and practices and determined that they do not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The following Compensation Committee Report shall not be deemed to be “soliciting material” and should not be deemed “filed” and shall not be deemed to be incorporated by reference in future filings with the SEC, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and included in this proxy statement with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

THE COMPENSATION COMMITTEE

David Schlotterbeck (Chair)
Gary Daichendt
William R. Stensrud

Compensation Committee Interlocks and Insider Participation

During fiscal year 2014, the Compensation Committee consisted of Messrs. Schlotterbeck, Lawrie and Stensrud. In addition, Mr. Daichendt joined the Compensation Committee on November 13, 2014. Mr. Schlotterbeck served as chair of the committee. Mr. Lawrie resigned from the Board effective February 11, 2015. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Executive Compensation

Summary Compensation Table

The following table discloses compensation earned in fiscal year 2014 by our named executive officers, or NEOs, who are the persons serving as (a) our current and former Chief Executive Officer during fiscal 2014, (b) our Chief Financial and Operations Officer during fiscal 2014, and (c) our three other most highly paid executive officers as of December 31, 2014. In addition,

(i) with respect to Mr. Rahim and Ms. Denholm, each of whom was a NEO in 2013 and 2012, their compensation received for each of the fiscal years ending December 31, 2013 and 2012, and (ii) with respect to Dr. Sindhu, who was a NEO in 2013, his compensation received for the fiscal year ending December 31, 2013.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus		Stock Awards(1)(2)		Option Awards(1)	Non Equity Incentive Plan Compensation		All Other Compensation		Total
Rami Rahim Chief Executive Officer	2014	$773,958	—		$6,160,532	(3)	—	$969,655	(6)	$6,390	(9)	$7,910,535
	2013	$703,656	—		$4,488,817	(4)	—	$1,059,298	(7)	$6,390	(10)	$6,258,161
	2012	$391,667	$200,000		$6,908,913	(5)	—	$278,038	(8)	$7,274	(11)	$7,785,892
Shaygan Kheradpir Former Chief Executive Officer	2014	$854,167	$5,000,000	(12)	$23,934,976	(13)	—	$—		$376,849	(14)	$30,165,992

Robyn M. Denholm Executive Vice President, Chief Financial and Operations Officer	2014	$750,000	—		$3,377,857	(15)		$909,000	(6)	$10,703	(18)	$5,047,560
	2013	$666,705	$500,000		$6,487,799	(16)	—	$827,675	(7)	$10,465	(19)	$8,492,644
	2012	$562,500	—		$2,890,485	(17)	$813,276	$365,625	(8)	$7,883	(20)	$4,639,769
Pradeep Sindhu Executive Vice President, Chief Technology Officer	2014	$600,000	$10,500		$2,123,446	(21)	—	$484,800	(6)	$14,565	(23)	$3,233,311
	2013	$647,209	$4,040		$3,599,599	(22)	—	$561,233	(7)	$14,274	(24)	$4,826,355

Vincent Molinaro Executive Vice President, Chief Customer Officer	2014	$562,500	—		$1,788,735	(25)	—	$454,500	(6)	$14,376	(26)	$2,820,111

Mitchell L. Gaynor(29) Executive Vice President, General Counsel and Secretary	2014	$450,000	—		$1,543,549	(27)	—	$327,240	(6)	$11,318	(28)	$2,332,107

(1)	Amounts shown do not reflect compensation actually received by the NEO. Instead, the amounts shown represent an aggregate grant date fair value of stock-related awards in each fiscal year computed in accordance with ASC Topic 718 including the target shares issuable for performance share awards in 2012, 2013 and 2014, service and market-based restricted stock units, and non-qualified stock options. The assumptions used in the calculation of these amounts are set forth under Note 12, Employee Benefit Plans of the Notes to Consolidated Financial Statements included in Juniper Networks Annual Report on Form 10-K for 2014 filed with the SEC on February 20, 2015.
(2)	The amounts shown in this column for Mr. Rahim for 2013 and 2012, Ms. Denholm for 2013 and 2012 and Dr. Sindhu for 2013 have been revised to correct a computational error, which reflected the inclusion of the aggregate number of performance shares awarded in 2013 and 2012, as applicable, and the exclusion of annual performance share grants in connection with awards from prior years, in each case when such performance share awards have single-year performance periods. Because the value listed in the Stock Awards column is a component of the Total column, the amounts reported in the Total column in prior proxy statements has also been revised.
(3)	The amount shown includes an aggregate grant date fair value of the shares issuable for performance share awards granted in 2014 at target achievement. The aggregate grant date fair value of the maximum number of shares issuable for such performance shares is $2,581,119.
(4)	The amount shown include an aggregate grant date fair value of the shares issuable for performance share awards granted in 2013 at target achievement. The aggregate grant date fair value of the maximum number of shares issuable for such performance shares is $1,772,201.
(5)	The amount shown includes an aggregate grant date fair value of the shares issuable for performance share awards granted in 2012 at target achievement. The aggregate grant date fair value of the maximum number of shares issuable for such performance shares is $808,341.
(6)	Amounts reflect bonuses earned in 2014 but paid in 2015 under the 2014 Juniper Networks annual cash incentive plan.
(7)	Amounts reflect bonuses earned in 2013 but paid in 2014 under the 2013 Juniper Networks annual cash incentive plan.
(8)	Amounts reflect bonuses earned in 2012 but paid in 2013 under the 2012 Juniper Networks annual cash incentive plan.
(9)	Amount consists of costs related to the standard employee benefit portion paid by the Company for life insurance premiums and matching contributions paid under the Company’s 401(k) plan.
(10)	Amount consists of costs related to the standard employee benefit portion paid by the Company for life insurance premiums and matching contributions paid under the Company’s 401(k) plan.
(11)	Amount consists of costs related to the standard employee benefit portion paid by the Company for life and disability insurance premiums, matching contributions paid under the Company’s 401(k) plan and $1,342 for an executive health plan for physicals.
(12)	Amount reflects the $5 million sign-on bonus paid to Mr. Kheradpir in connection with commencement of his employment with the Company. In connection with Mr. Kheradpir’s resignation on November 9, 2014, he is obligated to repay a pro-rated amount of the sign-on bonus.
(13)	The amount shown includes an aggregate grant date fair value of the shares issuable for performance share awards granted in 2014 at target achievement. The aggregate grant date fair value of the maximum number of shares issuable for such performance shares is $2,769,237. As further described above in the Compensation Discussion and Analysis section of this proxy statement, in connection with Mr. Kheradpir’s resignation on November 9, 2014, there was no acceleration of his equity awards and all unvested equity awards were canceled.

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Juniper Networks, Inc. Notice of 2015 Annual Meeting and Proxy Statement	55

(14)	Amount consists of costs related to the standard employee benefit portion paid by the Company for life insurance premiums, costs associated with a guest accompanying Mr. Kheradpir on a sales trip, matching contributions paid under the Company’s 401(k) plan, $20,746 in reimbursement for legal fees associated with his legal advisor’s review of his employment offer and $347,452 in relocation assistance. In connection with Mr. Kheradpir’s resignation on November 9, 2014, he is obligated to repay a pro-rated amount of his relocation assistance.
(15)	The amount shown includes an aggregate grant date fair value of the shares issuable for performance share awards granted in 2014 at target achievement. The aggregate grant date fair value of the maximum number of shares issuable for such performance shares is $2,598,638.
(16)	The amount shown includes an aggregate grant date fair value of the shares issuable for performance share awards granted in 2013 at target achievement. The aggregate grant date fair value of the maximum number of shares issuable for such performance shares is $2,331,697.
(17)	The amount shown includes an aggregate grant date fair value of the shares issuable for performance share awards granted in 2012 at target achievement. The aggregate grant date fair value of the maximum number of shares issuable for such performance shares is $2,258,647.
(18)	Amount consists of costs related to the standard employee benefit portion paid by the Company for life and disability insurance premiums, matching contributions paid under the Company’s 401(k) plan, and a taxable gift to Ms. Denholm from the Company.
(19)	Amount consists of costs related to the standard employee benefit portion paid by the Company for life and disability insurance premiums, matching contributions paid under the Company’s 401(k) plan, and a reimbursement related to fitness expenses.
(20)	Amount consists of costs related to the standard employee benefit portion paid by the Company for life and disability insurance premiums, matching contributions paid under the Company’s 401(k) plan, and a taxable gift to Ms. Denholm from the Company.
(21)	The amount shown includes an aggregate grant date fair value of the shares issuable for performance share awards granted in 2014 at target achievement. The aggregate grant date fair value of the maximum number of shares issuable for such performance shares is $2,182,298.
(22)	The amount shown includes an aggregate grant date fair value of the shares issuable for performance share awards granted in 2013 at target achievement. The aggregate grant date fair value of the maximum number of shares issuable for such performance shares is $2,058,447.
(23)	Amount consists of costs related to the standard employee benefit portion paid by the Company for life insurance premiums, matching contributions paid under the Company’s 401(k) plan and a taxable gift to Dr. Sindhu from the Company.
(24)	Amount consists of costs related to the standard employee benefit portion paid by the Company for life insurance premiums and matching contributions paid under the Company’s 401(k) plan.
(25)	The amount shown includes an aggregate grant date fair value of the shares issuable for performance share awards granted in 2014 at target achievement. The aggregate grant date fair value of the maximum number of shares issuable for such performance shares is $1,207,546.
(26)	Amount consists of costs related to the standard employee benefit portion paid by the Company for life and disability insurance premiums, matching contributions paid under the Company’s 401(k) plan, a taxable gift to Mr. Molinaro from the Company and costs associated with a guest accompanying Mr. Molinaro on a sales trip.
(27)	The amount shown includes an aggregate grant date fair value of the shares issuable for performance share awards granted in 2014 at target achievement. The aggregate grant date fair value of the maximum number of shares issuable for such performance shares is $1,682,692.
(28)	Amount consists of costs related to the standard employee benefit portion paid by the Company for life insurance premiums, matching contributions paid under the Company’s 401(k) plan, and a taxable gift to Mr. Gaynor from the Company.
(29)	In connection with Mr. Gaynor’s planned transition from the Company in 2015, in March 2015, Mr. Gaynor and the Company entered into an employment agreement pursuant to which Mr. Gaynor agreed to serve as General Counsel of the Company until at least May 19, 2015 (or such other date as the parties may agree, such date, the “Employment End Date”). In addition, Mr. Gaynor, who currently serves as an officer and director of a large number of Company subsidiaries, agreed to continue his service with those entities (“Subsidiary Service”) through 2015, at the Company’s pleasure, in order to facilitate a smooth and cost-effective transition. Pursuant to this employment arrangement, Mr. Gaynor will receive (i) his regular salary of $37,500 per month and his regular benefits through the Employment End Date, (ii) one twelfth of his annual target incentive bonus for each full and partial calendar month in 2015 through the Employment End Date, and (iii) $37,500 for each full and partial month of Subsidiary Service through the end of 2015.

Executive Compensation

Grants of Plan-Based Awards for Fiscal 2014

The following table shows all plan-based awards granted to our NEOs during 2014.

		Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Stock Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date		Threshold	Target	Maximum	Threshold	Target	Maximum
	3/18/14		$—	$1,200,068	$2,400,136
	3/21/14	3/18/14				—	17,900	35,800				$450,901
Rami Rahim	3/21/14	3/18/14				—	53,700	—				$872,625
	11/21/14	11/16/14				—	231,273	—				$2,601,821
	3/21/14	3/18/14							55,400			$1,395,526
	3/18/14		$—	$1,750,000	$3,500,000
	1/17/14	10/20/13				—			239,288			$6,221,488
Shaygan Kheradpir	1/17/14	10/20/13				—	717,866	—				$13,560,489
	3/21/14	3/18/14				—	54,967	109,934				$1,384,619
	3/21/14	3/18/14							109,900			$2,768,381
Robyn Denholm	3/18/14		$—	$1,125,000	$2,250,000
	3/21/14	3/18/14				—	16,997	33,994				$428,154
	3/21/14	3/18/14				—	50,991	—				$828,604
	3/21/14	3/18/14							52,537			$1,323,407
Pradeep Sindhu	3/18/14		$—	$600,000	$1,200,000
	3/21/14	3/18/14				—	8,733	17,466				$219,984
	3/21/14	3/18/14				—	26,201	—				$425,766
	3/21/14	3/18/14							26,995			$680,004
Vincent Molinaro	3/18/14		$—	$562,500	$1,125,500
	3/21/14	3/18/14				—	9,663	19,326				$243,411
	3/21/14	3/18/14				—	28,989	—				$471,071
	3/21/14	3/18/14							29,868			$752,375
Mitchell Gaynor	3/18/14		$—	$450,000	$900,000
	3/21/14	3/18/14				—	6,033	12,066				$151,971
	3/21/14	3/18/14				—	18,100	—				$294,125
	3/21/14	3/18/14							18,700			$471,053

(1)	Amounts reflect potential cash bonuses payable under the Company’s 2014 Executive Annual Incentive Plan described in “Compensation Discussion and Analysis” above. Actual payment amounts pursuant to the 2014 annual cash incentive plan for each of the NEOs are included in the Summary Compensation Table.
(2)	Amounts reflect performance share awards granted in 2014 under the 2006 Plan in accordance with the Company’s Performance Share Plan and market-based restricted stock units, described in “Compensation Discussion and Analysis” above.
(3)	Each service-based RSU award listed in this column was granted under the 2006 Plan.
(4)	Represents an aggregate grant date fair value of stock-related grants in fiscal 2014 computed in accordance with ASC Topic 718 including the target shares issuable for performance share awards in 2014 and service and market-based restricted stock units. Excludes the grant date fair value for the fiscal 2013 and fiscal 2012 performance share awards because these performance awards were not awarded in fiscal 2014. The amounts included in the “Stock Award” column of the Summary Compensation Table for fiscal 2014 related to the performance awards awarded in fiscal 2013 and 2012 in aggregate are as follows: $839,658 for Mr. Rahim, $0 for Mr. Kheradpir, $797,692 for Ms. Denholm, $797,692 for Dr. Sindhu, $321,878 for Mr. Molinaro and $626,400 for Mr. Gaynor.

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Outstanding Equity Awards at Fiscal 2014 Year-End

The following table shows all outstanding equity awards held by our NEOs at December 31, 2014. As a result of Mr. Kheradpir’s resignation on November 9, 2014, as of December 31, 2014, Mr. Kheradpir did not have any equity awards outstanding.

	Option Awards						Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
	17,500	0	(3)		$25.20	11/20/2016
	10,000	0	(4)		$25.16	3/21/2015
	17,500	0	(5)		$15.09	3/20/2016
	54,000	0	(6)		$29.89	3/19/2017
	48,626	3,242	(7)		$40.26	3/18/2018
	6,000	0	(8)		$16.86	12/19/2015
							45,540	(9)	$1,016,453
Rami Rahim							46,200	(10)	$1,031,184
							55,400	(11)	$1,236,528
							66,000	(12)	$1,473,120
							66,000	(13)	$1,473,120
							54,534	(14)	$1,217,199	66,666	(14)	$1,487,985
							0	(15)	$0.00	53,700	(15)	$1,198,584
							0	(16)	$0.00	231,273	(16)	$5,162,013
							0	(17)	$0.00	53,700	(17)	$1,198,584
	65,000	0	(4)		$25.16	3/21/2015
	34,125	0	(18)		$14.68	2/20/2016
	100,000	0	(19)		$27.44	2/19/2017
	86,154	3,746	(20)		$44.00	2/18/2018
	63,750	26,250	(21)		$24.20	2/17/2019
							105,000	(22)	$2,343,600
Robyn M. Denholm							24,750	(23)	$552,420
							31,680	(10)	$707,098
							52,537	(11)	$1,172,626
							32,720	(14)	$730,310	40,000	(14)	$892,800
							0	(15)	$0.00	50,991	(15)	$1,138,119
							0	(17)	$0.00	50,991	(17)	$1,138,119
							21,220	(24)	$473,630	11,667	(24)	$260,407

Executive Compensation

	Option Awards						Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
	65,000	0	(4)		$25.16	3/21/2015
	86,000	0	(18)		$14.68	2/20/2016
	100,000	0	(19)		$27.44	2/19/2017
	86,154	3,746	(20)		$44.00	2/18/2018
	63,750	26,250	(21)		$24.20	2/17/2019
	110,000	0	(25)		$22.59	4/29/2015
	70,000	0	(25)		$22.59	4/29/2015
Pradeep Sindhu							49,500	(10)	$1,104,840
							31,680	(10)	$707,098
							26,955	(11)	$602,528
							32,720	(14)	$730,310	40,000	(14)	$892,800
							0	(15)	$0.00	26,201	(15)	$584,806
							0	(17)	$0.00	26,201	(17)	$584,806
							21,220	(24)	$473,630	11,667	(24)	$260,407
	40,000	0	(4)		$25.16	3/21/2015
	50,000	0	(19)		$27.44	2/19/2017
	62,291	2,709	(20)		$44.00	2/18/2018
	63,750	26,250	(21)		$24.20	2/17/2019
Mitch Gaynor							21,450	(10)	$478,764
							18,700	(11)	$417,384
							24,322	(14)	$542,867	29,733	(14)	$663,641
							0	(15)	$0.00	18,100	(15)	$403,992
							0	(17)	$0.00	18,100	(17)	$403,992
							18,190	(24)	$406,001	10,000	(24)	$223,200
	35,000	0	(26)		$21.56	5/15/2016
	44,789	0	(6)		$29.89	3/19/2017
	48,626	3,242	(7)		$40.26	3/18/2018
	11,458	17,188	(27)		$21.43	3/16/2019
	33,334	0	(28)		$26.10	12/18/2016
	6,250	5,000	(29)		$19.73	8/19/2018
Vincent Molinaro							66,000	(30)	$1,473,120
							19,800	(31)	$441,936
							29,868	(11)	$666,654
							3,375	(32)	$75,330
							11,115	(33)	$248,087	6,111	(33)	$136,398
							10,907	(34)	$243,444	13,333	(34)	$297,593
							0	(15)	$0.00	28,989	(15)	$647,034
							0	(17)	$0.00	28,989	(17)	$647,034

(1)	The number of shares and the payout value for the performance share awards set forth in the table reflect the target payout under such awards.
(2)	The closing price of Juniper common stock on 12/31/2014 was $22.32.
(3)	The option was granted on 11/20/2009. The shares became exercisable as to 25% of the shares on 11/20/2010 and vest monthly thereafter. They were fully vested on 11/20/2013.
(4)	The option was granted on 3/21/2008. The shares became exercisable as to 25% of the shares on 3/21/2009 and vested monthly thereafter. They were fully vested on 3/21/2012.
(5)	The option was granted on 3/20/2009. The shares became exercisable as to 25% of the shares on 3/20/2010 and vest monthly thereafter. They were fully vested on 3/20/2013.
(6)	The option was granted on 3/19/2010. The shares became exercisable as to 25% of the shares on 3/19/11 and vest monthly thereafter. They were fully vested on 3/19/2014.
(7)	The option was granted on 3/18/2011. The shares become exercisable as to 25% of the shares on 3/18/2012 and vest monthly thereafter to be fully vested on 3/18/2015 assuming continued employment with Juniper Networks.

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Juniper Networks, Inc. Notice of 2015 Annual Meeting and Proxy Statement	59

(8)	The option was granted on 12/19/2008. The shares became exercisable as to 25% of the shares on 12/19/2009 and vested monthly thereafter. They were fully vested on 12/19/2012.
(9)	The RSU was granted on 10/19/2012. The RSU vests 34% on 10/19/2013, 33% on 10/19/2014, and 33% on 10/19/2015.
(10)	The RSU was granted on 2/15/2013. The RSU vests 34% on 2/15/2014, 33% on 2/15/2015, and 33% on 2/15/2016.
(11)	The RSU was granted on 3/21/2014. The RSU vests 34% on 3/21/2015, 33% on 3/21/2016, and 33% on 3/21/2017.
(12)	The RSU was granted on 4/20/2012. The RSU vests 34% on 4/20/2013, 33% on 4/20/2014, and 33% on 4/20/2015.
(13)	The RSU was granted on 7/19/2013. The RSU vests 34% on 7/19/2014, 33% on 7/19/2015, and 33% on 7/19/2016.
(14)	The performance share award was granted on 2/15/2013. The award vests 100% on 2/19/2016, however, the number of shares that are ultimately received under the award depends on the achievement of objectives over fiscal year 2013, 2014 and 2015.
(15)	The performance share award was granted on 3/21/2014. The award vests 100% on 2/19/2017, however, the number of shares that are ultimately received under the award depends on the achievement of objectives over fiscal year 2014, 2015 and 2016.
(16)	The price vested RSU was granted on 11/21/2014. The exact number of shares issuable will be determined during a 4 year period commencing on 11/1/2015, and subject to the average closing market price of the Company’s common stock being equal to or exceeding specific stock prices measured over a period of 60 consecutive trading days.
(17)	The price vested RSU was granted on 3/21/2014. The exact number of shares issuable will be determined during a 4 year period commencing on 1/1/2016, and subject to the average closing market price of the Company’s common stock being equal to or exceeding specific stock prices measured over a period of 60 consecutive trading days.
(18)	The option was granted on 2/20/2009. The shares become exercisable as to 25% of the shares on 2/20/2010 and vest monthly thereafter. They were fully vested on 2/20/2013.
(19)	The option was granted on 2/19/2010. The shares become exercisable as to 25% of the shares on 2/19/2011 and vest monthly thereafter. They were fully vested on 2/19/2014.
(20)	The option was granted on 2/18/2011. The shares become exercisable as to 25% of the shares on 2/18/2012 and vest monthly thereafter to be fully vested on 2/18/2015 assuming continued employment with Juniper Networks.
(21)	The option was granted on 2/17/2012. The shares become exercisable as to 25% of the shares on 2/17/13 and vest monthly thereafter to be fully vested on 2/17/16 assuming continued employment with Juniper Networks.
(22)	The RSU was granted on 7/19/2013. The RSU vests 50% on 7/19/2014, 40% on 7/19/2015, and 10% on 7/19/2016.
(23)	The RSU was granted on 7/20/2012. The RSU vests 34% on 7/20/2013, 33% on 7/20/2014, and 33% on 7/20/2015
(24)	The performance share award was granted on 2/17/2012. The award vests 100% on 2/20/2015, however, the number of shares that are ultimately received under the award depends on the achievement of objectives over fiscal year 2012, 2013 and 2014.
(25)	The option was granted on 4/29/2005. The shares became exercisable as to 2.08% of the shares on 1/1/2006 and vested monthly thereafter. They were fully vested on 12/1/2009.
(26)	The option was granted on 5/15/2009. The shares became exercisable as to 25% of the shares on 5/15/2010 and vest monthly thereafter. They were fully vested on 5/15/2013.
(27)	The option was granted on 3/16/2012. The shares became exercisable as to 25% of the shares on 3/16/13 and vest monthly thereafter to be fully vested on 3/16/2015 assuming continued employment with Juniper Networks.
(28)	The option was granted on 12/18/2009. The shares became exercisable as to 25% of the shares on 12/18/2010 and vest monthly thereafter. They were fully vested on 12/18/2013.
(29)	The option was granted on 8/19/2011. The shares become exercisable as to 25% of the shares on 8/19/2012 and vest monthly thereafter to be fully vested on 8/19/2015 assuming continued employment with Juniper Networks.
(30)	The RSU was granted on 8/16/2013. The RSU vests 34% on 8/16/2014, 33% on 8/16/2015, and 33% on 8/16/2016.
(31)	The RSU was granted on 3/15/2013. The RSU vests 34% on 3/15/2014, 33% on 3/15/2015, and 33% on 3/15/2016.
(32)	The RSU was granted on 8/19/2011. The RSU vests 50% on 8/19/2013, 25% on 8/19/2014, and 25% on 8/19/2015.
(33)	The performance share award was granted on 3/16/2012. The award vests 100% on 2/20/2015, however, the number of shares that are ultimately received under the award depends on the achievement of objectives over fiscal year 2012, 2013 and 2014.
(34)	The performance share award was granted on 3/15/2013. The award vests 100% on 2/19/2016, however, the number of shares that are ultimately received under the award depends on the achievement of objectives over fiscal year 2013, 2014 and 2015.

Option Exercises and Stock Vested For Fiscal 2014

The following table shows all stock options exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting, by our NEOs during 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Rami Rahim	3,000	$26,950	252,455	$6,000,759
Shaygan Kheradpir	—	—	95,716	$2,282,827
Robyn M. Denholm	—	—	190,634	$4,807,058
Pradeep Sindhu	70,000	$556,500	71,530	$1,977,099
Vincent Molinaro	45,104	$260,113	74,591	$1,878,035
Mitchell Gaynor	267,969	$620,457	37,789	$1,050,346

Compensation Consultant Fee Disclosure

The Committee has the authority to engage its own advisors to assist in carrying out its responsibilities. In addition, the Committee is free to replace its compensation advisors or retain additional advisors at any time.

During 2014, the Committee engaged Semler Brossy Consulting Group, LLC (“Semler Brossy”) as its own advisor to provide analysis, advice and guidance to the Committee on executive compensation. Semler Brossy is an independent compensation advisor and has no other business than advising boards and management teams on executive compensation issues. Semler Brossy reported to the Committee and received its instructions from the Committee. As the Committee’s consultant, Semler Brossy made recommendations directly to the Committee, attended most Committee meetings in person or by phone, and attended portions of the Committee’s executive sessions without the involvement of management as required by the Committee and in order to support the Committee’s independent decision-making.

In advising the Committee, it was necessary for the consultant advisor to interact with management to gather information, but the Committee has adopted protocols governing if and when the consultant’s advice and recommendations to the Committee can be shared with management. These protocols are included in Semler Brossy’s engagement letter. The Committee also determines the appropriate forum for receiving consultant recommendations. Where the Committee deems appropriate, management invitees are present to provide context for the recommendations. This approach protects the Committee’s ability to receive objective advice from the consultant so that the Committee may make independent decisions about executive pay at the Company.

Semler Brossy performed the following services related to executive compensation at the request of the Committee in 2014:

●	Advised on 2014 target award levels within the annual and long-term incentive programs for executive officers;
●	Supported the Committee in determining pay actions for the CEO in February 2014;
●	Supported the Committee in developing the compensation package included in the offer letter for Mr. Rahim, our new CEO;

●	Assessed and recommended revisions to the Company’s market reference groups for collecting competitive pay data;
●

Evaluated the competitive positioning of the Company’s executive officers’ base salaries, annual incentive and long-term incentive compensation relative to our market reference groups (used in our evaluation of 2015 and 2014 pay actions);

●	Provided advice on the design of the Company’s 2014 annual and long-term incentive plans;
●	Assessed the competitiveness of the Company’s compensation practices for non-employee directors;
●	Evaluated the pay for performance relationship of our CEO on a realizable pay basis relative to our peers and relevant external benchmarks;
●	Reviewed and provided input on our Compensation Discussion and Analysis and Compensation Risk Assessment process;
●	Provided input into the Board’s CEO evaluation process; and
●	Provided regular, ongoing updates on regulatory and market developments related to executive pay.

Semler Brossy does not provide any other services to the Company and, therefore received no fees for additional services.

Independence Disclosure

The Compensation Committee considered Semler Brossy’s independence in light of the SEC rules and NYSE listing standards. At the Committee’s request, Semler Brossy provided information addressing the independence of the individual compensation advisor and consulting firm, including the following factors: (1) any other services provided by the consulting firm to the Company; (2) fees paid by the Company as a percentage of the consulting firm’s total revenue; (3) policies and procedures adopted by the consulting firm to prevent conflicts of interest; (4) any business or personal relationships between the individual compensation advisor and a member of the Compensation Committee; (5) any Company stock owned by the individual compensation advisor; and (6) any business or personal relationships between our executive officers and the individual compensation advisor or consulting firm. The Committee assessed these factors and concluded that Semler Brossy was independent under the SEC rules and NYSE listing standards.

Juniper Networks, Inc. Notice of 2015 Annual Meeting and Proxy Statement	61

Equity Compensation Plan Information

The following table provides information as of December 31, 2014 about our common stock that may be issued under the Company’s prior and existing equity compensation plans, including option plans and employee stock purchase plans. The table does not include information with respect to shares subject to outstanding options assumed by the Company in connection with acquisitions of the companies that originally granted those options.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders(1)	9,120,114	(2)(3)	$26.58	51,145,674	(4)
Equity compensation plans not approved by security holders	—		—	—
Total(5)	9,120,114		$26.58	51,145,674

(1)	Includes the 2006 Equity Incentive Plan (the “2006 Plan”), Amended and Restated 1996 Stock Plan (the “1996 Plan”) and the 2008 Employee Stock Purchase Plan (the “2008 Purchase Plan”). Effective May 18, 2006, additional equity awards under the 1996 Plan have been discontinued. Remaining authorized shares under the 1996 Plan that were not subject to outstanding awards as of May 18, 2006, were canceled on May 18, 2006. The 1996 Plan will remain in effect as to outstanding equity awards granted under the plan prior to May 18, 2006.
(2)	Excludes 17,946,911 shares subject to restricted stock units and performance share awards outstanding as of December 31, 2014 that were issued under the 2006 Plan.
(3)	Excludes purchase rights accruing under the Company’s 2008 Purchase Plan, which had a remaining stockholder-approved reserve of 3,300,479 shares as of December 31, 2014.
(4)	Consists of shares available for future issuance under the 2006 Plan and the 2008 Purchase Plan. As of December 31, 2014, an aggregate of 47,845,195 and 3,300,479 shares of common stock were available for issuance under the 2006 Plan and the 2008 Purchase Plan respectively. Under the terms of the 2006 Plan, any shares subject to any options under the Company’s 2000 Plan and 1996 Plan that were outstanding on May 18, 2006, and that subsequently expire unexercised, up to a maximum of an additional 75,000,000 shares, will become available for issuance under the 2006 Plan.
(5)	This table does not include equity awards that have been assumed by the Company in connection with the acquisition of other companies. As of December 31, 2014, a total of 743,300 shares of the Company’s common stock were issuable upon exercise of outstanding options, 274,528 shares subject to restricted stock units, 42,569 shares subject to outstanding performance share awards and 2,366,839 shares subject to restricted stock awards under plans assumed in connection with acquisitions. The weighted average exercise price of those outstanding options is $8.55 per share. No additional equity awards may be granted under those assumed plans.

Principal Accountant Fees and Services

The Audit Committee has appointed Ernst & Young LLP, an independent registered public accounting firm, as Juniper Networks’ auditors for the fiscal year ending December 31, 2015. Representatives of Ernst & Young are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Incurred by Juniper Networks for Ernst & Young LLP

Fees for professional services provided by the Company’s independent registered public accounting firm in each of the last two years are approximately:

	2014	2013
Audit fees	$4,895,395	$4,395,917
Audit-related fees	846,185	380,000
Tax fees	427,201	434,496
All other fees	—	—
Total	$6,168,781	$5,210,413

Principal Accountant Fees and Services

Audit fees are for professional services rendered in connection with the audit of the Company’s annual financial statements and the review of its quarterly financial statements. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements, and are not reported under “Audit Fees”. These services include accounting consultations in connection with transactions, attest services that are required by statute or regulation, and consultations concerning financial accounting and reporting standards. Tax fees are for professional services rendered for tax compliance, tax advice and tax planning.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. The Audit Committee has delegated such pre-approval authority to the chair of the committee. The Audit Committee pre-approved all services performed by the Company’s independent registered public accounting firm in 2014 and 2013.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth information, as of March 24, 2015 (except where another date is indicated), concerning:

●	beneficial owners of more than 5% of Juniper Networks’ common stock;
●	beneficial ownership by Juniper Networks directors and director nominees and the NEOs included in the Summary Compensation Table on page 55; and
●	beneficial ownership by all current Juniper Networks directors and current Juniper Networks executive officers as a group.

The information provided in the table is based on Juniper Networks’ records, information filed with the SEC and information provided to Juniper Networks, except where otherwise noted.

The number of shares beneficially owned by each entity, person, director or executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire as of May 23, 2015 (60 days after March 24, 2015 ) through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table. In addition, unless otherwise indicated, all persons named below can be reached at Juniper Networks, Inc., 1133 Innovation Way, Sunnyvale, California 94089.

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Juniper Networks, Inc. Notice of 2015 Annual Meeting and Proxy Statement	63

Beneficial Ownership Table

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
Holders of Greater Than 5%
Elliott Associates, L.P.
40 West 57th Street, New York, NY 10019	39,241,000	(2)	9.7%
The Vanguard Group
100 Vanguard Blvd., Malven, PA 19355	30,140,074	(3)	7.4%
Manning & Napier Advisors, LLC
290 Woodcliff Drive, Fairport, NY 14450	24,600,843	(4)	6.1%
BlackRock, Inc.
55 East 52nd Street, New York, NY 10022	23,777,375	(5)	5.9%
Directors and Named Executive Officers
Robert M. Calderoni(6)	44,197		*
Mary Cranston(7)	41,197		*
Gary Daichendt(8)	11,005		*
Robyn M. Denholm(9)	427,728		*
Kevin DeNuccio(10)	11,005		*
James Dolce(11)	2,442		*
Mitchell Gaynor(12)	235,913		*
Mercedes Johnson(13)	79,299		*
Shaygan Kheradpir	45,771		*
Scott Kriens(14)	6,330,949		1.6%
Rahul Merchant(15)	2,442		*
Vincent Molinaro(16)	226,237		*
Rami Rahim(17)	531,752		*
David Schlotterbeck(18)	89,285		*
Pradeep Sindhu(19)	5,053,852		1.2%
William R. Stensrud(20)	311,166		*
All Directors and Executive Officers as a Group (18 persons)(21)	13,561,497		3.3%

*	Represents holdings of less than one percent.
(1)

The percentages are calculated using 405,789,609 outstanding shares of the Company’s common stock on March 24, 2015, as adjusted pursuant to Rule 13d-3(d)(1)(i). Pursuant to Rule 13d-3(d)(1) of the Exchange Act, shares beneficially owned by a person or group includes shares of common stock that such person or group has the right to acquire within 60 days after March 24, 2015, which includes, but is not limited to, (i) shares subject to options exercisable within 60 days of March 24, 2015 and (ii) shares subject to RSUs or performance share awards that will vest within 60 days of March 24, 2015.

(2)

Based on a Schedule 13D/A filed by Elliott Associates, L.P. with the SEC on February 24, 2015, disclosing ownership as of February 24, 2015. The Schedule 13D/A was filed collectively by Elliott Associates L.P. and its wholly-owned subsidiaries (“Elliott”), Elliott International, L.P. (“Elliott International”) and Elliott International Capital Advisors Inc. (“EICA”). The business address of Elliott International is c/o Maples & Calder, P.O. Box 309, Ugland House, South Church Street, George Town, Cayman Islands, British West Indies, and the business address of EICA is 40 West 57th Street New York, New York 10019. According to the Schedule 13D/A, Elliott has sole voting and sole dispositive power for 13,341,940 shares, and Elliott International and EICA share voting and dispositive power for 25,899,060 shares.

(3)

Based on information reported, as of December 31, 2014, on Schedule 13G/A filed with the SEC on February 10, 2015 by The Vanguard Group (“Vanguard”). According to its Schedule 13G/A, Vanguard reported having the sole power to vote or direct the vote over 696,571 shares, the sole power to dispose of or to direct the disposition of 30,140,074 shares and the shared power to dispose or to direct the disposition of 661,629 shares.

(4)

Based on information reported, as of December 31, 2014, on Schedule 13G/A filed with the SEC on January 16, 2015 by Manning & Napier Advisors, LLC (“Manning & Napier”). According to its Schedule 13G/A, Manning & Napier reported having the sole power to vote or direct the vote over 20,412,413 shares and dispositive power over all shares beneficially owned.

(5)

Based on information reported, as of December 31, 2014, on Schedule 13G/A filed with the SEC on February 9, 2015 by BlackRock, Inc. and certain of its subsidiaries (collectively, “BlackRock”). According to its Schedule 13G/A, BlackRock reported having the sole power to vote or direct the vote over 20,045,418 shares and dispositive power over all shares beneficially owned.

(6)	Includes 11,005 shares which are subject to RSUs that will vest within 60 days of March 24, 2015.
(7)	Includes 30,192 shares held by the Mary B. Cranston Revocable Trust, of which Ms. Cranston is the trustee, and 11,005 shares which are subject to RSUs that will vest within 60 days of March 24, 2015.
(8)	Includes 11,005 shares which are subject to RSUs that will vest within 60 days of March 24, 2015.
(9)	Includes 297,150 shares which are subject to options that may be exercised within 60 days of March 24, 2015.
(10)	Includes 11,005 shares which are subject to RSUs that will vest within 60 days of March 24, 2015.
(11)	Includes 2,442 shares which are subject to RSUs that will vest within 60 days of March 24, 2015.
(12)	Includes 188,125 shares which are subject to options that may be exercised within 60 days of March 24, 2015.
(13)	Includes 61,005 shares which are subject to options and RSUs that may be exercised or that will vest within 60 days of March 24, 2015.
(14)

Includes 4,030,896 shares held by the Kriens 1996 Trust, of which Mr. Kriens and his spouse are the trustees; 180,000 shares held by KDI Trust LP; 2,000,000 shares held by the 2010 Kriens 20 year Charitable Remainder Trust, of which Mr. Kriens and his spouse are the trustees, and 11,005 shares which are subject to RSUs that will vest within 60 days of March 24, 2015.

(15)	Includes 2,442 shares which are subject to RSUs that will vest within 60 days of March 24, 2015.
(16)	Includes 191,553 shares which are subject to options that may be exercised within 60 days of March 24, 2015.
(17)

Includes 29,853 shares held by the Rahim Family Trust, of which Mr. Rahim and his spouse are the trustees, and 212,868 shares which are subject to options or RSUs that may be exercised or that will vest within 60 days of March 24, 2015.

(18)	Includes 61,005 shares which are subject to options and RSUs that may be exercised or that will vest within 60 days of March 24, 2015.
(19)

Includes 1,054,276 shares held by the Sindhu Investments, LP, a family limited partnership; 1,842,173 shares held by the Sindhu Family Trust, and 6,867 shares held by Dr. Sindhu’s spouse. Also includes 349,025 shares which are subject to options that may be exercised within 60 days of March 24, 2015.

(20)	Includes 294,630 shares held in trust and 11,005 shares which are subject RSUs or that will vest within 60 days of March 24, 2015.
(21)	Includes an aggregate of 1,501,933 shares which are subject to options or RSUs that may be exercised or that will vest within 60 days of March 24, 2015.

Executive Officer and Director Stock Ownership Guidelines

The Company has adopted stock ownership guidelines to further align the interests of the Company’s NEOs, certain former NEOs and the non-employee directors with the interests of its stockholders and promote the Company’s commitment to sound corporate governance.

The ownership guidelines applicable to NEOs are determined as a multiple of the officer’s base salary. The Company’s Chief Executive Officer is required to hold shares of Juniper Networks common stock with a value equal to at least three (3) times his or her annual base salary. The other NEOs are required to hold shares of Juniper Networks common stock with a value equal to one and one-half (1.5) times his or her annual base salary. This ownership guideline is initially calculated using the applicable base salary as of the later of (a) February 11, 2009, and (b) the date the person first became subject to these guidelines as a named executive officer. The base salary guideline for each person was re-calculated February 7, 2015 and will be re-calculated each third year thereafter, and will be based on applicable base salary in effect on such calculation date. NEOs are required to achieve the applicable level of ownership within five (5) years of the later of (a) the date the ownership guidelines were adopted or amended, and (b) the date the person was initially designated a named executive officer of the Company. Once a person has become an NEO, the person will be subject to these guidelines until he or she is no longer an officer or director of the Company, or, he or she has ceased to be identified as an NEO in the Company’s annual proxy statement for three consecutive years.

Outside directors are required to hold shares of Juniper Networks common stock with a value equal to five (5) times the amount of the annual retainer paid to outside directors for service on the Board (excluding additional committee retainers, if any). This ownership guideline is initially calculated using the annual cash retainer for service as a director (but not including additional retainers associated with committee or Chair service) as of the date the person first became subject to these guidelines as an outside director. The ownership guidelines were re-calculated based on applicable annual director retainers as of February 7, 2015 and will be recalculated each third year thereafter, and will be based on applicable annual Board retainer in effect on such calculation date. Outside directors are required to achieve the applicable level of ownership within five (5) years of the later of (a) the date the ownership guideline were adopted or amended, and (b) the date the person first became a non-employee member of the Board.

Shares of our common stock that count toward the satisfaction of the ownership guidelines include shares owned outright by the NEO or director or his or her immediate family members residing in the same household and shares held in trust for the benefit of the NEO or director or his or her family. The value of a share is measured on February 7th of each year as the greater of (i) the average closing price over the 12 months preceding the date of calculation and (ii) the purchase price actually paid by the person for such share of Company common stock. Persons subject to this ownership guideline (that is, those who have been in a covered role for five or more years) are in compliance with its requirements.

A complete copy of the Company’s equity ownership guidelines is available at the Investor Relations Center on our website at http://investor.juniper.net/investor-relations/default.aspx.

Juniper Networks, Inc. Notice of 2015 Annual Meeting and Proxy Statement	65

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of Juniper Networks common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities, and to furnish copies of such reports to the Company. Based solely on our review of the reports provided to us and on the written representations received from our directors and executive officers, we believe that during fiscal 2014, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements.

Certain Relationships and Related Transactions

The Company’s Worldwide Code of Business Conduct and Ethics (the “Code”) requires that the Company’s employees, officers and directors avoid conducting Company business with a relative or significant other, or with a business in which a relative or significant other is associated in any significant role (as used in the Code, a “related party transaction”). If the related party transaction (as defined in the Code or applicable SEC and NYSE rules and regulations) involves the Company’s directors or executive officers or is determined by the Company’s Chief Financial Officer to be material to the

Company (or if applicable SEC or NYSE rules require approval by the Audit Committee), the Audit Committee of the Board, in accordance with the Code and its charter, must review and approve the matter in writing in advance of any such related party transactions.

Since the beginning of fiscal year 2014, Juniper Networks has not been a participant in a transaction in which any related person of Juniper Networks had or will have a direct or indirect material interest, as contemplated by Item 404(a) of Regulation S-K under the Exchange Act.

Report of the Audit Committee of the Board of Directors

The following Audit Committee Report shall not be deemed to be “soliciting material” and should not be deemed “filed” and shall not be deemed to be incorporated by reference in future filings with the SEC, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee is composed entirely of non-management directors. The members of the Audit Committee meet the independence and financial literacy requirements of the NYSE and additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules. The Audit Committee operates under a written charter, which contains a description of the scope of the Audit Committee’s responsibilities and how they will be carried out, which may be found on the Company’s website at http://investor.juniper.net/investor-relations/corporate-governance/default.aspx.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including establishing and maintaining adequate internal control over the Company’s financial reporting. The independent registered public accounting firm of Ernst & Young LLP (“E&Y”) reports to the Audit Committee and E&Y is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with generally accepted auditing standards in the United States. The Audit Committee discussed with E&Y the overall scope and plans for the audit. The Audit Committee meets regularly with E&Y, with and without management present, to discuss the results of E&Y’s examinations, evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held 21 meetings during fiscal year 2014.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2014 with the Company’s management.
2.	The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by under the rules adopted by the Public Company Accounting Oversight Board.
3.	The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the Company’s independent registered public accounting firm its independence.
4.	Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the Company’s audited financial statements for the fiscal year ended December 31, 2014 be included in Juniper Networks’ Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Robert M. Calderoni (Chair)
Mary Cranston
Mercedes Johnson

Juniper Networks, Inc. Notice of 2015 Annual Meeting and Proxy Statement	67

Directions to Juniper Networks, Inc. Corporate Headquarters

1133 Innovation Way
Building A, Aristotle Conference Room
Sunnyvale, CA 94089

From San Francisco Airport:

●	Travel south on Highway 101.
●	Exit Highway 237 east in Sunnyvale.
●	Exit Mathilda and turn left onto Mathilda Avenue.
●	Continue on Mathilda Avenue and turn left onto Innovation Way.
●	Juniper Networks’ Corporate Headquarters, Building A, will be on the right side.

From San Jose Airport and points south:

●	Travel north on Highway 101 to Mathilda Avenue in Sunnyvale.
●	Exit Mathilda Avenue north.
●	Continue on Mathilda Avenue past Highway 237 and turn left onto Innovation Way.
●	Juniper Networks’ Corporate Headquarters, Building A, will be on the right side.

From Oakland Airport and the East Bay:

●	Travel south on Interstate 880 until you get to Milpitas.
●	Turn right on Highway 237 west.
●	Continue approximately 10-miles.
●	Exit Mathilda Avenue and turn right at the stoplight (Mathilda Avenue).
●	Continue on Mathilda Avenue and turn left onto Innovation Way.
●	Juniper Networks’ Corporate Headquarters, Building A, will be on the right side.

Building B
1137 Innovation Way
Building A
1133 Innovation Way
Parking
E St
5th Ave
West Ave
11th Ave
Innovation Way
N. Mathilda Ave
101
237

Annex A

JUNIPER NETWORKS, INC.

2015 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The Plan is intended to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Service Providers and to promote the success of the Company’s business.

The Plan permits the grant of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Shares, Performance Units, Deferred Stock Units and Dividend Equivalents. The Plan also provides for the automatic, non-discretionary grant of certain Awards to Outside Directors as further specified herein.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of equity incentive plans, the grant of Awards and the related issuance of Shares under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and under the laws, rules and regulations of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan or where Participants may reside and/or work, as such requirements shall be in place from time to time.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Shares, Performance Units, Deferred Stock Units or Dividend Equivalents.

(d) “Award Agreement” means the written or electronic agreement, in such form as the Administrator prescribes from time to time, setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the occurrence of any of the following events:

(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will

Juniper Networks, Inc. Notice of 2015 Annual Meeting and Proxy Statement	69

not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer (provided that such entity is controlled in substantially the same proportions by the Company’s stockholders who held the Company’s securities immediately before such transfer), or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for the Company’s stock (provided that the value of the Company’s stock exchanged for such assets shall be substantially equal to or greater than the value of such assets, as determined by the Board), (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(g) “Code” means the U.S. Internal Revenue Code of 1986, as amended.

(h) “Common Stock” means the common stock of the Company.

(i) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board or a duly authorized committee of the Board, in accordance with Section 4(a) of the Plan.

(j) “Company” means Juniper Networks, Inc., a Delaware corporation, or any successor thereto.

(k) “Company Group” means the Company, any Parent or Subsidiary, and any entity that, from time to time and at the time of any determination, directly or indirectly, is in control of, is controlled by or is under common control with the Company.

(l) “Consultant” means any natural person engaged by the Company Group to render services and who is compensated for such services, but who is neither an Employee nor a Director; provided, that a Consultant will include only those persons to whom the issuance of Common Stock may be registered under Form S-8 under the U.S. Securities Act of 1933, as amended.

(m) “Continuous Status as a Director” means that the Director relationship is not interrupted or terminated.

(n) “Deferred Stock Unit” means a deferred stock unit Award granted to a Participant pursuant to Section 15.

(o) “Director” means a member of the Board.

(p) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(q) “Dividend Equivalent” means a credit, payable in cash or Shares, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant. Dividend Equivalents may be subject to the same vesting restrictions as the related Shares subject to an Award, at the discretion of the Administrator.

(r) “Employee” means any person, including Officers and Directors, employed by the Company or any member of the Company Group. However, with respect to Incentive Stock Options, an Employee must be employed by the Company or any Parent or Subsidiary. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(s) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(t) “Fair Market Value” means the closing sales price of Common Stock on the date of determination (or the mean of the closing bid and asked prices for the Common Stock if no sales were reported) as reported by the New York Stock Exchange or such other source as the Administrator deems to be reliable. Notwithstanding the foregoing, if the determination date for the Fair Market Value occurs on a weekend, holiday or other non-Trading Day, the Fair Market Value will be the price as determined above on the immediately preceding Trading Day, unless otherwise determined by the Administrator. In addition, for purposes of determining the fair market value of Shares for any reason other than the determination of the exercise price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. The determination of fair market value for purposes of tax withholding may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.

(u) “Fiscal Year” means a fiscal year of the Company.

(v) “Full Value Award” means a grant of Restricted Stock, a Restricted Stock Unit, a Performance Share or a Deferred Stock Unit hereunder.

(w) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(x) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(y) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(z) “Option” means a stock option granted pursuant to the Plan.

(aa) “Optioned Stock” means the Common Stock subject to an Option.

(bb) “Outside Director” means a Director who is not an Employee.

(cc) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd) “Participant” means the holder of an outstanding Award.

Juniper Networks, Inc. Notice of 2015 Annual Meeting and Proxy Statement	71

(ee) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the performance measures for any performance period will be any one or more of the following objective performance criteria, applied to either the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Principles: (i) cash flow (including operating cash flow or free cash flow), (ii) cash position, (iii) revenue (on an absolute basis or adjusted for currency effects), (iv) revenue growth, (v) contribution margin, (vi) gross margin, (vii) operating margin (viii) operating expenses or operating expenses as a percentage of revenue, (ix) earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), (x) earnings per share, (xi) operating income, (xii) net income, (xiii) stock price, (xiv) return on equity, (xv) total stockholder return, (xvi) growth in stockholder value relative to a specified publicly reported index (such as the S&P 500 Index), (xvii) return on capital, (xviii) return on assets or net assets, (xix) return on investment, (xx) economic value added, (xxi) operating profit or net operating profit, (xxii) operating margin, (xxiii) market share, (xxiv) contract awards or backlog, (xxv) overhead or other expense reduction, (xxvi) credit rating, (xxvii) objective customer indicators, (xxviii) new product invention or innovation, (xxix) attainment of research and development milestones, (xxx) improvements in productivity, (xxxi) attainment of objective operating goals, and (xxxii) objective employee metrics. The Performance Goals may differ from Participant to Participant and from Award to Award. In particular, the Administrator may appropriately adjust any evaluation of performance under a Performance Goal to exclude (a) any extraordinary non-recurring items, (b) the effect of any merger, acquisition, or other business combination or divestiture or (c) the effect of any changes in accounting principles affecting the Company’s or a business units’, region’s, affiliate’s or business segment’s reported results.

(ff) “Performance Share” means a performance share Award granted to a Participant pursuant to Section 13.

(gg) “Performance Unit” means a performance unit Award granted to a Participant pursuant to Section 14.

(hh) “Plan” means this 2015 Equity Incentive Plan, as amended.

(ii) “Plan Minimum Vesting Requirements” means the minimum vesting requirements for Awards under Plan Section 4(b)(vi) hereunder.

(jj) “Restricted Stock” means a restricted stock Award granted to a Participant pursuant to Section 11.

(kk) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 12. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Unit Award Agreement, and each holder of a Restricted Stock Unit shall have no rights other than those of a general creditor of the Company.

(ll) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(mm) “Section 16(b)” means Section 16(b) of the Exchange Act.

(nn) “Section 409A” means Section 409A of the Code.

(oo) “Service Provider” means an Employee, Consultant or Director.

(pp) “Share” means a share of the Common Stock, as adjusted in accordance with Section 20 of the Plan.

(qq) “Stock Appreciation Right” or “SAR” means a stock appreciation right granted pursuant to Section 8 below.

(rr) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ss) “Tax Obligations” means tax and social insurance liability obligations and requirements in connection with the Awards, including, without limitation, (A) all federal, state, and local taxes (including the Participant’s Federal Insurance Contributions Act (FICA) obligation or other payroll taxes) that are required to be withheld by an entity in the Company Group, (B) any fringe benefit tax liability the responsibility for which the Participant has, or has agreed to bear, with respect to such Award or the Shares subject to the Award, and (C) any other taxes of an entity in the Company Group the responsibility for which the Participant has, or has agreed to bear, with respect to such Award or the Shares subject to the Award).

(tt) “Trading Day” means a day on which the applicable stock exchange or national market system is open for trading.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 20 of the Plan, the maximum aggregate number of Shares that may be issued under this Plan is (i) any Shares that, as of the date stockholders of the Company initially approve this Plan, have been reserved but not issued under the Company’s 2006 Equity Incentive Plan, as amended (the “2006 Plan”), to a maximum of 38,000,000 Shares, and (ii) Shares subject to stock options or other awards granted under the 2006 Plan or the Company’s 1996 Stock Incentive Plan that, after the date stockholders of the Company initially approve this Plan, expire or otherwise terminate without having been vested or exercised in full, to a maximum of 29,000,000 Shares. All of the Shares issuable under the Plan may be authorized, but unissued, or reacquired Common Stock.

(b) Share Conversion Ratio. Any Shares that are subject to Options, SARs shall be counted against the numerical limits of this Section 3 as one Share for every Share subject thereto. Any Shares subject to Full Value Awards with a per Share or unit purchase price lower than 100% of Fair Market Value on the date of grant shall be counted against the numerical limits of this Section 3 as two and one-tenth Shares for every one Share subject thereto. To the extent that a Share that was subject to an Award that counted as two and one-tenth Shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under the next paragraph of this Section 3, the Plan shall be credited with two and one-tenth Shares.

(c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to a Full Value Award, is forfeited to or repurchased by the Company at its original purchase price due to such Award failing to vest, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or repurchased Shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, when an SAR is exercised, the Shares subject to a SAR Award Agreement shall be counted against the numerical limits of Section 3 above, as one Share for every Share subject thereto, regardless of the number of Shares used to settle the SAR upon exercise (i.e., Shares withheld to satisfy the exercise price of an SAR shall not remain available for issuance under the Plan). Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if Shares of Full Value Awards are repurchased by the Company at their original purchase price or are forfeited to the Company due to such Awards failing to vest, such Shares shall become available for future grant under the Plan. Shares that are subject to an Option Award Agreement that are used to pay the exercise price of an Option shall not become available for future grant or sale under the Plan. Shares that are subject to an Award Agreement that are used to satisfy Tax Obligations shall not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not reduce the number of Shares available for issuance under the Plan. Any payout of Awards that are payable only in cash shall not reduce the number of Shares available for issuance under the Plan. Conversely, any forfeiture of Awards that are payable only in cash shall not increase the number of Shares available for issuance under the Plan. Notwithstanding

Juniper Networks, Inc. Notice of 2015 Annual Meeting and Proxy Statement	73

the foregoing and, subject to adjustment as provided in Section 20, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations thereunder, any Shares that become available for issuance under the Plan pursuant to Section 3(c).

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. If permitted by Applicable Laws, the Plan may be administered by different Committees with respect to different groups of Service Providers.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee consisting solely of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the Plan will be administered by a Committee constituted to comply with Rule 16b-3.

(iv) Administration With Respect to Other Persons. Other than as provided above, the Plan shall be administered by (A) the Board, (B) a committee designated by the Board, or (C) a sub-committee designated by the designated Committee, which Committee or sub-committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members and substitute new members, fill vacancies, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

(v) Administration With Respect to Automatic Grants to Outside Directors. Automatic grants to Outside Directors shall be pursuant to Section 10 hereof and therefore shall not be subject to any discretionary administration.

(b) Powers of the Administrator. Subject to the provisions of the Plan (including the non-discretionary automatic grant to Outside Director provisions of Section 10), and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value in accordance with Section 2(t) of the Plan;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine whether and to what extent Awards are granted hereunder;

(iv) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(v) to approve forms of agreement for use under the Plan, which, for the avoidance of doubt, need not be identical for each Participant or Award;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards vest or may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions (subject to compliance with applicable laws, including Code Section 409A), and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine; provided, however, that, subject to Section 4(d), Awards may not vest earlier than the one (1) year anniversary of the grant date (except if accelerated (A) pursuant to Section 20 hereof or pursuant to change of control severance agreements entered into by and between the Company and any Service Provider, (B) due to a Participant’s death, or (C) due to a Participant’s Disability);

(vii) to construe and interpret the terms of the Plan, Awards granted pursuant to the Plan and any other agreement defining the rights and obligations of the Company and the Participants under the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan;

(ix) to modify or amend each Award (subject to Section 6(c) and Section 24(c) of the Plan);

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to determine the terms and restrictions applicable to Awards;

(xii) to determine whether Awards will be adjusted for Dividend Equivalents and whether such Dividend Equivalents shall be subject to vesting;

(xiii) to adopt such modifications, procedures, plans and sub-plans as may be necessary, desirable or appropriate to comply with provisions of the laws of the United States or any other country, to allow for tax-preferred treatment of Awards or otherwise provide for or facilitate the participation by Participants who reside outside of the United States, in order to assure the viability of the benefits of Awards made to Participants located in the United States or such other jurisdictions and to further the objectives of the Plan; and

(xiv) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants and any other holders of any Awards granted under the Plan.

(d) Exception to Plan Minimum Vesting Requirements.

(i) Awards that result in issuing up to 5% of the maximum aggregate number of shares of Stock authorized for issuance under the Plan (the “5% Limit”) may be granted to any one or more Service Providers without respect to the Plan Minimum Vesting Requirements.

(ii) All Awards that have their vesting accelerated (A) pursuant to a Change in Control transaction described in Section 20(c) hereof (including vesting acceleration in connection with employment termination following such event), (B) due to a Participant’s death, or (C) due to a Participant’s Disability, shall not count against the 5% limit.

(iii) For the avoidance of doubt, if the Administrator accelerates the vesting of an Award but such acceleration does not result in the Plan Minimum Vesting Requirements not being satisfied for the that Award, this acceleration will not count toward the 5% Limit.

5. Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Shares, Performance Units, Deferred Stock Units and Dividend Equivalents may be granted to Service Providers. Incentive Stock Options may be granted only to Employees. Notwithstanding the foregoing, Outside Directors may only be granted Awards as specified in Section 10 hereof.

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6. Limitations.

(a) Section 162(m) Limitations. Subject to adjustment as provided in Section 20, during any Fiscal Year, no Employee may be granted:

(i) Options and Stock Appreciation Rights to purchase more than 2,000,000 Shares; provided, however, that such limit shall be 4,000,000 Shares in the Employee’s first Fiscal Year of Company service.

(ii) Restricted Stock and/or Performance Shares and/or Restricted Stock Units covering more than 1,000,000 Shares; provided, however, that such limit shall be 2,000,000 Shares in the Employee’s first Fiscal Year of Company service.

(iii) Performance Units, having an initial value greater than $2,000,000, provided, however, that such limit shall be $4,000,000 in the Employee’s first Fiscal Year of Company service.

(b) Outside Director Award Limitations. No Outside Director may be granted, in any Fiscal Year (i) stock-settled Awards with a grant date fair value (determined under U.S. generally accepted accounting principles) of more than $1,000,000, or (iii) cash-settled Awards with a grant date fair value (determined under U.S. generally accepted accounting principles) of more than $1,000,000. Any Awards granted to an individual while he or she is an Employee, or while he or she was a Consultant but not an Outside Director, shall not count against the foregoing limitation.

(c) No Repricing. Without the consent of the Company’s stockholders, (i) the exercise price for an Option or SAR may not be reduced and (ii) the Company may not pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, Options or SARs with an exercise price that is less than the current Fair Market Value. This shall include, without limitation, a repricing of the Option or SAR as well as an Option or SAR exchange program whereby the Participant agrees to cancel an existing Option or SAR in exchange for an Option, SAR or other Award. If an Option or SAR is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 20), the cancelled Option or SAR as well as any replacement Option or SAR will be counted against the limits set forth in section 6(a)(i) above. Moreover, if the exercise price of an Option or SAR is reduced, the transaction will be treated as a cancellation of the Option or SAR and the grant of a new Option or SAR.

7. Stock Options.

(a) Type of Option. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to a Participant’s Incentive Stock Options granted by the Company, any Parent or Subsidiary, that become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 7(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

(b) Term of Option. The term of each Option shall be stated in the Award Agreement; provided, however, that the term shall be seven (7) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Exercise Price and Consideration.

(i) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

(1) In the case of an Incentive Stock Option

a) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

b) granted to any Employee other than an Employee described in paragraph (a) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of cash; check; delivery of a properly executed exercise notice together with such other documentation as the Committee and the broker, if applicable, shall require to effect an exercise of the option and delivery to the Company of the sale proceeds required; or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws.

(iii) Expiration of Options. An Option granted under the Plan will expire upon the date determined by the Administrator and set forth in the Award Agreement.

8. Stock Appreciation Rights.

(a) Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. Subject to Section 6(a) hereof, the Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

(b) Exercise Price and other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a SAR shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than seven (7) years from the date of grant.

(c) Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised.

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(d) Payment upon Exercise of SAR. At the discretion of the Administrator, but only as specified in the Award Agreement, payment for a SAR may be in cash, Shares or a combination thereof. If the Award Agreement is silent as to the form of payment, payment of the SAR may only be in Shares.

(e) SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, whether it may be settled in cash, Shares or a combination thereof, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(f) Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.

9. Exercise of Option or SAR. Any Option or SAR granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Participant, and as shall be permissible under the terms of the Plan. An Option or SAR shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option or SAR by the person entitled to exercise the Option or SAR and, with respect to Options only, full payment for the Shares with respect to which the Option is exercised has been received by the Company. With respect to Options only, full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 7(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company or as evidenced by the issuance of a stock certificate) of the Shares, no right to vote or receive dividends or any other rights as a stockholder of the Company shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the issuance of the Shares, except as provided in Section 20 of the Plan.

10. Automatic Grants to Outside Directors.

(a) Procedure for Grants. All grants of Awards to Outside Directors under this Plan shall be automatic and non-discretionary and shall be made strictly in accordance with the provisions in this Section 10:

(i) No person shall have any discretion to select which Outside Directors shall be granted Awards or to determine the number of Shares to be covered by Awards granted to Outside Directors.

(ii) At each of the Company’s annual stockholder meetings each Outside Director who is elected at (or whose term continues after) such meeting shall be automatically granted Restricted Stock Units for a number of Shares equal to the Annual Value (rounded down to the nearest whole share). Each award specified in this subsection (ii) is generically referred to as an “Annual Award”. The “Annual Value” means the number equal to $225,000 divided by the average daily closing price over the six month period ending on the last day of the fiscal year preceding the date of grant.

(iii) Each person who first becomes an Outside Director (including a Director who has transitioned from an employee Director to an Outside Director) on a date other than the date of the Company’s annual stockholder meeting shall automatically be granted on the date such person becomes an Outside Director Restricted Stock Units (each such award specified in this subsection (iii) is referred to as an “Initial Award”) for a number of Shares equal to a number determined by multiplying the Annual Value used for calculating the Annual Awards granted at the annual stockholder meeting immediately preceding the date of such Initial Award (the “Last Annual Meeting Date”) by a fraction, the numerator of which is 365 minus the number of days between the Last Annual Meeting Date and the date the person first became or becomes an Outside Director and the denominator of which is 365, rounded down to the nearest whole Share.

(iv) Notwithstanding the provisions of subsections (ii) or (iii) hereof, in the event that an automatic grant hereunder would cause the number of Shares subject to outstanding Awards plus the number of Shares previously purchased upon exercise of Options or issued upon vesting of Restricted Stock Units or other Full Value Awards to exceed the number of Shares available for issuance under the Plan, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors receiving Awards on the applicable automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan.

(v) Each Annual Award and Initial Award shall become 100% vested on the earlier of (A) the one year anniversary of the grant date, and (B) the day prior to the date of the Company’s next annual stockholder meeting, subject in either case to the Participant maintaining Continuous Status as a Director through the vesting date.

(b) Reservation of Rights. The Board reserves the right to amend this Section 10, including to increase the limit on Annual Awards or Initial Awards or to provide for additional Awards to Outside Directors.

11. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Employees and Consultants as shall be determined by the Administrator, in its sole discretion. Subject to Section 6(a) hereof as well as the Plan Minimum Vesting Requirements, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component.

(b) Restricted Stock Award Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the purchase price (if any), any vesting conditions, the number of Shares granted and such other terms and conditions as the Administrator, in its sole discretion, shall determine. Unless determined otherwise by the Administrator, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares, if any, have lapsed.

(c) Transferability. Except as provided in this Section 11, Section 18, or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable vesting period (if any).

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 11, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the vesting period or at such other time as the Administrator may determine. Subject to the Plan Minimum Vesting Requirements, the Administrator, in its discretion, may reduce or waive any vesting criteria and may accelerate the time at which any restrictions will lapse or be removed. The Administrator, in its discretion, may establish procedures regarding the release of Shares from escrow and/or removal of legends, as necessary or appropriate to minimize administrative burdens on the Company.

(f) Legend on Certificates. The Administrator, in its discretion, may require that one or more legends be place on the certificates representing Restricted Stock to give appropriate notice of the applicable restrictions.

(g) Voting Rights. During the vesting period, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(h) Dividends and Other Distributions. During the vesting period, Participants holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. Any such dividends or distributions shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid, unless otherwise provided in the Award Agreement.

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(i) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company.

12. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it shall advise the Participant in writing or electronically of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units and the form of payout, which, subject to Section 6(a) hereof, may be left to the discretion of the Administrator. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Restricted Stock Units to acquire Shares. Notwithstanding the foregoing, the Administrator, in its discretion, may provide in an Award Agreement evidencing any Restricted Stock Unit Award that a Participant shall be entitled to receive Dividend Equivalents with respect to Shares having a record date prior to the date on which the Restricted Stock Units held by such Participant are settled or forfeited.

(b) Vesting Criteria and Other Terms. Subject to the Plan Minimum Vesting Requirements, the Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as specified in the Restricted Stock Unit Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) set forth in the Restricted Stock Unit Award Agreement. The Administrator, in its sole discretion, but only as specified in the Award Agreement, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. If the Award Agreement is silent as to the form of payment, payment of the Restricted Stock Units may only be in Shares.

(e) Cancellation. On the date set forth in the Restricted Stock Unit Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.

13. Performance Shares.

(a) Grant of Performance Shares. Subject to the terms and conditions of the Plan, Performance Shares may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. Subject to Section 6(a) hereof as well as the Plan Minimum Vesting Requirements, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Performance Share award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares. Performance Shares shall be granted in the form of units to acquire Shares. Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units to acquire Shares.

(b) Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Shares granted under the Plan. Performance Share grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Shares Award Agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

(c) Performance Share Award Agreement. Each Performance Share grant shall be evidenced by an Award Agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.

14. Performance Units.

(a) Grant of Performance Units. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Units. Performance Units shall be granted in the form of units to acquire Shares. Each Performance Unit shall equal the cash equivalent of one Share of Common Stock and shall be settled in cash equal to the Fair Market Value of the underlying Shares, determined as of the vesting date. No right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Performance Units or the cash payable thereunder.

(b) Number of Performance Units. Subject to Section 6(a) hereof, the Administrator will have complete discretion in determining the number of Performance Units granted to any Participant.

(c) Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Units granted under the Plan. Performance Unit grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the grant is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Unit agreement as a condition of the award. Any certificates representing the units awarded shall bear such legends as shall be determined by the Administrator.

(d) Performance Unit Award Agreement. Each Performance Unit grant shall be evidenced by an agreement that shall specify such terms and conditions as the Administrator, in its sole discretion, shall determine.

15. Deferred Stock Units.

(a) Description. Deferred Stock Units shall consist of a Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator, subject to the Plan Minimum Vesting Requirements. Each Deferred Stock Unit represents an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Deferred Stock Unit Award Agreement, and each holder of a Deferred Stock Unit shall have no rights other than those of a general creditor of the Company.

(b) Section 162(m) Limits. Deferred Stock Units shall be subject to the annual 162(m) limits applicable to the underlying Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit Award as set forth in Section 6 hereof.

16. Leaves of Absence/Transfer Between Locations/Change of Status. Awards will be subject to the Company’s leave of absence policy adopted by the Administrator. A Participant will not cease to be a Service Provider in the case of (i) transfers between locations of the Company or other members of the Company Group, or (ii) a change in status from Employee to Consultant or vice versa.

17. Part-Time Service. Unless otherwise required by Applicable Laws, if as a condition to being permitted to work on a less than full-time basis, the Participant agrees that any service-based vesting of Awards granted hereunder shall be extended on a proportionate basis in connection with such transition to a less than a full-time basis, vesting shall be adjusted in accordance with such agreement. Such vesting shall be proportionately re-adjusted prospectively in the event that the Employee subsequently becomes regularly scheduled to work additional hours of service.

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18. Non-Transferability of Awards. Except as determined otherwise by the Administrator in its sole discretion, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant (or the Participant’s guardian or legal representative).

19. Tax Provisions.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any Tax Obligations are due, the Company and/or any entity in the Company Group will have the power and the right to deduct or withhold, or require a Participant to remit to the Company and/or the appropriate entity in the Company Group, an amount sufficient to satisfy all Tax Obligations.

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may designate the method or methods by which a Participant may satisfy such Tax Obligations. As determined by the Administrator in its discretion from time to time, these methods may include one or more of the following (A) paying cash, (B) having the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the Tax Obligations, (C) delivering to the Company already-owned Shares having a fair market value equal to the Tax Obligations, (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the Tax Obligations, (e) retaining from salary or other amounts payable to the Participant cash having a sufficient value to satisfy the Tax Obligations, or (f) any other means which the Administrator, in its sole discretion, determines to both comply with Applicable Laws, and to be consistent with the purposes of the Plan. The amount of Tax Obligations will be deemed to include any amount that the Administrator agrees may be withheld at the time the election is made.

(c) Compliance with Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. Each payment or benefit under this Plan and under each Award Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Plan, each Award and each Award Agreement under the Plan is intended to be exempt from or otherwise meet the requirements of Section 409A and will be construed and interpreted, including but not limited with respect to ambiguities and/or ambiguous terms, in accordance with such intent, except as otherwise specifically determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A.

20. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, the annual share limitations under Sections 6(a) and (b) hereof, and the number of Shares subject to Annual Award grants to Outside Directors under Section 10 hereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award. Except as otherwise expressly provided herein or pursuant to an Award Agreement, no adjustment of any Award shall be made for cash dividends or other rights for which the record date occurs prior to the date issuance of any Shares subject to such Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion (but not with respect to Options or SARS granted, if any, to Outside Directors) may provide for a Participant to have the right to exercise his or her Option or SAR for a period prior to such transaction determined by the Administrator in its sole discretion as to all of the Shares covered by such Awards, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised (with respect to Options and SARs) or vested (with respect to other Awards), an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control.

(i) Stock Options and SARs. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Option and SAR shall be assumed or an equivalent Option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Shares covered by such Award, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or Change in Control, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable for a period of time of time determined by the Administrator in its sole discretion, and the Option or SAR shall terminate upon the expiration of such period.

(ii) Full Value Awards and Dividend Equivalents. In the event of a merger of the Company with or into another corporation or entity or a Change in Control, each outstanding Full Value Award and Dividend Equivalent shall be assumed or an equivalent Full Value Award or Dividend Equivalent substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Full Value Awards or Dividend Equivalents, the Participant shall fully vest in such Full Value Awards or Dividend Equivalents which would not otherwise be vested. For purposes of this paragraph, a Full Value Award and Dividend Equivalent shall be considered assumed if, following the merger or Change in Control, the award confers the right to purchase or receive, for each Share (or with respect to Dividend Equivalents and Performance Units, the cash equivalent thereof) subject to the Award immediately prior to the transaction, the consideration (whether stock, cash, or other securities or property) received in the transaction by holders of the Company’s common stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award (other than Dividend Equivalents and Performance Units) to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of the Company’s common stock in the merger or Change in Control.

21. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider, nor will they interfere in any way with the Participant’s right or the employing entity’s right to terminate such relationship at any time, with or without cause. A Participant’s rights, if any, in respect of or in connection with any Award are derived solely from the discretionary

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decision of the Company to permit the Participate to participate in the Plan and to benefit from a discretionary Award. By accepting an Award hereunder, a Participant expressly acknowledges and agrees that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards. Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation, or other remuneration for purposes of pension, benefits, severance, redundancy, resignation or any other purpose.

22. Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award. Notice of the determination shall be given to each Service Provider to whom an Award is so granted within a reasonable time after the date of such grant.

23. Term of Plan. Subject to Section 24(b) of the Plan, the Plan will become effective upon its approval by the Company’s stockholders and will continue in effect for a period of ten (10) years from the date the Plan was approved by the Board.

24. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.

25. Conditions Upon Issuance of Shares.

(a) Legal Compliance. The granting of Awards and the issuance and delivery of Shares under the Plan shall be subject to all Applicable Laws, and to such approvals by any governmental agencies or national securities exchanges as may be required. Shares will not be issued pursuant to the exercise or vesting of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws, and may be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise or payout, as applicable, of an Award, the Company may require the person exercising such Option or SAR, or in the case of another Award (other than a Dividend Equivalent paid in cash or Performance Unit), the person receiving the Shares upon vesting, to render to the Company a written statement containing such representations and warranties as, in the opinion of counsel for the Company, may be required to ensure compliance with any of the aforementioned relevant provisions of law, including a representation that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required.

26. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

27. Miscellaneous.

(a) Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of the Plan shall continue in effect.

(b) Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

(c) Clawback. An Award granted under the Plan will be subject to any provisions of Applicable Laws providing for the recoupment or clawback of incentive compensation; the terms of any Company recoupment, clawback or similar policy in effect at the time of grant of the Award; and any recoupment, clawback or similar provisions that may be included in the applicable Award Agreement.

(d) Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

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Annex B

JUNIPER NETWORKS, INC.

2008 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock through accumulated payroll deductions. The Company’s intention is to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code (the “423(b) Plan”), although the Company makes no undertaking nor representation to maintain such qualification. The provisions of the 423(b) Plan, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan document authorizes the grant of rights to purchase stock that do not qualify under Section 423(b) of the Code (“Non-Section 423(b) Plan”) pursuant to rules, procedures or sub-plans adopted by the Board or Committee designed to achieve tax, securities law or other Company compliance objectives in particular locations outside the United States. Such references to the Plan include the 423(b) and the Non-Section 423(b) Plan components.

If grants are intended to be made under the Non-Section 423(b) Plan, they will be designated as such at the time of grant.

2. Definitions.

(a) “Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(e) A change in the composition of the Board occurring within a two (2) year period, as a result of which less than a majority of the Directors are Incumbent Directors. “Incumbent Directors” means Directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors to the Company).

(f) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(g) “Committee” means a committee of the Board appointed in accordance with Section 14 hereof.

(h) “Common Stock” means the common stock of the Company.

(i) “Company” means Juniper Networks, Inc., a Delaware corporation.

(j) “Compensation” means an Employee’s base straight time gross earnings and commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, sales commission, and other compensation.

(k) “Designated Subsidiary” means any Parent or Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.

(l) “Director” means a member of the Board.

(m) “Employee” means any individual who is a common law employee of an Employer and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer, provided, however that under the Non-Section 423(b) Plan, the Board or Committee appointed by the Board may determine that Employees are eligible to participate in the Plan even if they are employed for less than twenty (20) hours per week or less than five (5) months in any calendar year by the Employer, if such Employee has a right to participate in the Plan under applicable law. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave.

(n) “Employer” means any one or all of the Company and its Designated Subsidiaries.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(p) “Exercise Date” means the last day of each Offering Period.

(i) “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(ii) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iv) In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.

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(q) “Fiscal Year” means the fiscal year of the Company.

(r) “New Exercise Date” means a new Exercise Date implemented by shortening any Offering Period then in progress.

(s) “Non-Section 423(b) Plan” shall mean an employee stock purchase plan which does not meet the requirements set forth in Section 423(b) of the Code, as amended.

(t) “Offering Date” means the first Trading Day of each Offering Period.

(u) “Offering Period” means a period of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after February 1 and terminating on the last Trading Day in the period ending the following July 31, or commencing on the first Trading Day on or after August 1 and terminating on the last Trading Day in the period ending the following January 31. The duration and timing of Offering Periods may be changed pursuant to Sections 4, 20 and 21.

(v) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(w) “Plan” means this Juniper Networks, Inc. 2008 Employee Stock Purchase Plan., which includes a Section 423(b) Plan and a Non-Section 423(b) Plan. Unless specified otherwise, references to the Plan herein shall refer to the Section 423(b) Plan.

(x) “Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for future Offering Periods pursuant to Section 20.

(y) “Section 423(b) Plan” means an employee stock purchase plan which is designed to meet the requirements set forth in Section 423(b) of the Code, as amended. The provisions of the 423(b) Plan shall be construed, administered and enforced in accordance with Section 423(b) of the Code.

(z) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(aa) “Trading Day” means a day on which the national stock exchanges and the Nasdaq System are open for trading.

3. Eligibility.

(a) Offering Periods. Any individual who is an Employee on a given Offering Date will be eligible to participate in such Offering Period, subject to the requirements of Section 5.

(b) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods. The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after February 1 and August 1 each year, or on such other date as the Administrator will determine. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation. An Employee may participate in the Plan pursuant to Section 3(a) by (i) submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Offering Date, a properly completed subscription agreement authorizing payroll deductions in the form provided by the Administrator (which may be similar to the form attached hereto as Exhibit A) for such purpose, or (ii) following an electronic or other enrollment procedure prescribed by the Administrator. Participants in the offering period under the Company’s 1999 Employee Stock Purchase Plan ending on or about January 30, 2009 shall, on termination of such offering period, automatically be enrolled in the Offering Period under this Plan commencing on the first Trading Day on or after February 1, 2009 at the same contribution levels as last elected under the 1999 Employee Stock Purchase Plan.

6. Payroll Deductions.

(a) At the time a participant enrolls in the Plan pursuant to Section 5, he or she will elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period. The Administrator, in its discretion, may decide that an Employee may submit contributions to the Non-Section 423(b) Plan by means other than payroll deductions. A participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b) Payroll deductions for a participant will commence on the first pay day following the Offering Date and will end on the last pay day prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

(c) All payroll deductions made for a participant will be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

(d) A participant may discontinue his or her participation in the Plan as provided in Section 10, or may decrease the rate of his or her payroll deductions during the Offering Period by (i) properly completing and submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Exercise Date, a new subscription agreement authorizing the change in payroll deduction rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator. If a participant has not followed such procedures to change the rate of payroll deductions, the rate of his or her payroll deductions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 6(d)). The Administrator may, in its sole discretion, limit the nature and/or number of payroll deduction rate changes that may be made by participants during any Offering Period. Any change in payroll deduction rate made pursuant to this Section 6(d) will be effective as of the first full payroll period following five (5) business days after the date on which the change is made by the participant.

(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b), a participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Subject to Section 423(b)(8) of the Code and Section 3(b) hereof, payroll deductions will recommence at the rate originally elected by the participant effective as of the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

(f) At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s or Employer’s federal, state, or any other tax withholding liability payable to any authority, national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company or the Employer may, but will not be obligated to, withhold from the participant’s

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compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the Employee.

7. Grant of Option. On the Offering Date of each Offering Period, each Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Employee be permitted to purchase during any twelve (12) month period more than six thousand (6,000) shares of the Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase will be subject to the limitations set forth in Sections 3(b) and 13. The Employee may accept the grant of such option with respect to any Offering Period under the Plan, by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that each Employee may purchase during each Offering Period. Exercise of the option will occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.

8. Exercise of Option.

(a) Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option will be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares of Common Stock will be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share will be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10. Any other funds left over in a participant’s account after the Exercise Date will be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b) If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Offering Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or terminate all Offering Periods then in effect pursuant to Section 20. The Company may make a pro rata allocation of the shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.

9. Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each participant the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. No participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the participant as provided in this Section 9.

10. Withdrawal.

(a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s payroll office (or its designee) a written notice of withdrawal in the form prescribed by the Administrator for such purpose (which may be similar to the form attached hereto as Exhibit B), or (ii) following an electronic or other withdrawal procedure prescribed by the Administrator. All of the participant’s payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period, unless the participant re-enrolls in the Plan in accordance with the provisions of Section 5.

(b) A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11. Termination of Employment. Upon a participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such participant’s option will be automatically terminated.

12. Interest. No interest will accrue on the payroll deductions of a participant in the Plan.

13. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Common Stock which will be made available for sale under the Plan will be twenty-six million (26,000,000) shares.

(b) Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

(c) Shares of Common Stock to be delivered to a participant under the Plan will be registered in the name of the participant or, at the sole discretion of the Company, in the name of the participant and his or her spouse.

14. Administration.

The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties. Notwithstanding any provision to the contrary in this Plan, and, with respect to the Section 423(b) Plan, to the extent permissible under Code Section 423 and proposed or final Treasury Regulations promulgated thereunder (and other Internal Revenue Service guidance), the Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling payroll deductions, making of contributions to the Plan, defining eligible Compensation, establishment of bank or trust accounts to hold payroll deductions, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates which vary with local requirements.

The Administrator may also adopt rules, procedures or sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. To the extent inconsistent with the requirements of Section 423, such sub-plan shall be considered part of the Non-Section 423(b) Plan, and rights granted thereunder shall not be considered to comply with Code Section 423.

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15. Designation of Beneficiary.

(a) At the sole discretion of the Administrator, a participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant at any time by notice in a form determined by the Administrator. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c) All beneficiary designations will be in such form and manner as the Administrator may designate from time to time.

16. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17. Use of Funds. The Company may use all payroll deductions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions. Until shares of Common Stock are issued, participants will only have the rights of an unsecured creditor with respect to such shares.

18. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

19. Adjustments, Dissolution, Liquidation, Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock which may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 7 and 13.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c) Merger or Change in Control. In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date and will end on the New Exercise Date. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20. Amendment or Termination.

(a) The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason; provided, however, that adding additional shares available for sale under the Plan (other than pursuant to Section 19(a)) shall require stockholder approval. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to participants’ accounts which have not been used to purchase shares of Common Stock will be returned to the participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable.

(b) Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) amending the Plan to conform with the safe harbor definition under Statement of Financial Accounting Standards 123(R), including with respect to an Offering Period underway at the time;

(ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(iii) shortening any Offering Period by setting a New Exercise Date, including an Offering Period underway at the time of the Administrator action;

(iv) reducing the maximum percentage of Compensation a participant may elect to set aside as payroll deductions; and

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(v) reducing the maximum number of shares a participant may purchase during any Offering Period.

Such modifications or amendments will not require stockholder approval or the consent of any Plan participants.

21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Term of Plan. The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It will continue in effect for a term of twenty (20) years, unless sooner terminated under Section 20.

24. Reimbursement of Taxes. The Administrator shall have the discretion to require reimbursement from any Plan participant in full for any liability that the Company or the Employer incurs towards any tax paid or payable in respect to participant’s participation in the Plan, the grant of any option pursuant to the Plan, or the exercise of participant’s option, provided that such reimbursement is provided for in the subscription agreement. The Company may require security for such reimbursement of taxes as a precondition to participant participating in the Plan, the grant of any option, or the exercise of this option on behalf of Participant. The Administrator shall have the authority to approve additional documents or forms which may be requested by the Company for such security, collection or otherwise for reimbursement of such taxes to the Company.

25. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

JUNIPER NETWORKS, INC.
ATTN: INVESTOR RELATIONS
1133 INNOVATION WAY
SUNNYVALE, CA 94089

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	For	Against	Abstain

01	Robert M. Calderoni	☐	☐	☐

02	Gary Daichendt	☐	☐	☐

03	Kevin DeNuccio	☐	☐	☐

04	James Dolce	☐	☐	☐

05	Mercedes Johnson	☐	☐	☐

06	Scott Kriens	☐	☐	☐

07	Rahul Merchant	☐	☐	☐

08	Rami Rahim	☐	☐	☐

09	Pradeep Sindhu	☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)				☐

10 William Stensrud		☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.		For	Against	Abstain

2	Ratification of Ernst & Young LLP, an independent registered public accounting firm, as auditors.	☐	☐	☐

3	Approval of the Juniper Networks, Inc. 2015 Equity Incentive Plan, including approval of its material terms and performance goals for purposes of Internal Revenue Code Section 162(m).	☐	☐	☐

4	Approval of an amendment and restatement to the Juniper Networks, Inc. 2008 Employee Stock Purchase Plan to increase the maximum number of shares available for sale thereunder by 7,000,000 shares.	☐	☐	☐

5	Approval of a non-binding advisory resolution on executive compensation.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The LTR/NPS/10K COMBO is/are available at www.proxyvote.com.

JUNIPER NETWORKS, INC.
2015 ANNUAL MEETING OF STOCKHOLDERS
Tuesday, May 19, 2015
9:00 a.m. Pacific time

Juniper Networks, Inc.
1133 Innovation Way
Building A, Aristotle Conference Room
Sunnyvale, CA 94089

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 19, 2015

This proxy will be voted as specified on the reverse side. If no choice is specified, the proxy will be voted ''FOR'' the election of the nominees on item 1, "FOR" items 2 ,3 ,4 and 5 in the discretion of the proxies with respect to such other business as may properly come before the meeting.

By signing the proxy, you revoke all prior proxies and appoint Robyn M. Denholm and Mitchell L. Gaynor, and each of them, with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. The above named proxies are authorized to vote in their discretion upon such other matters as may properly come before the Annual Meeting or any adjournments thereof.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side